Registration No. 811-08928

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2008

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM N-lA

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940                                               |_|

Amendment No. 15                                                             |X|
(Check appropriate box or boxes)

                            HSBC INVESTOR PORTFOLIOS
               (Exact name of registrant as specified in charter)
                                3435 Stelzer Road
                            Columbus, Ohio 43219-3035
                    (Address of principal executive offices)
       Registrant's Telephone Number, including area code: (617) 470-8000

                         Richard A. Fabietti, President
                                452 Fifth Avenue
                            New York, New York 10018
                     (Name and address of agent for service)
                  Please send copies of all communications to:

                                  David Harris
                                   Dechert LLP
                               1775 I Street, N.W.
                           Washington, D.C. 20006-2401

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                                     PART A

                    HSBC INVESTOR CORE FIXED INCOME PORTFOLIO
                 HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO
                 HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO
           HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO
               HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO
                         HSBC INVESTOR GROWTH PORTFOLIO
                  HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO
                       HSBC INVESTOR OPPORTUNITY PORTFOLIO
                          HSBC INVESTOR VALUE PORTFOLIO


                                FEBRUARY 28, 2008

   HSBC Investor Portfolios (the "Portfolio Trust") is an open-end management investment company that was organized as a trust under the law of the State of New York on November 1, 1994. Beneficial interests of the Portfolio Trust are divided into the following series, the HSBC Investor Core Fixed Income Portfolio ("Core Fixed Income Portfolio"), HSBC Investor Core Plus Fixed Income Portfolio ("Core Plus Fixed Income Portfolio"), HSBC Investor High Yield Fixed Income Portfolio ("High Yield Fixed Income Portfolio"), HSBC Investor Intermediate Duration Fixed Income Portfolio ("Intermediate Duration Fixed Income Portfolio"), HSBC Investor Short Duration Fixed Income Portfolio ("Short Duration Fixed Income Portfolio"), HSBC Investor Growth Portfolio ("Growth Portfolio"), HSBC Investor International Equity Portfolio ("International Equity Portfolio"), HSBC Investor Opportunity Portfolio ("Opportunity Portfolio") and HSBC Investor Value Portfolio ("Value Portfolio") (each, a "Portfolio" and, collectively, the "Portfolios"), which are described herein. The Core Fixed Income Portfolio, Core Plus Fixed Income Portfolio, High Income Portfolio, Intermediate Duration Portfolio and Short Duration Portfolio are collectively referred to herein as the "Income Portfolios" and the Growth Portfolio, International Equity Portfolio, Opportunity Portfolio and Value Portfolio are collectively referred to herein as the "Equity Portfolios." Additional series may be established in the future.


   Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


   Responses to Items 1, 2, 3 and 8 of Form N-1A have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

    INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND
                        DISCLOSURE OF PORTFOLIO HOLDINGS


Investment Objectives, Policies and Strategies

   The following summary describes the investment objectives and principal investment strategies of each Portfolio. This Part A does not disclose all the types of securities or investment strategies that the Portfolios may use. The Portfolios' Part B provides more information about the securities, investment strategies and risks described in this Part A.

   There can be no assurance that the Portfolios will achieve their investment objectives. The investment objective of each Portfolio may be changed without investor approval. If there is a change in the investment objective of a Portfolio, investors in such Portfolio should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs.

   For purposes of the discussions of each Portfolio's investment objectives and principal investment strategies, unless otherwise indicated, "investment grade" debt securities are defined as those rated by one or more nationally recognized statistical rating organizations ("NRSROs") within one of the four highest quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor's Division of The McGraw-Hill Companies, Inc. ("S&P") or Fitch Investors Service, Inc. ("Fitch") or Aaa, Aa, A or Baa by Moody's Investors Service, Inc. ("Moody's")), or in the case of unrated securities, determined by HSBC Investments (USA) Inc., the Portfolio's investment adviser (the "Adviser"), to be of comparable quality.

   For purposes of the descriptions of the investment objectives and principal investment strategies of each Income Portfolio set forth below, the following applies:

   The "total return" sought by the Portfolio consists of income earned on investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security; and

   o "Duration" refers to the range within which the modified duration of a portfolio is expected to fluctuate. Modified duration measures the expected sensitivity or market price to change in interest rates, taking into account the effects of structural complexities (for example, some bonds can be prepaid by the issuer).

   HSBC INVESTOR CORE FIXED INCOME PORTFOLIO

   The investment objective of the Core Fixed Income Portfolio is to maximize total return, consistent with reasonable risk and prudent investment management.


   The Portfolio may purchase securities of various maturities, but expects to maintain an average portfolio duration of 3 to 7 years. Duration refers to the range within which the modified duration of a Fund portfolio is expected to fluctuate. Modified duration measures the expected sensitivity of market price to change in interest rates, taking into account the effects of structural complexities (for example, some bonds can be prepaid by the issuer).

   The Portfolio invests primarily in a diversified portfolio of dollar-denominated investment grade debt securities, such as U.S. Government securities, corporate debt securities, commercial paper, mortgage and asset-backed securities. The Portfolio may also invest in preferred stock, convertible securities, structured notes, variable and floating rate debt obligations and certificates of deposit, but does not currently intend to invest in any fixed income securities rated below investment grade (or if unrated, judged to be of investment grade quality by the subadviser).


   The Portfolio may invest up to 25% of its total assets in U.S.
dollar-denominated securities of foreign issuers.

   Consistent with its investment objective, the Portfolio:

      o will normally invest at least 80% of its assets in fixed income securities.

      o may invest without limitation in mortgage-related securities including mortgage-backed and asset-backed securities (which are debt securities backed by pools of mortgages, including pass-through certificates and other senior classes of collateralized mortgage obligations (CMOs), or other receivables).

      o may invest in fixed and floating-rate loans, including in the form of loan participations and assignments.

      o     may invest in convertible securities (including preferred stocks).

      o may invest in municipal securities, including residual interest bonds.

      o may invest in variable and floating rate securities, including up to 5% of total assets in any combination of interest-only, principal-only or invest floater securities.

      o may lend its securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes.


      o may invest to a limited extent in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, swaps, and credit default swaps, and similar types of instruments that provide exposure to investment returns of the bond market.


      o may invest in structured notes, loan participations and assignments, and may hold common stock or warrants received as the result of an exchange or tender of fixed income securities.

      o may engage in repurchase transactions, where the Portfolio purchases a securities and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

      o may invest in debt obligations of commercial banks and savings and loan associates in, such as certificates of deposit, time deposits, and bankers' acceptances.

      o may purchase and sell securities on a when-issued or forward commitment basis, in which a security's price and yield are fixed on the date of the commitment buy payment and delivery are scheduled for a future date.

      o may take short positions by selling borrowed securities with the intention of repurchasing them at a profit on the expectation that the market price will fall. The Portfolio will only take short positions if its exposure on the short sale is covered by way of ownership of the security sold short, an equivalent security, or a security convertible into such security.


   Halbis Capital Management (USA) Inc. ("Halbis"), as subadviser, securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.


HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO

   The investment objective of the Core Plus Fixed Income Portfolio is to maximize total return, consistent with reasonable risk.

   Under normal market conditions, the Portfolio invests at least 80% of its net assets in fixed income securities, such as U.S. government securities and corporate debt securities, commercial paper, mortgage-backed and asset-backed securities, and similar securities issued by foreign governments and corporations. The Portfolio may also invest in preferred stocks, convertible securities and high yield/high risk debt securities (sometimes referred to as "junk bonds").

   The Portfolio may purchase securities of various maturities, but expects to maintain an average portfolio duration of 2.5 to 7 years.

   Consistent with its investment objective, the Portfolio:

      o will normally invest at least 80% of its net assets in fixed income securities, such as U.S. government securities, corporate debt securities and commercial paper, mortgage-backed and asset-backed securities, obligations of foreign governments or international entities, and foreign currency exchange-related securities.

      o may invest more than 50% of its assets in mortgage-backed securities including mortgage pass-through securities, mortgage-backed bonds and CMOs, that carry a guarantee of timely payment.

      o may lend its securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes.

      o may invest in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, and swaps to help achieve its investment objective. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.


      o may invest up to 25% of its total assets in high yield/high risk securities, without any minimum rating or credit quality.

      o may invest up to 30% of its total assets in securities denominated in foreign currencies (including, to a limited extent, those in emerging markets), and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers.


      o     may invest in floating and variable rate instruments.

      o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

      o may invest in debt obligations of commercial banks and savings and loan associations. These instruments would include certificates of deposit, time deposits, and bankers' acceptances.

      o may purchase and sell securities on a when-issued basis or a forward commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.


   In managing the Portfolio, Halbis, as subadviser focuses on sector rotation and security selection, and the yield curve. Duration management is also considered. Halbis selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO


   The primary investment objective of the High Yield Fixed Income Portfolio is to provide a high level of current income, and its secondary objective is capital appreciation.


   Under normal market conditions, the Portfolio invests at least 80% of its net assets in fixed income securities that are rated in the lower rating categories of established rating services (Ba1 or lower by Moody's and BB+ or Lower by S&P) or, if unrated, are determined by the subadviser to be of comparable quality. These securities are commonly referred to as "junk bonds." The Portfolio will generally not invest in securities rated at the time of the investment in the lowest rating categories (Ca or below for Moody's and CC or below for S&P) but may continue to hold securities which are subsequently downgraded. However, it has authority to invest in securities rated as low as C and D by Moody's and S&P, respectively.

   The Portfolio combines top-down analysis of industry sectors and themes with bottom-up fundamental research.

   The Portfolio expects to maintain an average weighted portfolio maturity of 3 to 15 years. In choosing investments for the Portfolio, Halbis, as subadviser:


      o analyzes business conditions affecting investments, including changes in economic activity and interest rates, availability of new investment opportunities, and the economic outlook for specific industries.

      o continually analyzes individual companies, including their financial condition, cash flow and borrowing requirements, value of assets in relation to cost, strength of management, responsiveness to business conditions, credit standing and anticipated results of operations.


      o seeks to identify undervalued sectors and securities through analysis of various criteria including credit quality and liquidity.


      o seeks to moderate risk by investing among a variety of industry sectors and issuers.

   Consistent with its investment objective, the Portfolio:

      o will normally invest at least 80% of its net assets in high yield, high risk fixed income securities.


      o may invest all of its assets in debt securities and convertible securities (including preferred stocks) rated below the fourth highest rating category by S&P or Moody's, and unrated securities of comparable quality.


      o may invest up to 20% as its assets in distressed securities (securities of companies undergoing or expected to undergo bankruptcy or restructuring in an effort to avoid insolvency).

      o may invest up to 30% as its assets in securities of non-U.S. issuers, including, to a limited extent, those in emerging markets.


      o may lend securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes.


      o may invest in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, swaps, and credit default swaps, and similar types of instruments that provide exposure to investment returns of the high yield bond market. The Portfolio may do so for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.

      o may invest in floating and variable rate instruments and obligations.

      o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

      o     may invest in investment grade fixed income securities.

      o may invest in debt obligations of commercial banks and savings and loan associations, such as certificates of deposit, time deposits, and bankers' acceptances.

      o may purchase and sell securities on a when-issued or forward commitment basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.

      o may take short positions by selling borrowed securities with the intention of repurchasing them at a profit on the expectation that the market price will fall. The Portfolio will only take short positions if its exposure on the short sale is covered by way of ownership of the security sold short, an equivalent security, or a security convertible into such security.

      o may purchase mortgage-backed and asset-backed securities (which are debt securities backed by pools of mortgages, including pass through certificates and other senior classes of collateralized mortgage obligations (CMOs), or other receivables).


   Halbis selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The subadviser combines top-down analysis of currency trends, industry sectors and themes with bottom-up fundamental research. The subadviser may sell securities for a variety of reasons, such as to realize profits, limit losses or take advantage of better investment opportunities.


   HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO

   The investment objective of the Intermediate Duration Fixed Income Portfolio is to maximum total return, consistent with reasonable risk.


   The Portfolio invests primarily in investment grade fixed income securities. The average portfolio duration of the Portfolio normally varies within 3 to 6 years based on projected interest rates. Duration refers to the range within which the modified duration of a portfolio is expected to fluctuate. Modified duration measures the expected sensitivity of market price to change in interest rates, taking into account the effects of structural complexities (for example, some bonds can be prepaid by the issuer).


   Consistent with its investment objective, the Portfolio:


  o normally will invest at least 80% of its net assets in fixed income securities. These securities may include U.S. government securities and corporate debt securities, commercial paper, mortgage-backed and asset-backed securities and similar securities issued by foreign governments and corporations. The Portfolio may also invest in preferred stocks and convertible securities and may invest up to 25% of its assets in high yield/high risk debt securities (sometimes referred to as "junk bonds") without any minimum rating or credit quality.


  o may invest more than 50% of its assets in mortgage-backed securities including mortgage pass-through securities, mortgage-backed bonds and CMOs, that carry a guarantee of timely payment.


  o may invest up to 30% of its total assets in securities denominated in foreign currencies (including, to a limited extent, those in emerging markets), and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers.

  o may lend securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio also may borrow money for temporary or emergency purposes.


  o may invest in derivative instruments, including but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, and swaps. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.

  o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

  o may invest in debt obligations of commercial banks and savings and loan associations. These instruments include certificates of deposit, time deposits, and bankers' acceptances.

  o may purchase and sell securities on a when-issued basis or forward commitment basis, in which a security's price and yield are fixed on the date of commitment but payment and delivery are scheduled for a future date.


In managing the Portfolio, Halbis, as subadviser, focuses on sector rotation and security selection, and the yield curve. Duration management is also considered. Halbis selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The subadviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.


   HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO

   The investment objective of the Short Duration Portfolio is to maximize total return, consistent with preservation of capital and prudent investment management.


   The Portfolio may purchase securities of various maturities, but expects to maintain an average portfolio duration of 1 to 3 years. Duration refers to the range within which the modified duration of a portfolio is expected to fluctuate. Modified duration measures the expected sensitivity of market price to change in interest rates, taking into account the effects of structural complexities (for example, some bonds can be prepaid by the issuer).

   The Portfolio invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P's, or, if unrated, determined by the subadviser to be of comparable quality. The Portfolio may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers.

   The Portfolio may invest in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investments techniques.


   Consistent with its investment objective, the Portfolio:

      o will normally invest at least 80% of its assets in fixed income securities.

      o may invest without limitation in mortgage-related securities including mortgage-backed and asset-backed securities (which are debt securities backed by pools of mortgages, including pass-through certificates and other senior classes of collateralized mortgage obligations (CMOs), or other receivables).

      o may invest in fixed and floating-rate loans, including in the form of loan participations, structured notes and assignments.


      o may invest in convertible securities (including preferred stocks) and may hold common stock or warrants received as the result of an exchange or tender of fixed income securities.


      o may invest up to 10% of its assets in high yield/ high risk securities rated below the fourth highest rating category by S&P or Moody's, and unrated securities of comparable quality.


      o may invest in municipal securities, including residual interest bonds.

      o may invest in variable and floating rate securities, including up to 5% of total assets in any combination of interest-only, principal-only or invest floater securities.

      o may invest is securities of foreign (non-U.S.) issuers, including, up to 5% of its assets in securities of issuers in emerging or developing markets.

      o     may invest in "event-linked" bonds and other securities.

      o may lend its securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes.

      o may invest to a limited extent in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, swaps, and credit default swaps to help achieve its investment objective. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.

      o may engage in repurchase transactions, where the Portfolio purchases a securities and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

      o may invest in debt obligations of commercial banks and savings and loan associates in, such as certificates of deposit, time deposits, and bankers' acceptances.

      o may purchase and sell securities on a when-issued or forward commitment basis, in which a security's price and yield are fixed on the date of the commitment buy payment and delivery are scheduled for a future date.

      o may take short positions by selling borrowed securities with the intention of repurchasing them at a profit on the expectation that the market price will fall. The Portfolio will only take short positions if its exposure on the short sale is covered by way of ownership of the security sold short, an equivalent security, or a security convertible into such security.


      In managing the Portfolio, Halbis, as subadviser focuses on sector rotation and security selection, and the yield curve. Duration management is also considered. Halbis selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. The subadviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.




   HSBC INVESTOR GROWTH PORTFOLIO

   The investment objective of the Growth Portfolio is long-term growth of capital.

   Under normal market conditions, the Portfolio will primarily invest in U.S. and foreign equity securities of high quality companies with market capitalizations generally in excess of $2 billion, which Waddell & Reed Investment Management Company, the Portfolio's sub-adviser, believes have the potential to generate superior levels of long-term profitability and growth.

   The sub-adviser uses a "growth" style of investing. It selects growth companies which it anticipates will create superior wealth over time and potentially have sustainable competitive advantages. The sub-adviser's selection process is a blend of quantitative and fundamental research. From a quantitative standpoint, it concentrates on profitability, capital intensity, cash flow and valuation measures, as well as earnings growth rates. Once the quantitative research is completed, it conducts its internal research. The sub-adviser searches to identify those companies that it anticipates will possess a sustainable competitive advantage. The sub-adviser seeks to outperform the Russell 1000 Growth Index.


   Consistent with its investment objective, the Portfolio:

o may invest in a broad range of equity securities of U.S. and foreign companies, including debt securities, warrants or rights that can be converted into common stock.

o may invest in derivative instruments, including, but not limited to, futures contracts, options on securities, securities indices and foreign currencies.

o may invest up to 20% of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as "junk bonds."

o may invest without limit in short-term debt and other high-quality, fixed income securities, including U.S. and foreign government securities, certificates of deposit and bankers' acceptances of U.S. and foreign banks, and commercial paper of U.S. or foreign issuers.

o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

o may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income.


   The sub-adviser may sell securities for a variety of reasons, such as to realize profits, limit losses or take advantage of better investment opportunities.


   HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO

   The International Equity Portfolio's investment objective is to seek long-term growth of capital and future income.

   Under normal market conditions, the Portfolio invests at least 80% of its net assets in equity securities of companies organized and domiciled in developed nations outside the United States or for which the principal trading market is outside the United States, including Europe, Canada, Australia and the Far East.


   The approach to investing of AllianceBernstein L.P., the Portfolio's sub-adviser, relies on extensive field research and direct company contact. It is a fundamental value-oriented approach that attempts to identify the difference between the underlying value of a company and the price of its security in the market.


   Consistent with its investment objective, the Portfolio:

      o will normally invest at least 80% of its net assets in equity securities of foreign corporations, consisting of common stocks, and other securities with equity characteristics, including preferred stock, warrants, rights, securities convertible into common stock, trust certificates, limited partnership interests and equity participations.

      o may invest up to 20% of its assets in equity securities of companies in emerging markets.

      o intends to have at least three different countries other than the United States represented in its portfolio and intends to invest primarily in companies with large market capitalizations.


      o may invest in derivative instruments including, but not limited to, foreign currency futures contracts and options on foreign currencies and foreign currency futures. [The Portfolio may do so only for hedging purposes or for cash management purposes, as a substitute for investing directly in equity or fixed income securities.]


      o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

      o may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income.

      o may purchase and sell securities on a "when-issued" basis, in which a security's price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.


   Under exceptional circumstances, the Portfolio may temporarily invest part or all of its assets in fixed income securities denominated in foreign currencies, domestic or foreign government securities, and nonconvertible preferred stock, or hold its assets in cash or cash equivalents.


   Investments will be sold if they no longer meet the Portfolio's criteria for investment.

   HSBC INVESTOR OPPORTUNITY PORTFOLIO

   The Opportunity Portfolio's investment objective is to seek long-term growth of capital.


   Under normal market conditions, the Portfolio primarily invests in equity securities of small cap companies. The Portfolio may also invest in bonds, notes, commercial paper, U.S. Government securities, and foreign securities. Small cap companies generally are defined as those that have market capitalizations within the range of market capitalizations represented in the Russell 2500(R) Growth Index. The Portfolio may also invest in equity securities of larger, more established companies if they are expected to show increased earnings. The Portfolio was previously named the HSBC Small Cap Equity Portfolio.

      Westfield Capital Management Company, LLC, the Portfolio's sub-adviser, uses a bottom-up, as opposed to a top-down, investment style in managing the Portfolio. Securities are selected based upon fundamental analysis of a company's cash flow, industry position, potential for high-profit margins, and strength of management, as well as other factors.


   Consistent with its investment objective, the Portfolio:


      o will primarily invest in small-cap equity securities. The Portfolio will generally focus on small cap emerging growth companies that are early in their life cycle. Small cap companies are defined by the sub-adviser as those companies with market capitalizations within the range of market capitalizations of companies represented in the Russell 2500(R) Growth Index (as of January 31, 2008, between $38 million and $14 billion). This index is a widely recognized, unmanaged index of small cap common stock prices.

         The sub-adviser would expect these companies to have products, technologies, management, markets and opportunities which will facilitate earnings growth over time that is well above the growth rate of the overall economy and the rate of inflation. Investments in growth companies may include securities listed on a securities exchange or traded in the over-the-counter markets.


      o may invest in larger, more established companies whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand or basic changes in the economic environment.

      o  may invest up to 20% of its assets in foreign securities.

      o will invest primarily in common stocks, but may, to a limited extent, seek appreciation in other types of securities when relative values and market conditions make such purchases appear attractive.


      o may invest in derivative instruments, including, but not limited to, financial and foreign currency futures contracts as well as options on securities, foreign currencies, and foreign currency futures. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in fixed income securities, but may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives.


      o may invest in fixed income securities, which may include bonds, debentures, mortgage securities, notes, bills, commercial paper, and U.S. Government securities.

      o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

      o may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income.

   The Portfolio may invest part or all of its assets in cash (including foreign currency) or short-term obligations during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests. These investments may include certificates of deposit, commercial paper, short-term notes and U.S. Government securities.

   Investments will be sold if they no longer meet the Portfolio's criteria for investment.

   HSBC INVESTOR VALUE PORTFOLIO

   The investment objective of the Value Portfolio is long-term growth of capital and income.

   Under normal market conditions, the Portfolio invests primarily in U.S. and foreign equity securities of companies with large and medium capitalizations that possess opportunities under appreciated or misperceived by the market.


   NWQ Investment Management Company, LLC, the sub-adviser, utilizes a "value" style of investing. It seeks to identify undervalued companies where a catalyst exists - such as new management, industry consolidation, company restructuring or a change in the company's fundamentals - to recognize value or improve a company's profitability. The investment process seeks to add value through active management and through research aimed at selecting companies that reflect hidden opportunities under priced by the market. The sub-adviser's value driven investment strategy is based on bottom up fundamental research, which focuses on fundamental valuation, qualitative analysis and downside protection.


   Consistent with its investment objective, the Portfolio:

      o may invest in a broad range of equity securities of U.S. and foreign companies, including debt securities, warrants or rights that can be converted into common stock.

      o may invest in derivative instruments, including, but not limited to, futures contracts, options on securities, securities indices and foreign currencies.

      o may invest up to 20% of its assets, in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as "junk bonds."

      o may invest without limit in short-term debt and other high-quality, fixed income securities, including U.S. and foreign government securities, certificates of deposit and bankers' acceptances of U.S. and foreign banks, and commercial paper of U.S. or foreign issuers.


      o may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

      o may invest up to 25% of its assets in dollar-denominated securities of non-U.S. issuers that are traded on a U.S. stock exchange and American Depository Receipts.


      o may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income.


   Investments will be sold if they no longer meet the Portfolio's criteria for investment.


RISK FACTORS

   An investment in a Portfolio is subject to investment risks, including the possible loss of the principal amount invested. Each Portfolio's performance per share will change daily based on many factors, including fluctuation in interest rates, the quality of the instruments in the Portfolio's investment portfolio, national and international economic conditions and general market conditions.

   Generally, each Portfolio, if applicable, will be subject to the following risks:


   o MARKET RISK: Issuer, political, or economic developments can affect a single issuer, issuers within an industry or economic sector or geographic region, or the market as a whole. The value of securities fluctuates in response to issuer, political, market, and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of securities can react differently to these developments. For example, with respect to equity securities, large cap stocks can react differently from small cap or mid-cap stocks, and "growth" stocks can react differently from "value" stocks.


   o FIXED INCOME SECURITIES: The value of investments in fixed income securities will fluctuate as interest rates decrease or increase. In addition, these securities may accrue income that is distributable to shareholders even though the income may not yet have been paid to a Portfolio. If so, a Portfolio may need to liquidate some of its holdings and forego the purchase of additional income-producing assets. Regarding certain federal agency securities or government sponsored entity securities (such as debt securities or mortgage-backed securities issued by Freddie Mac, Fannie Mae, Federal Home Loan Banks, and other government sponsored agencies), you should be aware that although the issuer may be chartered or sponsored by Acts of Congress, the issuer is not funded by Congressional appropriations, and its securities are neither guaranteed nor insured by the United States Treasury.


   o CREDIT RISK: A Portfolio could lose money if the issuer of a fixed income security owned by the Portfolio is unable to meet its financial obligations.


   o DERIVATIVES: A Portfolio may invest in various types of derivative securities. Generally, a derivative is a financial arrangement the value of which is based on (or "derived" from) a traditional security, asset, or market index. Derivative securities include, but are not limited to, options and futures transactions, forward foreign currency exchange contracts, swaps, mortgage- and asset-backed securities, and "when-issued" securities. There are, in fact, many different types of derivative securities and many different ways to use them.

      The use of derivative securities is a highly specialized activity and there can be no guarantee that their use will increase the return of a Portfolio or protect its assets from declining in value. In fact, investments in derivative securities may actually lower a Portfolio's return if such investments are timed incorrectly or are executed under adverse market conditions. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. In addition, the lack of a liquid market for derivative securities may prevent a Portfolio from selling unfavorable positions, which could result in adverse consequences.


      Derivatives are subject to a number of risks described elsewhere in this Part A, such as liquidity risk, interest rate risk, market risk, and credit risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. An investment in a derivative could lose more than the principal amount invested. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial. If a Portfolio uses derivatives for leverage to enhance its returns, it will be subject to leverage risk.


      Each Portfolio may invest in different kinds of derivative securities. Part B contains detailed descriptions of the derivative securities in which each Portfolio may invest and a discussion of the risks associated with each security. To request a copy of Part B, please refer to the back cover of this Part A.

   o LEVERAGE RISK: Certain transactions give rise to a form of leverage. The use of leverage may cause a Portfolio to liquidate portfolio positions when it may not be advantageous to do so. Leverage, including borrowing, may cause a Portfolio to be more volatile, because leverage tends to exaggerate the effect of any increase or decrease in the value of the Portfolio's portfolio securities.

   o LIQUIDITY RISK/ILLIQUID SECURITIES: Each Portfolio may, at times, hold illiquid securities, by virtue of the absence of a readily available market for certain of its investments, or because of legal or contractual restrictions on sale. The Portfolios will not invest more than 15% of their net assets in securities deemed to be illiquid. A Portfolio could lose money if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio. A Portfolio could lose money if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio.

   o PORTFOLIO TURNOVER: Each Portfolio is actively managed and, in some cases the Portfolio's portfolio turnover, may exceed 100%. A higher rate of portfolio turnover increases brokerage and other expenses, which must be borne by the Portfolios and their shareholders and may result in a lower net asset value. High portfolio turnover (over 100%) also may result in the realization of substantial net short-term capital gains, which when distributed are taxable to shareholders. The trading costs and tax affects associated with turnover may adversely affect a Portfolio's performance.


   o TEMPORARY DEFENSIVE POSITIONS: In order to meet liquidity needs or for temporary defensive purposes, each Portfolio may invest up to 100% of its assets in fixed income securities, money market securities, certificates of deposit, bankers' acceptances, commercial paper or in equity securities which, in the Adviser's opinion, are more conservative than the types of securities that the Portfolio typically invests in. To the extent a Portfolio is engaged in temporary or defensive investments, the Portfolio will not be pursuing, and may not achieve, its investment objective.


   o RETURNS ARE NOT GUARANTEED: An investment in a Portfolio is neither insured nor guaranteed by the U.S. Government. Shares of the Portfolios are not deposits or obligations of, or guaranteed or endorsed by HSBC or any other bank, and the shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

SPECIFIC RISK FACTORS: FOREIGN SECURITIES
(CORE PLUS FIXED INCOME PORTFOLIO, HIGH YIELD FIXED INCOME PORTFOLIO, INTERMEDIATE DURATION FIXED INCOME PORTFOLIO, GROWTH PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO, OPPORTUNITY PORTFOLIO, VALUE PORTFOLIO)

   Foreign securities involve investment risks different from those associated with domestic securities. Foreign investments may be riskier than U.S. investments because of unstable international political and economic conditions, foreign controls on investment and currency exchange rates, withholding taxes, or a lack of adequate company information, liquidity, and government regulation.

   Investments in foreign emerging markets present greater risk than investing in foreign issuers in general. The risk of political or social upheaval is greater in foreign emerging markets. In addition, a number of emerging markets restrict foreign investment in stocks. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Moreover, many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility.


   Investments in foreign markets typically involve currency risks. The Income Portfolios listed above may use techniques to increase exposure to a currency or shift exposure from one currency to another. Fluctuations in exchange rates between the U.S. dollar and foreign currencies, or between various foreign currencies, may negatively affect an instrument. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency denominated investments and may widen any losses.

   Although the Portfolios may seek to reduce currency risk by hedging part or all of their exposure to various foreign currencies, such Portfolios are not required to do so, and if such techniques are employed there is no assurance that they will be successful.

SPECIFIC RISK FACTORS: LENDING OF PORTFOLIO SECURITIES (ALL PORTFOLIOS): In order to generate additional income, the Portfolios may lend portfolio securities to qualified broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. As with other extensions of credit, there are risks of losses due to delay in recovery or the sufficiency of collateral held for the loan, should the borrower default or fail financially.

SPECIFIC RISK FACTORS: REPURCHASE AGREEMENTS (ALL PORTFOLIOS): The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of the securities. There is also the risk that the seller of the agreement may become insolvent and subject to liquidation.


SPECIFIC RISK FACTORS: HIGH YIELD/HIGH RISK SECURITIES
(CORE PLUS FIXED INCOME PORTFOLIO, HIGH YIELD FIXED INCOME PORTFOLIO, INTERMEDIATE DURATION FIXED INCOME PORTFOLIO, GROWTH PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO, OPPORTUNITY PORTFOLIO, VALUE PORTFOLIO)

   High yield/high risk securities ("junk bonds") may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. If the issuer of high yield/high risk securities defaults, the Portfolio may incur additional expenses to seek recovery. High yield/high risk securities may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely effect and cause large fluctuations in the daily net asset value of the Portfolios. Bonds rated below investment grade are considered speculative with respect to the issuer's continuing ability to meet principal and interest payments. In the event of a payment problem by an issuer of high yield, high risk bonds, more senior debt holders (such as bank loans and investment grade bonds) will likely be paid a greater portion of the total outstanding debt owed by the issuer. Because investing in bonds rated below investment grade involves greater investment risk, achieving a Portfolio's investment objective will depend more on the portfolio managers' analysis than would be the case if the Portfolios were investing in higher-quality bonds.

   Except where a minimum rating or credit quality is specified, there is no minimum limit on the rating or credit quality for a Portfolio's investments in high yield securities ("junk bonds"). In such cases a Portfolio may invest in distressed securities (securities of companies undergoing or expected to undergo bankruptcy or restructuring in an effort to avoid insolvency). Such investments are speculative and involve significant risk. Distressed securities frequently do not produce income while they are outstanding and may require the Portfolio to bear certain extraordinary expenses in order to protect and recover its investment. Therefore, to the extent the Portfolio pursues capital appreciation through investment in distressed securities, the Portfolio's ability to achieve current income for shareholders may be diminished.

SPECIFIC RISK FACTORS: "WHEN-ISSUED" SECURITIES (INCOME PORTFOLIOS AND INTERNATIONAL EQUITY PORTFOLIO)


   The price and yield of securities purchased on a "when-issued" basis is fixed on the date of the commitment but payment and delivery are scheduled for a future date. Consequently, these securities present a risk of loss if the other party to a "when-issued" transaction fails to deliver or pay for the security. In addition, purchasing securities on a "when-issued" basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the "when-issued" security may have a lesser (or greater) value at the time of settlement than the Portfolio's payment obligation with respect to that security.


SPECIFIC RISK FACTORS: MORTGAGE-BACKED AND ASSET-BACKED SECURITIES (INCOME PORTFOLIOS AND OPPORTUNITY PORTFOLIO)


   Mortgage- and asset-backed securities are debt instruments that are secured by interests in pools of mortgage loans or other financial assets. Mortgage- and asset-backed securities are subject to prepayment, extension, market, and credit risks. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Conversely, an extension risk is present during periods of rising interest rates, when a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities. Market risk reflects the risk that the price of the security may fluctuate over time as a result of changing interest rates or the lack of liquidity. Credit risk reflects the risk that the Fund or Portfolio may not receive all or part of its principal because the issuer has defaulted on its obligations.

SPECIFIC RISK FACTORS: SWAPS (INCOME PORTFOLIOS)

   A swap is an agreement to change the return generated by one instrument for the return generated by another instrument (or index). Credit default swaps are instruments which allow for the full or partial transfer of third-party credit risk, each in respect to a reference entity or entities, from one counterparty to the other. The buyer of the credit default swap receives credit protection or sheds credit risk, whereas the seller of the swap is selling credit protection or taking on credit risk. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the other party to the swap defaults, the Portfolio may lose interest payments that it is contractually entitled to receive and may, in some cases, lose the entire principal value of the investment security.


SPECIFIC RISK FACTORS: CAPITALIZATION RISK (GROWTH PORTFOLIO, OPPORTUNITY PORTFOLIO AND VALUE PORTFOLIO)


   Capitalization risk is the risk customarily associated with investments in smaller capitalization companies due to limited markets and financial resources, narrow product lines and frequent lack of depth of management. Stocks of smaller companies may trade infrequently or in lower volumes, making it difficult for the Portfolio to sell its shares at the desired price. Smaller companies may be more sensitive to changes in the economy overall. Historically, small company stocks have been more volatile than those of larger companies. As a result, the Portfolio's net asset value may be subject to rapid and substantial changes.

SPECIFIC RISK FACTORS: EXPOSURE TO TECHNOLOGY-RELATED RISK (OPPORTUNITY
PORTFOLIO)

   The mid-cap sector of the stock market includes a significant number of companies the securities of which may be characterized as technology or technology-related investments. While the Portfolio does not as matter of investment strategy seek to invest disproportionately in such securities, the value of the Portfolio's investments may be impacted by developments affecting technology and technology-related stocks generally.

   PORTFOLIO HOLDINGS

   A description of the Portfolios' policies and procedures with respect to the disclosure of the Portfolios' portfolio securities is available in the Portfolios' Part B and on the Portfolios' website at www.investorfunds.us.hsbc.com.

                             MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISER


   HSBC Investments (USA) Inc. (the "Adviser"), 452 Fifth Avenue, New York, New York 10018, is the investment adviser for the Portfolios pursuant to an Investment Advisory Contract with the Portfolio Trust. The Adviser is a wholly owned subsidiary of HSBC Bank USA, N.A., which is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company (collectively, "HSBC"). HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2007, HSBC managed more than $23 billion in assets in the HSBC Investor Family of Funds.

   The Portfolio Trust and the Adviser have received an exemptive order from the Securities Exchange Commission that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval. Subject to the terms of the exemptive order, the following Portfolios may currently hire and/or terminate subadvisers without shareholder approval: the Core Fixed Income Portfolio, Core Plus Fixed Income Portfolio, High Yield Fixed Income Portfolio, Short Duration Fixed Income Portfolio, Growth Portfolio, International Equity Portfolio, Opportunity Portfolio, and Value Portfolio (however, for the Income Portfolios named above, no subadviser is currently used). The Core Plus Fixed Income Portfolio and High Yield Fixed Income Portfolio are currently using the services of a subadviser that is affiliated with the Adviser, and the exemptions under the exemptive order do not apply to the use of an affiliated subadviser. However, for the Core Fixed Income Portfolio and the High Yield Fixed Income Portfolio the exemptions under the exemptive order could be applied to the use of one or more unaffiliated subadvisers at a future time.

   The following companies serve as investment subadvisers of the Portfolios indicated below. The investment subadvisers make the day-to-day investment decisions and continuously review, supervise and administer relevant Portfolio's investment program.

THE GROWTH PORTFOLIO: Waddell & Reed Investment Management Company ("Waddell & Reed") located at 6300 Lamar Avenue, Overland Park, Kansas 66202, serves as subadviser to the Growth Portfolio. As of December 31, 2007, Waddell & Reed, together with its investment management affiliate, managed approximately $8.3 billion in total institutional assets, representing 135 accounts.

THE INTERNATIONAL EQUITY PORTFOLIO: AllianceBernstein L.P. ("AllianceBernstein"), located at 1345 Avenue of the Americas, New York, NY 10105, serves as subadviser to the International Equity Portfolio. AllianceBernstein is a unit of Alliance Capital Management L.P. ("Alliance"). The Bernstein Value Equities Unit, which was founded as Sanford C. Bernstein & Co., Inc., a registered investment advisor and broker/dealer, was acquired by Alliance in October 2000 and has managed value-oriented investment portfolios since 1967. As of December 31, 2007, Alliance had approximately $812 billion in assets under management, representing 78,138 accounts.

THE OPPORTUNITY PORTFOLIO: Westfield Capital Management Company, LLC ("Westfield") serves as subadviser to the Opportunity Portfolio. Westfield, a subsidiary of Boston Private Financial Holdings, Inc. (since 1997), was founded in 1989 and specializes in growth portfolios. Its principal office is located at One Financial Center, Boston, MA 02111. As of December 31, 2007, Westfield had approximately $13.1 billion in assets under management, representing approximately 595 accounts.

THE VALUE PORTFOLIO: NWQ Investment Management Co., LLC ("NWQ"), located at 2049 Century Park East, 16th Floor, Los Angeles, California 90067, serves as subadviser to the Value Portfolio. NWQ is a wholly owned subsidiary of Nuveen Investments, Inc, "Nuveen",, except for a minority interest owned by certain members of NWQ management. On November 13, 2007, Nuveen was acquired by investors led by Madison Dearborn Partners, LLC, a private equity firm based in Chicago, Illinois. As of December 31, 2007, NWQ had approximately $34.6 billion in assets under management.

THE INCOME PORTFOLIOS: Halbis Capital Management (USA) Inc. ("Halbis"), 452 Fifth Avenue, New York, New York 10018, is the subadviser for each of the Portfolios pursuant to investment sub-advisory contracts with the Adviser. Halbis is a wholly owned subsidiary of HSBC Halbis Capital Management (UK) Limited and is an affiliate of the Adviser.

Each subadviser makes the day-to-day investment decisions and continuously reviews, supervises and administers each Portfolio's investment program.

   For these advisory and management services, during the fiscal year ended October 31, 2007, the Portfolios paid a management fee as follows:

                                  PERCENTAGE OF
                             AVERAGE NET ASSETS FOR
                           FISCAL YEAR ENDED 10/31/07

      ------------------------------------------------------

      ------------------------------------------------------
      CORE FIXED INCOME PORTFOLIO                     *
      ------------------------------------------------------
      CORE PLUS FIXED INCOME PORTFOLIO                0-45%
      ------------------------------------------------------
      HIGH FIXED INCOME PORTFOLIO                     0-60%
      ------------------------------------------------------
      INTERMEDIATE DURATION FIXED INCOME              0-40%
      PORTFOLIO
      ------------------------------------------------------
      SHORT DURATION FIXED INCOME PORTFOLIO           *
      ------------------------------------------------------
      GROWTH PORTFOLIO                                0-48%
      ------------------------------------------------------
      INTERNATIONAL EQUITY PORTFOLIO                  0-65%
      ------------------------------------------------------
      OPPORTUNITY PORTFOLIO                           0-81%
      ------------------------------------------------------
      VALUE PORTFOLIO                                 0-52%
      ------------------------------------------------------

      * Short Duration Portfolio and Core Fixed Income Portfolio were not in operation during the last fiscal year. The Adviser is entitled to receive management fees from the Short Duration Fixed Income Portfolio and the Core Fixed Income Portfolio each at the annual rate of 0.40% of the Portfolio's average daily net assets.

A discussion regarding the basis for the Board of Trustees' approval of the investment advisory and/or sub-advisory agreements is available in the April 30, 2007 semi-annual report and October 31, 2007 annual report and will also be available in the April 30, 2008 semi-annual report.


PORTFOLIO MANAGERS
HSBC INVESTOR CORE FIXED INCOME PORTFOLIO, HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO, HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO, AND HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO:


Halbis' fixed income management team is responsible for the day-to-day portfolio management of the Portfolios listed above. The team members are Suzanne Moran and Jerry Samet.

o Suzanne Moran, Managing Director of Halbis, Head of Structured Bond Management and Head of US Fixed Income joined Halbis in July 2005 to co-lead the US Fixed Income Team. She is also the head of investment policy for short duration portfolios and US structured bond management. Prior to joining Halbis, she spent 10 years at Credit Suisse Asset Management (CSAM), where she most recently headed the investment policy for over $30 billion in short duration and money market strategies globally. During her tenure, Ms. Moran headed securitized debt, was responsible for the trading desk and developed investment strategy for global bonds. Prior to CSAM, she was a fixed income analyst at Credit Suisse First Boston.

o Jerry Samet, Senior Fixed Income Portfolio Manager of Halbis, manages both municipal and taxable bond portfolios for Halbis. Prior to joining an affiliate of Halbis in February 1996, Mr. Samet worked for Bankers Trust in the Private Clients Group for 8 years. He was a portfolio manager/trader for 6 years, and prior to that, he was a trading assistant for 2 years.




HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO:

Halbis' high yield management team is responsible for the day-to-day portfolio management of the High Yield Fixed Income Portfolio. The team members are Richard J. Lindquist, Michael J. Dugan and Philip L. Schantz. Each of the team members joined Halbis in April, 2005.

o Richard J. Lindquist, CFA, is a Managing Director of Halbis, is the head of the high yield management team, and previously was the head of the high yield management team at Credit Suisse Asset Management ("CSAM"). He joined CSAM in 1995 as a result of its acquisition of CS First Boston Investment Management, where he performed comparable duties. He had been with CS First Boston Investment Management since 1989. Previously, he managed high yield portfolios at Prudential Insurance Company of America and a high yield mutual fund at T. Rowe Price Associates. Mr. Lindquist holds a B.S. in Finance from Boston College and an M.B.A. in Finance from the University of Chicago Graduate School of Business.

o Michael J. Dugan, is a Vice President of Halbis, and was previously a Vice President of CSAM where he had been a member of the high yield team since 2001. Mr. Dugan joined CSAM in 2000 following two years at Arnhold and S. Bleichroeder, where he was an associate in the institutional sales and marketing group. Previously, Mr. Dugan was an assistant supervisor in the client service group at Neuberger Berman LLC, where he had worked since 1996. Mr. Dugan holds a BA in political science from the University of Rhode Island.

o Philip L. Schantz, is a Senior Vice President of Halbis, and was previously Director of CSAM where had been a member of the high yield team since 2000. Prior to joining CSAM Mr. Schantz was Head of High Yield Research at Prudential Securities. Prior to joining Prudential Securities, Mr. Schantz had been a High Yield Analyst at Lazard Freres and had been Co-Head of the High Yield Securities Group at E.F. Hutton. Mr. Schantz holds a BA in Government from Lehigh University.

In his role as the head of the high yield management team, Mr. Lindquist acts as lead portfolio manager. Mr. Lindquist manages long-term strategies to be employed by the team and serves as the ultimate decision maker in the event the members of the team disagree on any issues related to portfolio management. On a day to day basis, Mr. Dugan has the primary responsibility for portfolio strategy decisions and Mr. Schantz has the primary responsibility for credit analysis. The responsibilities of each team member are substantially similar to the responsibilities each had when employed by CSAM.

HSBC INVESTOR GROWTH PORTFOLIO:

Mr. Dan Becker, CFA and Mr. Phil Sanders, CFA, of Waddell & Reed are co-managers of the Growth Fund and are jointly and primarily responsible for the day-to-day management of the Fund.


o Daniel P. Becker, CFA, is Senior Vice President/ Portfolio Manager of Waddell & Reed. Mr. Becker Joined Waddell & Reed in October 1989 as an investment analyst. In January 1994 he assumed responsibility for equity institutional accounts. In January 1997 he was named portfolio manager. Mr. Becker has been with the subadviser for 16 years and has 17 years of investment experience.

o Philip J. Sanders, CFA, is Senior Vice President/ Portfolio Manager of Waddell & Reed. Mr. Sanders joined Waddell & Reed in August 1998 as a vice president and portfolio manager. He was appointed senior vice president in July 2000. Mr. Sanders has been with the subadviser 7 years and has 17 years of investment experience.

HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO:

The management of and investment decisions for the International Equity Portfolio are made by the Global Value Investment Policy Group of
AllianceBernstein. No one person is principally responsible for making recommendations for the Fund's portfolio. The four members of the Global Value Investment Policy Group with the most significant responsibility for the day-to-day management of the Portfolio are Sharon Fay, Kevin Simms, Henry D'Auria and Giulio Martini.


o Ms. Fay is CIO of Global Value equities for AllianceBernstein, and has oversight for all portfolio-management and research activities relating to cross-border and non-US value investment portfolios. She also serves on AllianceBernstein's Executive Committee. Between 1997 and 1999, Ms. Fay was CIO of Canadian Value equities. Prior to that, she had been a senior portfolio manager of International Value Equities since 1995. Ms. Fay joined AllianceBernstein in 1990 as a research analyst in investment management, following the airline, lodging, trucking and retail industries. Before joining AllianceBernstein, Ms. Fay served as director of research at Bernard
   L. Madoff. She earned a BA from Brown University and an MBA from Harvard University.


o Mr. Simms is co-CIO of International Value equities for AllianceBernstein in addition to his role as director of research of Global and International Value equities, a position he has held since 2000. Between 1998 and 2000, Mr. Simms served as director of research of Emerging Markets Value equities. He joined AllianceBernstein in 1992 as a research analyst, and his industry coverage over the next six years included financial services, telecommunications and utilities. Before joining the firm, Mr. Simms was a certified public accountant with Price Waterhouse for three years. He earned a BSBA from Georgetown University and an MBA from Harvard Business School.

o Mr. Martini is the head of the newly created Quantitative Strategies Team within AllianceBernstein's Value-Equities unit. Mr. Martini was named chief international economist with responsibility for currency strategies and senior portfolio manager on the international and global value equities team in 1992. Prior to that, Mr. Martini had served as a senior economist concentrating on US research since joining AllianceBernstein in 1985. Previously, Mr. Martini conducted economic research and taught at the Institute of Employment Policy at Boston University for three years. He earned a BA from the University of Colorado and an MA in political economy from Boston University. He also completed all course and examination requirements for the PhD program in economics at Boston University.

o Mr. D'Auria is co-CIO of International Value equities of AllianceBernstein as well as CIO of Emerging Markets Value equities. Mr. D'Auria was one of the chief architects of AllianceBernstein's global research department, which he managed from 1998 through 2002. Over the years, he has also served as director of research of Small Cap Value equities and director of research of Emerging Markets Value equities. Mr. D'Auria joined the firm in 1991 as a research analyst covering consumer and natural gas companies, and he later covered the financial services industry. Before coming to AllianceBernstein, Mr. D'Auria was a vice president and sell-side analyst at PaineWebber, specializing in restaurants, lodging and retail. He earned a BA from Trinity College and is a Chartered Financial Analyst.

HSB INVESTOR OPPORTUNITY PORTFOLIO:

Investment decisions for the Opportunity Fund are made by consensus of the Investment Committee of Westfield Capital Management Company, LLC, which consists of Westfield's securities analysts and the primary portfolio management team members listed below. While each member of the Westfield Investment Committee has input into the investment process and overall product portfolio construction, investment decisions are made under the supervision of William A. Muggia as chief investment officer.


o Aurthur J. Bauernfeind is Chairman and Chief Executive Officer of Westfield. Mr. Bauernfeind is Westfield's economist and provides insight to the firm's overall investment strategy. Since joining Westfield in 1990, Mr.

   Bauernfeind has held the positions of President, Chief Operating Officer and Investment Strategist. Prior to Westfield, Mr. Bauernfeind spent 11 years at Loomis Sayles & Co. He has 45 years of investment experience. Mr. Bauernfeind earned an MBA from University of Kentucky and a BA from Murray State University.

o William A. Muggia is President and Chief Investment Officer of Westfield covering Healthcare and Energy. Mr. Muggia has been at Westfield since 1994 and has been Chief Investment officer since 2002. Prior to Westfield, Mr. Muggia spent two years at Alex Brown & Sons and seven years at Kidder Peabody & Co. He has 25 years of investment experience. Mr. Muggia earned his MBA degree from Harvard Business School and received a BA from Middlebury College.

o Ethan J. Meyers is Senior Vice President of Westfield, and covers the Financials and Consumer Services. Mr. Meyers joined Westfield in 1999. Prior to Westfield, he spent three years at Johnson Rice & Company LLC. He has 12 years of investment experience. Mr. Meyers earned his BS from AB Freeman School of Business at Tulane University.

o Scott R. Emerman is Senior Security Analyst of Westfield, and covers Consumer Discretionary and Consumer Staples. Mr. Emerman joined Westfield in 2002. Prior to Westfield, he spent 5 years at Harbor Capital Management and 6 years at Dean Witter Reynolds. He has 17 years of investment experience. Mr. Emerman earned his BS from Lehigh University.


HSBC INVESTOR VALUE PORTFOLIO:


o Craig (Chip) O. Bailey, Jr., Senior Vice President and Portfolio Manager of NWQ, co-manages the Portfolio with Mr. Bosse. Prior to joining NWQ in 2007, Mr. Bailey served as Managing Principal of Westbourne Capital Management, LLC, a registered investment adviser he founded in 1997. Prior to that, Mr. Bailey spent 14 years with Trust Company of the West as an Equity Analyst, Assistant Director of Equity Research, and ultimately as a Managing Director in U.S. Equities. He earned a B.A. from UCLA and an M.B.A in Finance and Environmental Policy from Northwestern University's Kellogg School of Management.

o Jon D. Bosse, CFA, Co-President and Chief Investment Officer of NWQ, heads the investment team of industry specific equity analysts and shares primary portfolio management responsibility for the Value Portfolio with Mr. Bailey. Mr. Bosse joined NWQ in 1996. Prior to that time, he was director of research and a portfolio manager at Arco Investment Management Company. He earned his B.A. from Washington University and his MBA degree from the University of Pennsylvania, Wharton School of Business.




Additional information about the Portfolio Managers' compensation, other accounts managed by these individuals, and their ownership of securities in the Portfolio or Portfolios they manage is available in the Part B.

THE ADMINISTRATOR AND THE SUB-ADMINISTRATOR


   The Adviser also serves as the Portfolios' administrator (the "Administrator"), and in that role oversees and coordinates the activities of other service providers, and monitors certain aspects of the Portfolios' operations. The Administrator has retained Citi Fund Services Ohio, Inc. ("Citi"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the "Sub-Administrator"). Management and administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolios and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.


   The Part B has more detailed information about the Investment Adviser, Administrator and Sub-Administrator, and other service providers.

PLACEMENT AGENT


   The Portfolios have not retained the services of a principal underwriter or distributor, since interests in the Portfolios are offered solely in private placement transactions. Citi Fund Services (Ireland), Limited ("Citi Ireland"), acting as agent for the Portfolios, serves as the placement agent of interests in the Portfolios. Citi Ireland receives no compensation for serving as placement agent.


                      PRICING, PURCHASE AND REDEMPTION OF INTERESTS

DETERMINATION OF VALUE OF PORTFOLIO INTERESTS

   The net income and realized capital gains and losses, if any, of each Portfolio are determined as of the "Valuation Time," which is the close of regular trading on the New York Stock Exchange ("NYSE"), normally, 4:00 p.m. Eastern time, on each day the NYSE is open (a "Portfolio Business Day"). Net income for days other than Portfolio Business Days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated among the investors in each Portfolio at the time of such determination. For this purpose, the net income of a Portfolio in proportion to the number of beneficial interests held (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by such Portfolio, less (ii) all actual and accrued expenses of such Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

   Each investor in each Portfolio may add to or reduce its investment in a Portfolio on a Portfolio Business Day. As of the Valuation Time, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of Valuation Time on the following the Portfolio Business Day.

   The value of assets in a Portfolio's portfolio or held by a Portfolio is determined on the basis of their market value, or where market quotations are not readily available or are deemed unreliable due to a significant event or otherwise, based on fair value as determined in good faith in accordance with the procedures established by, and under the general supervision of, the Portfolios' Board of Trustees. Certain of the Portfolios may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolios do not price its shares. The value of portfolio securities held by those Portfolios may change on days when investors will not be able to purchase or redeem shares.


   The NYSE is open every weekday except for the days on which national holidays are observed. The value of securities traded in markets outside the United States or denominated in currencies other than U.S. dollars may be affected significantly on a day that the NYSE is closed and an investor is not able to purchase or redeem Portfolio interests. The Income Funds will be closed on Columbus Day and Veterans Day.


FAIR VALUE PRICING POLICIES

   A Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Pricing Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the HSBC Investor Portfolios' Pricing Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Portfolio's net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolios. However, fair value pricing involves the risk that the values used by a Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.


   A "significant event" is one that occurred prior to a Portfolio's valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such "significant events" relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio's accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Board.


PURCHASE OF PORTFOLIO INTERESTS

   Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

   An investment in each Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of each Portfolio is determined once on each business day.

   There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

   The Portfolios and the Placement Agent reserve the right to cease accepting investments at any time or to reject any investment order.

DELIVERY OF SHAREHOLDER DOCUMENTS

   In an effort to reduce the cost associated with the printing and mailing of Part A and annual reports and semi-annual reports as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolios intend to mail only one Part A and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of Part A and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2(nd) Floor
New York, NY 10018

   The Portfolios will begin sending you individual copies of the Part A and shareholder reports thirty days after receiving your request.

   If you have any questions regarding the delivery of shareholder documents, please call 1-888-525-5757.

MARKET TIMING

   In accordance with policies and procedures adopted by the Board of Trustees, the Portfolios discourage market timing and other excessive trading practices. The Portfolios are intended primarily for use as a long-term investment vehicle. Frequent short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

   The Portfolios do not impose redemption fees, however redemption fees may be charged by the underlying investors in a Portfolio that are themselves investment companies, in which case the amount of any such redemption fees collected will be added to the interest of such investment company in the Portfolio. The Portfolios also may be adversely affected by short-term trading in shares of Feeder Funds (as defined under the section "Master/Feeder Structure" below). To deter market timing, a Feeder Fund may impose redemption fees on Feeder Fund shares sold or exchanged within 30 days (or other specified period) from purchase.

   As a deterrent to excessive trading, foreign securities are sometimes priced by an independent pricing service using fair valuation. For more information on fair valuation, see "Fair Value Pricing Policies" above.

   The Portfolios and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any accounts in which a pattern of excessive trading has been identified.

   The Portfolios cannot guarantee that they will detect every market timer due to the limitations inherent in its technological systems. The Portfolios reserve the right to modify their policies and procedures at any time without prior notice as the Portfolios deem necessary in their sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or Federal legal requirements.

REDEMPTION OF PORTFOLIO INTERESTS

   An investor in a Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the HSBC Investor Portfolios (the "Portfolio Trust") by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Trust, on behalf of each Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.


   The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS - REVENUE SHARING

   The Adviser and/its affiliates may, out of its own resources, and without cost to any Fund, make payments to selected financial intermediaries for shareholder recordkeeping, processing, accounting and/or other administrative services in connection with the sale or servicing of shares of the Feeder Funds. Historically, these payments have generally been structured as a percentage of net assets attributable to the financial intermediary, but may also be structured as a percentage of gross sales, a fixed dollar amount, or a combination of the three. The making of these payments could create a conflict of interest for a financial intermediary receiving such payments.

DIVIDENDS, DISTRIBUTIONS AND TAXES

   The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolios' Part B for more information. Because everyone's tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolios.

   - It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

   - It is intended that the Portfolios will be operated in such a way that they will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, each Portfolio will have no more than 100 shareholders. If a Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in each Portfolio will generally have to include their distributive share of the Portfolio's taxable income and losses in their taxable income. As a non-publicly traded partnership, each Portfolio will be deemed to have "passed through" to shareholders all of the Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

   - Any income a Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

   - Distributions on the Income Portfolios are declared daily and paid monthly. Distributions on the Growth Portfolio, Opportunity Portfolio and Value Portfolio are declared daily and paid semi-annually. Distributions on International Equity Portfolio are declared daily and paid annually. Capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolios.

                             MASTER/FEEDER STRUCTURE

   The Trust and Portfolios are part of master/feeder structures. A non-accredited investor may not directly purchase an interest in a Portfolio, but instead may purchase shares in an investment company that is an accredited investor and invests all of its assets in the Portfolio (a "Feeder Fund"). Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio's expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

   The Board of Trustees of the Portfolio Trust believes that the "master/feeder" fund structure may enable the Portfolios to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolios' portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

   A Feeder Fund's investment in a Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from a Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund's assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

   The Portfolio Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to a Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund.

                                     PART B
                    HSBC INVESTOR CORE FIXED INCOME PORTFOLIO
                 HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO
                 HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO
           HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO
               HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO
                         HSBC INVESTOR GROWTH PORTFOLIO
                  HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO
                       HSBC INVESTOR OPPORTUNITY PORTFOLIO
                         HSBC INVESTOR VALUE PORTFOLIO,

                                EACH A SERIES OF

                            HSBC INVESTOR PORTFOLIOS
                                 P.O. Box 182845
                            Columbus, Ohio 43218-2845

General and Account Information -                      (800) 782-8183 (Toll Free)
----------------------------------------------------------------------------------------------------
HSBC Investments (USA) Inc.                            Citi Fund Services Ohio, Inc.
Investment Adviser and Administrator                   Sub-Administrator
("HSBC" or "Adviser" and "Administrator")              ("Citi" or "Sub-Administrator")



AllianceBernstein L.P., ("AllianceBernstein")          Waddell & Reed Investment Management Company,
Subadviser to HSBC Investor International Equity       ("Waddell & Reed") Subadviser to HSBC Investor
Portfolio                                              Growth Portfolio


Halbis Capital Management (USA) Inc. ("Halbis"),       Westfield Capital Management Company, LLC,
Subadviser to the HSBC Core Plus Fixed Income, HSBC    ("Westfield") Subadviser to HSBC Investor
High Yield and HSBC Intermediate Duration Portfolios   Opportunity Portfolio


NWQ Investment Management Co., LLC, ("NWQ")
Subadviser to HSBC Investor Value Portfolio

THIS PART B IS NOT A PROSPECTUS AND IS ONLY AUTHORIZED FOR DISTRIBUTION WHEN PRECEDED OR ACCOMPANIED BY THE PART A FOR THE HSBC INVESTOR PORTFOLIOS DATED FEBRUARY 28, 2008. This Part B contains additional and more detailed information than that set forth in the Part A and should be read in conjunction with the Part A. The Part A and Part B may be obtained without charge by writing or calling the HSBC Investor Portfolios at the address and telephone number printed above.

References in this Part B to the "Part A" are to the Part A dated February 28, 2008 of the HSBC Investor Portfolios, by which interests in the Portfolios are being offered. Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

February 28, 2008

                                                      TABLE OF CONTENTS


                                                                                                                   Page No.
GENERAL INFORMATION ...............................................................................................    5

INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS ...................................................................    5

    HSBC Investor Core Fixed Income Portfolios ....................................................................    6
    HSBC Investor Core Plus Fixed Income Portfolio ................................................................    6
    HSBC Investor Intermediate Duration Fixed Income Portfolio ....................................................    6
    HSBC Investor Short Duration Fixed Income Portfolio ...........................................................    6
    HSBC Investor High Yield Fixed Income Portfolio ...............................................................    6
    HSBC Investor Growth Portfolio ................................................................................    7
    HSBC Investor International Equity Portfolio ..................................................................    8
    HSBC Investor Opportunity Portfolio ...........................................................................    8
    HSBC Investor Value Portfolio .................................................................................    9

INVESTMENT TECHNIQUES .............................................................................................   10

    American Depositary Receipts ..................................................................................   10
    Asset-backed Securities .......................................................................................   10
    Banking Industry and Savings and Loan Industry Obligations ....................................................   11
    Brady Bonds ...................................................................................................   11
    Cash Sweep Program ............................................................................................   11
    Convertible Securities ........................................................................................   12
    Derivatives ...................................................................................................   12
    Emerging Markets ..............................................................................................   12
    Equity Securities .............................................................................................   15
    Eurodollar And Yankee Bank Obligations ........................................................................   15
    Fixed Income Securities .......................................................................................   15
    Floating and Variable Rate Obligations ........................................................................   16
    Foreign Currency Exchange - Related Securities ................................................................   17
    Foreign Securities ............................................................................................   18
    Forward Foreign Currency Contracts and Options on Foreign Currencies ..........................................   18
    Futures Contracts .............................................................................................   19
    High Yield/High Risk Securities ...............................................................................   21
    Illiquid Investments, Rule 144A Securities, and Section 4(2) Securities .......................................   22
    Inverse Floating Rate Obligations .............................................................................   23
    Investment Company Securities .................................................................................   23
    Lending of Portfolio Securities ...............................................................................   23
    Money Market Securities .......................................................................................   24
    Mortgage Dollar Roll Transactions .............................................................................   24
    Mortgage-Related Securities ...................................................................................   24
    Options and Futures ...........................................................................................   29
    Other Depository Receipts .....................................................................................   33
    Real Estate Securities (Equity Funds) .........................................................................   33
    Repurchase Agreements .........................................................................................   34
    Short-Term Trading ............................................................................................   34
    Sovereign and Supranational Debt Obligations ..................................................................   35
    Swaps, Caps, Floors and Collars ...............................................................................   35
    U.S. Government Securities ....................................................................................   36
    Warrants ......................................................................................................   36
    When-Issued and Delayed-Delivery Securities ...................................................................   36


    Zero Coupon Obligations .......................................................................................   37

PORTFOLIO TURNOVER ................................................................................................   37

PORTFOLIO TRANSACTIONS ............................................................................................   38

PORTFOLIO HOLDINGS ................................................................................................   41

INVESTMENT RESTRICTIONS ...........................................................................................   42

    Core Fixed Income Portfolio ...................................................................................   42
    High Yield Fixed Income Portfolio .............................................................................   42
    Short Duration Fixed Income Portfolio .........................................................................   42
    Core Plus Fixed Income Portfolio ..............................................................................   43
    Intermediate Duration Fixed Income Portfolio ..................................................................   44
    Growth Portfolio ..............................................................................................   45
    Value Portfolio ...............................................................................................   45
    International Equity Portfolio ................................................................................   46
    Opportunity Portfolio .........................................................................................   46
    Percentage and Rating Restrictions ............................................................................   48

MANAGEMENT OF PORTFOLIO TRUST .....................................................................................   48

    Trustees and Officers .........................................................................................   48
    Board of Trustees .............................................................................................   50
    Trustee and Officer Compensation ..............................................................................   52
    Proxy Voting ..................................................................................................   53

INVESTMENT ADVISORY AND OTHER SERVICES ............................................................................   53

    Investment Adviser ............................................................................................   53
    Subadvisers ...................................................................................................   55
    Portfolio Managers ............................................................................................   56
    Administrator and Sub-Administrator ...........................................................................   65
    Placement Agent ...............................................................................................   65
    Transfer Agent ................................................................................................   66
    Custodian .....................................................................................................   66
    Portfolio Accounting Agent ....................................................................................   66
    Federal Banking Law ...........................................................................................   66
    Expenses ......................................................................................................   66

PURCHASE, REDEMPTION AND PRICING OF SECURITIES ....................................................................   67
DIVIDENDS AND DISTRIBUTION ........................................................................................   69
DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES .............................................................   69
     Ownership of the Portfolio ...................................................................................   70
TAXATION ..........................................................................................................   71
     Tax Status of the Portfolio ..................................................................................   71
     RIC Investors in the Portfolio ...............................................................................   72
     Portfolio Investments ........................................................................................   72
OTHER INFORMATION .................................................................................................   74
     Independent Registered Public Accounting Firm ................................................................   74
     Counsel ......................................................................................................   74
     Code of Ethics ...............................................................................................   74
     Registration Statement .......................................................................................   75
FINANCIAL STATEMENTS ..............................................................................................   75
     Shareholder Inquiries ........................................................................................   75


APPENDIX A: DESCRIPTION OF SECURITIES .............................................................................   A-1
  RATINGS

APPENDIX B: HSBC INVESTOR FUNDS, HSBC ADVISOR FUNDS TRUST, AND HSBC INVESTOR PORTFOLIOS PROXY VOTING POLICY .......   B-1

APPENDIX C: HSBC INVESTMENTS (USA) INC, AND HALBIS CAPITAL MANAGEMENT (USA) INC  PROXY VOTING POLICY AND PROCEDURES   C-1

APPENDIX D: WESTFIELD CAPITAL PROXY VOTING POLICY .................................................................   D-1

APPENDIX E: ALLIANCEBERNSTEIN PROXY VOTING MANUAL .................................................................   E-1

APPENDIX F: NWQ PROXY VOTING POLICY ...............................................................................   F-1

APPENDIX G: WADDELL & REED PROXY VOTING POLICY ....................................................................   G-1

                               GENERAL INFORMATION

HSBC INVESTOR PORTFOLIOS

    The HSBC Investor Core Fixed Income Portfolio ("Core Fixed Income Portfolio"), HSBC Investor Core Plus Fixed Income Portfolio ("Core Plus Fixed Income Portfolio"), HSBC Investor High Yield Fixed Income Portfolio ("High Yield Fixed Income Portfolio"), HSBC Investor Intermediate Duration Fixed Income Portfolio ("Intermediate Duration Fixed Income Portfolio"), HSBC Investor Short Duration Fixed Income Portfolio ("Short Duration Fixed Income Portfolio"), HSBC Investor Growth Portfolio ("Growth Portfolio"), HSBC Investor International Equity Portfolio ("International Equity Portfolio"), HSBC Investor Opportunity Portfolio ("Opportunity Portfolio") and HSBC Investor Value Portfolio ("Value Portfolio") (each, a "Portfolio" and, collectively, the "Portfolios") are series of HSBC Investor Portfolios (the "Trust" or the "Portfolio Trust"), an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. The Portfolio Trust currently consists of multiple series, each of which has its own distinct investment objectives and policies. Additional series may be established in the future. Each Portfolio is diversified, as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act").

    The Core Fixed Income Portfolio and Short Duration Fixed Income Portfolio have not yet commenced operations at the date of this Part B.

    Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

    The Core Fixed Income Portfolio, Core Plus Fixed Income Portfolio, High Yield Fixed Income Portfolio, Intermediate Duration Fixed Income Portfolio and Short Duration Fixed Income Portfolio are collectively referred to herein as the "Income Portfolios," and the Growth Portfolio, International Equity Portfolio, Opportunity Portfolio and Value Portfolio are collectively referred to herein as the "Equity Portfolios."

                 INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

    The following information supplements the information about the investment objectives, strategies, policies, and risks of the Portfolios set forth in the Portfolio's Part A and should be read in conjunction with the Part A.

    The Portfolio Trust, with respect to each Portfolio, has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a "majority of the outstanding shares" of a Portfolio, which, as used in this Part B, means the vote of the lesser of (i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities" of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act. See "Investment Restrictions."

    The following descriptions are provided with respect to the information below describing the investment strategies, policies, and risks of the Portfolios. For purposes of these descriptions, unless otherwise indicated:

    "Investment grade" debt securities are those debt securities that are rated by one or more nationally recognized statistical rating organizations ("NRSROs") within one of the four highest long-term quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor's Division of The McGraw-Hill Companies, Inc. ("S&P") or Fitch Investor Services, Inc. ("Fitch") or Aaa, Aa, A or Baa by Moody's Investors Service ("Moody's")), or in the case of unrated securities, determined by the Adviser to be of comparable quality.

CORE FIXED INCOME PORTFOLIO, CORE PLUS FIXED INCOME PORTFOLIO, INTERMEDIATE DURATION FIXED INCOME PORTFOLIO, AND SHORT DURATION FIXED INCOME PORTFOLIO

    The Portfolio will normally invest at least 80% of its net assets, plus any borrowings for investment purposes, in fixed income securities. This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders, upon 60 days' prior notice.

    Each Portfolio may invest in U.S. dollar-denominated debt obligations issued or guaranteed by U.S. corporations or U.S. commercial banks and U.S. dollar-denominated obligations of foreign issuers, and each Portfolio except the Core Fixed Income Portfolio may invest in debt obligations of foreign issuers denominated in foreign currencies. Such debt obligations include, among others, bonds, notes, debentures, commercial paper and variable rate demand notes. The bank obligations in which the Portfolios may invest are certificates of deposit, bankers' acceptances, and fixed time deposits.

    In choosing corporate debt securities on behalf of the Portfolios, Halbis Capital Management (USA) Inc., as Subadviser, will evaluate each issuer based on
(i) general economic and financial conditions; (ii) the specific issuer's (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, (e) fair market value of assets; and, (f) in the case of foreign issuers, unique political, economic or social conditions applicable to such issuer's country, and (iii) other considerations the Adviser deems appropriate.

    With the exception of the Core Fixed Income Portfolio, a portion of each Portfolio's assets (to the extent of any limitation set forth in Part A) may be invested in bonds and other fixed income securities denominated in foreign currencies if, in the opinion of the Subadviser, the combination of current yield and currency value offer attractive expected returns. These holdings may be in as few as one foreign currency bond market (such as the United Kingdom gilt market), or may be spread across several foreign bond markets. Such Portfolios may also purchase securities of developing countries. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where, in the Subadviser's judgment, unacceptable currency risk exists, currency futures, forwards and options and swaps may be used to hedge the currency risk. With the exception of the Core Fixed Income Portfolio, each Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations, and may also invest in Brady Bonds, which are issued as a result of a restructuring of a country's debt obligations to commercial banks under the "Brady Plan."

    Each Portfolio may also invest in the following instruments on a temporary basis when economic or market conditions are such that the Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers' acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSRO in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by a NRSRO; short-term corporate obligations rated high-grade by a NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above.

    Each Portfolio may use derivatives to the extent set forth in Part A. While the Core Plus Portfolio, Intermediate Duration Portfolio and Short Duration Portfolio intend to use derivatives primarily for hedging purposes or for cash management purposes, they may also do so to enhance return when the Subadviser believes the investment will assist the Portfolio in achieving its investment objectives.

HIGH YIELD FIXED INCOME PORTFOLIO

    The Portfolio will normally invest at least 80% of its net assets, plus any borrowings for investment purposes, in high yield/high risk fixed income securities. Such investments are commonly referred to as "junk bonds." This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders, upon 60 days' prior notice.

    As a component of the Portfolio's investment in high yield securities (or "junk bonds"), the Portfolio may invest up to 20% of its total assets in distressed securities. Investments in distressed securities frequently do not produce income and may require the Portfolio to bear certain extraordinary expenses in order to protect and recover its investment. Therefore, to the extent that the Portfolio pursues its secondary objective of capital appreciation through investment in distressed securities, the Portfolio's ability to achieve current income for shareholders may be diminished.

    The Portfolio may use derivatives for hedging purposes, cash management purposes, as a substitute for investing directly in fixed income instruments, and to enhance return when the Subadviser believes the investment will assist the Portfolio in achieving its investment objectives. In addition, the Portfolio may invest in credit default swaps. Credit default swaps are instruments which allow for the full or partial transfer of third-party credit risk, each in respect to a reference entity or entities, for one counterparty to the other. The buyer of the credit default swap receives credit protection or sheds credit risk, whereas the seller of the swap is selling credit protection or taking on credit risk.

    When the Subadviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Fund may invest in include: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal Farm Credit Bank.

GROWTH PORTFOLIO

    In addition to the permissible investments described in Part A, the Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts, (d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries, and may (e) invest up to 20% of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as "junk bonds." The Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower), high-yield bonds. The Portfolio may retain any bond when its rating drops below investment grade if it is in the best interest of the Portfolio's shareholders. Securities rated BB/Ba or lower by an NRSRO are considered to have speculative characteristics.

    The Portfolio will not purchase securities for trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Portfolio may invest without limit in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers' acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing.

    When the Subadviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal Farm Credit Bank.

INTERNATIONAL EQUITY PORTFOLIO

    The Portfolio will normally invest at least 80% of its net assets, plus the amount of any borrowing for investment purposes, in equity securities of foreign corporations, consisting of common stocks and other securities with equity characteristics, including preferred stock, warrants, rights, securities convertible into common stock ("convertible securities"), trust certificates, limited partnership interests and equity participations. This is not a fundamental policy and may be changed by the Board of Trustees of the Portfolio Trust, without a vote of shareholders, upon 60 days' prior notice.

    The common stock in which the Portfolio may invest includes the common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. These equity investments may or may not pay dividends and may or may not carry voting rights. The principal investments of the Portfolio will be in equity securities of companies organized and domiciled in developed nations outside the United States or for which the principal trading market is outside the United States, including Europe, Canada, Australia and the Far East, although the Fund may invest up to 20% of its total assets in equity securities of companies in emerging markets.


     The Portfolio intends to have at least three different countries other than the U.S. represented in its portfolio. It is the current intention of the Portfolio to invest primarily in companies with large market capitalizations. The Portfolio seeks to outperform the Morgan Stanley Capital International
(MSCI) EAFE (Europe, Australia and Far East) Index, which is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the US & Canada. As of January 2008 the MSCI EAFE Index consisted of the following 21 developed market country indices:
Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.


    Under exceptional conditions abroad or when, in the opinion of the Subadviser, economic or market conditions warrant, the Portfolio may temporarily invest part or all of its assets in fixed income securities denominated in foreign currencies, obligations of domestic or foreign governments and their political subdivisions ("Government Securities"), and nonconvertible preferred stock, or hold its assets in cash or equivalents. Debt securities purchased by the Portfolio will be limited to those rated, at the time of investment, in the four highest long-term rating categories by or, if unrated, determined by the Subadviser to be of comparable quality. Securities rated by a NRSRO in the fourth highest rating category are considered to have some speculative characteristics. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but, in the Subadviser's judgment, unacceptable currency risk exists, currency futures, forwards and options may be used to hedge the currency risk.

    Because of the risks associated with common stocks and other equity investments, the Portfolio is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term stock market movements. The Subadviser seeks to reduce these risks by diversifying the portfolio as well as by monitoring broad economic trends and corporate and legislative developments.

OPPORTUNITY PORTFOLIO

    The Portfolio primarily invests in equity securities of small cap companies. Equity securities include common stocks and related securities, such as preferred stocks, convertible securities (such as bonds warrants or rights that are convertible into stocks) and depositary receipts for those securities. The Portfolio may also invest in bonds, notes, commercial paper, U.S. Government securities and foreign securities.

    Although the Portfolio will invest primarily in common stocks, the Portfolio may, to a limited extent, seek appreciation in other types of securities such as foreign or convertible securities and warrants when relative values make such purchases appear attractive either as individual issues or as types of securities in certain economic environments. The Portfolio may invest up to 20% (and generally expect to invest between 5% and 10%) in foreign securities (excluding ADRs).

    The Portfolio may lend portfolio securities in an amount up to 30% of total Portfolio assets.

    When the Subadviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio's assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal Farm Credit Bank.

VALUE PORTFOLIO

    In addition to the permissible investments described in Part A, the Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts, (d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries, and (e) invest up to 20% of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as "junk bonds." The Value Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower), high-yield bonds. The Portfolio may retain any bond whose rating drops below investment grade if it is in the best interest of the Portfolio's shareholders. Securities rated BB/Ba by an NRSRO are considered to have speculative characteristics.

    The Portfolio may also invest up to 25% of its assets in dollar-denominated securities of non-U.S. issuers that are traded on a U.S. stock exchange, and American Depository Receipts.

    The Portfolio will not purchase securities for short-term trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Value Portfolio may invest without limit in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers' acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing.

    When the Subadviser believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government Securities. U.S. Government Securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association; some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal Farm Credit Bank.

                              INVESTMENT TECHNIQUES

Each Portfolio invests in a variety of securities and in accordance with its investment objectives and policies (as described in Part A and above in this Part B) employs a number of investment techniques. Each type of security and technique involves certain risks. The following is an alphabetical list of the investment techniques used by the Portfolios and the main risks associated with those techniques. All of the Portfolios utilize a Subadviser (collectively, the "Sub-Advised Portfolios"), and references to the Adviser refer jointly to the Adviser and the relevant Subadviser.

       The Portfolios indicated in the heading for each investment type or techniques indicated below are those to which the section of disclosure is directly relevant. In some cases, the omission of certain Portfolios or types of Portfolios is not intended to imply that those Portfolios are excluded from using the particular investment type or technique - for example, the sections on certain types of fixed income securities are more detailed for the Income Portfolios than for the Equity Portfolios, given the greater emphasis on such investments in the investment program of the Income Portfolios. Generally, if a particular investment type or technique is not indicated as being applicable to particular Portfolios, the particular investment type or technique will not be material to the investment strategies employed by such Portfolios, although any risk factors that are stated more generally with respect to any broader category of investment types or techniques covering such investments may still apply.

AMERICAN DEPOSITARY RECEIPTS (EQUITY PORTFOLIOS)

    The Portfolios may invest in ADRs. ADRs are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Portfolios may invest in either type of ADR.

    Although the U.S. investor holds a substitute receipt of ownership rather than direct stock certificates, the use of the depository receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Portfolio may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Portfolio's custodian in five days. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are denominated in foreign currency.

ASSET-BACKED SECURITIES (INCOME PORTFOLIOS)

    The Portfolios may invest in asset-backed securities. Through the use of trusts and special purpose subsidiaries, various types of assets, primarily home equity loans and automobile and credit card receivables, are being securitized in pass-through structures similar to the mortgage pass-through structures described below or in a pay-through structure similar to the collateralized mortgage structure. Consistent with the investment objective, policies and quality standards of the Portfolio, each Portfolio may invest in these and other types of asset-backed securities which may be developed in the future.

    Asset-backed securities involve certain risks that are not posed by mortgage-related securities, resulting mainly from the fact that asset-backed securities do not usually contain the complete benefit of a security interest in the related collateral. For example, credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, due to various legal and economic factors, proceeds from repossessed collateral may not always be sufficient to support payments on these securities. The risks associated with asset-backed securities are often reduced by the addition of credit enhancements as a letter of credit from a bank, excess collateral or a third-party guarantee.

BANKING INDUSTRY AND SAVINGS AND LOAN INDUSTRY OBLIGATIONS (INCOME PORTFOLIOS)

    As a temporary defensive measure, each Portfolio may invest in certificates of deposit, time deposits, bankers' acceptances, and other short-term debt obligations issued by commercial banks and savings and loan associations ("S&Ls"). Certificates of deposit are receipts from a bank or S&L for funds deposited for a specified period of time at a specified rate of return. Time deposits in banks or S&Ls are generally similar to certificates of deposit but are uncertificated. Bankers' acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The Portfolios may not invest in time deposits maturing in more than seven days. The Portfolios will limit its investment in time deposits maturing from two business days through seven calendar days to 15% of their total assets.

    The Portfolios will not invest in any obligation of a commercial bank unless
(i) the bank has total assets of at least $1 billion, or the equivalent in other currencies or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation (the "FDIC"), (ii) in the case of U.S. banks, it is a member of the FDIC and (iii) in the case of foreign branches of U.S. banks, the security is deemed by the Adviser to be of an investment quality comparable with other debt securities which may be purchased by the Portfolios.

    The Portfolios may also invest in obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars) and U.S. branches of foreign banks (Yankee dollars) as a temporary defensive measure. Euro and Yankee dollar investments will involve some of the same risks as investing in foreign securities, as described below.

BRADY BONDS (INCOME PORTFOLIOS)

    The Portfolios may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds are not considered U.S. government securities.

    Brady Bonds may be collateralized or uncollateralized and are issued in various currencies (primarily the U.S. dollar). U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of' fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year's interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk")

    Brady Bonds involve various risk factors, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. Investments in Brady Bonds are to be viewed as speculative There can be no assurance that Brady Bonds in which a Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause a Portfolio to suffer a loss of interest or principal on any of its holdings.

CASH SWEEP PROGRAM (ALL PORTFOLIOS)

    Pursuant to the terms and conditions of an SEC exemptive order, each Portfolio may participate in a cash sweep program (the "Cash Sweep Program".) In the Cash Sweep Program, a Portfolio's uninvested cash balances and cash collateral from a securities lending program are used to purchase shares of the HSBC Investor Money Market Fund, Class I. (The Cash Sweep Program is also available for use in connection with the investment of cash collateral from a securities lending program, but is not currently used for these purposes.) The Cash Sweep Program reduces the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing liquidity and increased diversity of holdings. Class I Shares of the HSBC Investor Money Market Funds sold to and redeemed from a Portfolio will not be subject to a sales load, redemption fee, distribution fee or service fee. If HSBC Investor Money Market Fund Class I shares sold to or redeemed from a Portfolio are subject to any such distribution or service fee, the Adviser will waive its advisory fee for each Portfolio in an amount that offsets the amount of such distribution and/or service fees incurred by the Portfolio. The amount invested in the HSBC Investor Money Market Fund, Class I shares may not exceed 25% of any Portfolio's total assets. For purposes of this limitation, each Portfolio will be treated separately. More detailed information about the Money Market Fund may be found in its current prospectus and the separate Statement of Additional Information that includes the various HSBC Investor money market funds.

CONVERTIBLE SECURITIES (ALL PORTFOLIOS)

    The Portfolios may invest in securities that are convertible into common stock. Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company's common stock at a predetermined price. This structure allows the convertible bond holder to participate in share price movements in the company's common stock. The actual return on a convertible bond may exceed its stated yield if the company's common stock appreciates in value, and the option to convert to common shares becomes more valuable.

    Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

DERIVATIVES (ALL PORTFOLIOS)

    The Portfolios may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or "derived" from, a traditional security, asset, or market index. Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There is a range of risks associated with those uses, including a possibility of a total loss of the amount invested. Futures and options are commonly used for traditional hedging purposes to protect a Portfolio from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolios may use derivatives for hedging purposes or cash management purposes, as a substitute for investing directly in securities. Certain Portfolios (as reflected in the Part A or in other sections of the Part
B) may use derivatives to enhance return when the Adviser (or Subadviser) believes the investment will assist the Portfolio in achieving its investment objectives.

EMERGING MARKETS (INCOME PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO, INTERNATIONAL PORTFOLIO AND OPPORTUNITY PORTFOLIO)

    The Portfolios may invest in emerging markets, which presents greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in recent years, and devaluation may occur subsequent to investments in these currencies by a Portfolio. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies, any of which could have a detrimental effect on the Portfolio's investments.

    Investing in formerly communist East European countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs implemented since the fall of communism and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy.

    The term "emerging markets" include any country: (i) having an "emerging stock market" as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the "World Bank"); (iii) listed in World Bank publications as developing; or (iv) determined by the Adviser to be an emerging market as described above. Currently, these countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, United Kingdom and United States.

    A company in an emerging market is one that: (i) is domiciled and has its principal place of business in an emerging market or (ii) (alone or on a consolidated basis) derives or expects to derive at least 50% of its total revenue from either goods produced, sales made or services performed in emerging markets.

    COMPANY DEBT. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in emerging markets, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities held by a Portfolio. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain emerging markets and could adversely affect the Portfolios' assets should these conditions recur.

    SOVEREIGN DEBT. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Portfolio, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest averages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including a Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

    Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging market governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

    The ability of emerging market governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer's balance of payments, including export performance, and its access to international credits and investments. An emerging market whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an emerging market's trading partners could also adversely affect the country's exports and tarnish its trade account surplus, if any. To the extent that emerging markets receive payment for its exports in currencies other than dollars or non-emerging market currencies, its ability to make debt payments denominated in dollars or non-emerging market currencies could be affected.

    To the extent that an emerging market country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of emerging markets to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of emerging market country governmental issuers to make payments on their obligations. In addition, the cost of servicing emerging market debt obligations can be affected by a change in international interest rates since the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

    Another factor bearing on the ability of emerging market countries to repay debt obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of emerging market countries to make payments on these debt obligations.

    LIQUIDITY, TRADING VOLUME, REGULATORY OVERSIGHT. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the U.S. Disclosure and regulatory standards are in many respects less stringent than U.S. standards. Furthermore, there is a lower level of monitoring and regulation of the markets and the activities of investors in such markets.

    The limited size of many emerging market securities markets and limited trading volume in the securities of emerging market issuers compared to the volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors' perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.

    DEFAULT, LEGAL RECOURSE. The Portfolios may have limited legal recourse in the event of a default with respect to certain debt obligations it may hold. If the issuer of a fixed-income security owned by a Portfolio defaults, the Portfolio may incur additional expenses to seek recovery. Debt obligations issued by emerging market governments differ from debt obligations of private entities; remedies from defaults on debt obligations issued by emerging market governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. The Portfolio's ability to enforce its rights against private issuers may be limited. The ability to attach assets to enforce a judgment may be limited. Legal recourse is therefore somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of debt obligations may be substantially different from those of other countries. The political context, expressed as an emerging market governmental issuer's willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of debt obligations in the event of default under commercial bank loan agreements.

    INFLATION. Many emerging markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries. Of these countries, some, in recent years, have begun to control inflation through prudent economic policies.

    WITHHOLDING. Income from securities held by the Portfolio could be reduced by a withholding tax on the source or other taxes imposed by the emerging market countries in which a Portfolio makes its investments. The Portfolio's net asset value may also be affected by changes in the rates or methods of taxation applicable to a Portfolio or to entities in which the Portfolio has invested. The Adviser will consider the cost of any taxes in determining whether to acquire any particular investments, but can provide no assurance that the taxes will not be subject to change.

    FOREIGN CURRENCIES. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain emerging market countries may restrict the free conversion of their currencies into other currencies. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar. Any devaluations in the currencies in which the Portfolio's portfolio securities are denominated may have a detrimental impact on the Portfolio's net asset value.

EQUITY SECURITIES (EQUITY PORTFOLIOS)

    The Portfolios may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which the Portfolio invest will cause the net asset value of the Portfolio to fluctuate.

    Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth of management. The securities of small companies are often traded over-the-counter, and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

EURODOLLAR AND YANKEE BANK OBLIGATIONS (INCOME PORTFOLIOS)

    The Portfolios may invest in Eurodollar bank obligations and Yankee bank obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee bank) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from freely flowing across its borders. Other risks include: adverse political and economic developments, the extent and quality of government regulation of financial markets and institutions, the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issuers.

FIXED INCOME SECURITIES (ALL PORTFOLIOS)

    The Portfolios may invest in fixed income securities. To the extent each Portfolio invests in fixed income securities, the net asset value of the Portfolio may change as prevailing interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. A Portfolio's investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than shorter-term obligations.

    After purchase by a Portfolio, a fixed income security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by a Portfolio. However, the Adviser will consider such event in its determination of whether the Portfolio should continue to hold the security. A security which has had its rating downgraded or revoked may be subject to greater risk of principal and income, and often involve greater volatility of price, than securities in the higher rating categories. Such securities are also subject to greater credit risks (including, without limitation, the possibility of default by or bankruptcy of the issuers of such securities) than securities in higher rating categories.

    Investment in obligations of foreign issuers may present a greater degree of risk than investment in domestic securities because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. See "Foreign Securities," below.

FLOATING AND VARIABLE RATE OBLIGATIONS (INCOME PORTFOLIOS)

    Certain obligations that the Portfolios may purchase may have a floating or variable rate of interest, i.e., the rate of interest varies with changes in specified market rates or indices, such as the prime rates, and at specified intervals. Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. The demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under "Foreign Securities," below.

Variable or floating rate demand notes may be issued by corporations, bank holding companies and financial institutions and similar taxable and tax-exempt instruments issued by government agencies and instrumentalities. These securities will typically have a maturity over one year but carry with them the right of the holder to put the securities to a remarketing agent or other entity at designated time intervals and on specified notice. The obligation of the issuer of the put to repurchase the securities may be backed by a letter of credit or other obligation issued by a financial institution. The purchase price is ordinarily par plus accrued and unpaid interest. Generally, the remarketing agent will adjust the interest rate every seven days (or-at other specified intervals) in order to maintain the interest rate at the prevailing rate for securities with a seven-day or other designated maturity.

The Portfolios may also purchase variable rate master demand notes. The terms of the obligations permit a Portfolio to invest fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These instruments permit weekly and, in some instances, daily changes in the amounts borrowed. A Portfolio has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount and the borrower may repay up to the full amount of the note without penalty. The notes may or may not be backed by bank letters of credit. Because the notes are direct lending arrangements between a Portfolio and the borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them, although they are redeemable (and, thus, immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. In connection with any such purchase and on an ongoing basis, the Adviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes make demand simultaneously. While master demand notes, as such, are not typically rated by credit rating agencies, a Portfolio may, under its minimum rating standards, invest in them only if, at the time of an investment, the issuer meets the criteria for the relevant Portfolio's investment in money market instruments.

Investments in floating or variable rate securities may involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate, such as rates on Treasury bonds or bills or the prime rate at a major commercial bank, and that a bondholder can demand payment of the obligations on short notice at par plus accrued interest. While there is usually no established secondary market for issues of this type of security, the dealer that sells an issue of such securities frequently also offers to repurchase such securities at any time, at a repurchase price which varies and may be more or less than the amount the bondholder paid for them.

Because of the variable rate nature of the instruments, during periods when prevailing interest rates decline, a Portfolio's yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, a Portfolio's yield will increase and its shareholders will have reduced risk of capital depreciation. In certain cases, the interest rate index on which an instrument's yield is based may not rise and fall to the same extent or as quickly as the general market for municipal obligations. These instruments are considered derivatives and the value of such instruments may be more volatile than other floating rate municipal obligations.

The maturity of floating or variable rate obligations (including participation interests therein) is deemed to be the longer of (i) the notice period required before a Portfolio is entitled to receive payment of the obligation upon demand, or (ii) the period remaining until the obligation's next interest rate adjustment. If not redeemed for a Portfolio through the demand feature, an obligation matures on a specified date which may range up to 30 years from the date of issuance.

FOREIGN CURRENCY EXCHANGE - RELATED SECURITIES (INCOME PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO, EQUITY PORTFOLIOS)

    The Portfolios may invest in foreign currency exchange related securities.

    FOREIGN CURRENCY WARRANTS. Foreign currency warrants such as Currency Exchange Warrants (SM) ("CEWs"(SM)) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or German deutsche mark. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining "time value" of the warrants (i.e., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were "out-of-the-money," in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the "OCC"). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

    PRINCIPAL EXCHANGE RATE LINKED SECURITIES. Principal exchange rate linked securities ("PERLs" (SM)) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on "standard" PERLS is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; "reverse" PERLS are like the "standard" securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLS may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

    PERFORMANCE INDEXED PAPER. Performance indexed paper ("PIPs" (SM)) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

    The Income Portfolios have no current intention of investing in CEWs(SM), PERLs(SM) or PIPs(SM).

FOREIGN SECURITIES (ALL PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO)

    The Portfolios may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on a Portfolio's earnings, assets, or transactions, limitation on the removal of cash or other assets of a Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. For example, significant uncertainty surrounds the effect of the Euro (a common currency for the European Union) on the value of securities denominated in local European currencies. These and other currencies in which a Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES (ALL PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO)

    The Portfolios may enter into forward foreign currency contracts and options on foreign currencies. Forward foreign currency exchange contracts ("forward contracts") are intended to minimize the risk of loss to a Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Portfolios may not enter into such contracts for speculative purposes. The Portfolios have no specific limitation on the percentage of assets that may be committed to forward contracts, subject to each Portfolio's stated investment objective and policies, except that no Portfolio will enter into a forward contract if the amount of assets set aside to cover the contract would impede portfolio management. By entering into transactions in forward contracts, however, the Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of forward contracts entered into for non-hedging purposes, the Portfolio may sustain losses which will reduce its gross income. Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

    A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security.

    The Portfolios have established procedures consistent with statements by the SEC and its staff regarding the use of forward contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which a Portfolio satisfies this requirement through segregation of assets, it will segregate cash, cash equivalents or high grade debt securities, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under forward contracts.

    The Fixed Income Portfolios and Opportunity Portfolio may each also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

    The Fixed Income Portfolios and Opportunity Portfolio may each also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, a Portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract's underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, the Portfolio may be able to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.

    There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with the Portfolio's obligation under the forward contract. On the date of maturity the Portfolio may be exposed to some risk of loss from fluctuations in that currency. Although the Adviser will attempt to hold such mismatching to a minimum, there can be no assurance that the Adviser will be able to do so. When a Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

    Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolios that may use derivatives to enhance their returns may enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk of losses which will reduce its gross income. For example, if the Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Portfolio may purchase or sell such currency, respectively, through a forward contract. If the expected changes in the value of the currency occur, the Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

FUTURES CONTRACTS (ALL PORTFOLIOS)

    The Portfolio may enter into futures contracts, including those on fixed income securities or indexes of municipal securities. A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date. A "purchase" of a futures contract means the acquisition of a contractual obligation to acquire the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date. Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange. Presently, futures contracts are based on such debt securities as long-term U.S. Treasury bonds, Treasury notes, three-month U.S. Treasury bills and on an index of municipal bonds.

    The Portfolio may enter into transactions in futures contracts to protect itself from fluctuations in interest rates but without the risks and transaction costs of buying or selling long-term debt securities. For example, if a Portfolio owns long-term bonds, and interest rates were expected to increase, a Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by a Portfolio. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the Portfolio's futures contracts would increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. When a Portfolio is not fully invested, and a decline in interest rates is anticipated, which would increase the cost of fixed income securities which the Portfolio intends to acquire, the Portfolio may purchase futures contracts. In the event that the projected decline in interest rates occurs, the increased cost to the Portfolio of the securities acquired should be offset, in whole or in part, by gains on the futures contracts. As portfolio securities are purchased, the Portfolio will close out its futures contracts by entering into offsetting transactions on the contract market on which the initial purchase was affected. In a substantial majority of these transactions, the Portfolio will purchase fixed income securities for the Portfolio upon termination of the long futures positions, but under unusual market conditions, a long futures position may be terminated without a corresponding purchase of securities.

    While futures contracts based on debt securities do provide for the delivery and acceptance of securities, such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. A Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time a purchase or sale is made, cash or securities must be provided as an initial deposit known as "margin" The initial deposit required will vary, but may be as low as 2% or less of a contract's face value. Daily thereafter, the futures contract is valued through a process known as "marking to market," and the Portfolio may receive or be required to pay additional "variation margin" as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

    When it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, a Portfolio may be protected, in whole or in part, against the increased cost of acquiring bonds resulting from a decline in interest rates. Similar results could be accomplished by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows action in anticipation of such an interest rate decline without having to sell a Portfolio's securities. To the extent futures contracts are entered into for this purpose, the assets in the segregated asset accounts maintained on behalf of a Portfolio will consist of cash, cash equivalents or high quality debt securities from the portfolio of the Portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial deposit and variation margin payments made for the Portfolio with respect to such futures contracts.

    The ability to hedge effectively all or a portion of a Portfolio through transactions in futures contracts depends on the degree to which movements in the value of the fixed income securities or index underlying such contracts correlate with movements in the value of securities held in the Portfolio. If the security, or the securities comprising the index, underlying a futures contract is different than the Portfolio securities being hedged, they may not move to the same extent or in the same direction. In that event, the hedging strategy might not be successful and the Portfolio could sustain losses on the hedging transactions which would not be offset by its gains. It is also possible that there may be a negative correlation between the index or security underlying a futures contract and the Portfolio securities being hedged, which could result in losses both on the hedging transaction and the Portfolio securities. In such instances, a Portfolio's overall return could be less than if the hedging transactions had not been undertaken.

    The trading of futures contracts on an index of fixed income securities entails the additional risk of imperfect correlation between movements in the futures price and the value of the underlying index. The anticipated spread between the prices may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the futures market. The risk of imperfect correlation, however, generally tends to diminish as the maturity date of the futures contract approaches.

    A Portfolio would purchase or sell futures contracts only if, in the judgment of the Adviser, there is expected to be a sufficient degree of correlation between movements in the value of such instruments and changes in the value of the relevant portion of the Portfolio for the hedge to be effective. There can be no assurance that the Adviser's judgment will be accurate.

    The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. This could require a Portfolio to post additional cash or cash equivalents as the value of the position fluctuates. Further, rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. While a Portfolio will establish a futures position only if there appears to be a liquid secondary market therefore, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held for a Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on a Portfolio's ability to effectively hedge its Portfolio.

    The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

    Investments in futures contracts also entail the risk that if the Adviser's investment judgment about the general direction of interest rates is incorrect, a Portfolio's overall performance may be poorer than if the Portfolio had not entered into any such contract. For example, if a Portfolio has been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in the Portfolio and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its bonds which are hedged because there will be offsetting losses in the Portfolio's futures positions. In addition, in such situations, if a Portfolio has insufficient cash, bonds may have to be sold from the Portfolio's to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

    Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Adviser does not believe that these trading and position limits will have an adverse impact on the hedging strategies regarding a Portfolio.

    Pursuant to claims for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or a "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to the CFTC regulations, the substantive limitations set forth in the Trusts' exemption filing with respect to its use of futures contracts are no longer applicable.

    When a futures contract is purchased, an amount of cash or cash equivalents will be deposited in a segregated account with a Portfolio's custodian bank so that the amount so segregated, plus the initial and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged. The ability to engage in the hedging transactions described herein may be limited by the current federal income tax requirement that less than 30% of a Portfolio's gross income be derived from the sale or other disposition of stock or securities held for less than three months.

HIGH YIELD/HIGH RISK SECURITIES (INCOME PORTFOLIOS EXCEPT CORE FIXED INCOME PORTFOLIO, EQUITY PORTFOLIOS)

    The Portfolios may invest in high yield/high risk securities. Securities except Fixed Core Income Portfolio rated lower than Baa by Moody's or lower than BBB by S&P are referred to as "non-investment grade," "high yield" or "junk" bonds. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. Since the risk of default is higher among lower rated, high-yield bonds, the Adviser's research and analyses are important ingredients in the selection of lower rated, high-yield bonds. Through portfolio diversification, good credit analysis and attention to current developments and trends in interest rates and economic conditions, investment risk can be reduced, although there is no assurance that losses will not occur. The Portfolio does not have any minimum rating criteria applicable to the fixed-income securities in which they invests. A description of the ratings used herein and in the Part A is set forth in Appendix A to this Part B.

    Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of a Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

    High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, a Portfolio may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

    The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily net asset value of a Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

    The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Adviser does not rely solely on credit ratings when selecting securities for a Portfolio, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a security held by a Portfolio, the Portfolio may retain the security if the Adviser deems it in the best interest of investors.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES, AND SECTION 4(2) SECURITIES (ALL PORTFOLIOS)

    The Portfolios may each invest up to 15% of its net assets in securities that are illiquid by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act or commercial paper issued pursuant to Section 4(2) under the 1933 Act when such securities are determined to be liquid in accordance with guidelines established by each Trust's Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

    The Adviser may determine that a particular Rule 144A security is liquid and thus not subject to a Portfolio's limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of a Portfolio's illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

INVERSE FLOATING RATE OBLIGATIONS (INCOME PORTFOLIOS)

    The Portfolios may invest in inverse floating rate obligations ("inverse floaters"). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater CMOs exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets.

INVESTMENT COMPANY SECURITIES (ALL PORTFOLIOS)

    Each Portfolio may invest in securities issued by other investment companies. Such securities will be acquired by a Portfolio within the limits prescribed by the 1940 Act which generally include a prohibition against a Portfolio investing more than 10% of the value of its total assets in such securities. Investors should recognize that the purchase of securities of other investment companies results in duplication of expenses such that investors indirectly bear a proportionate share of the expenses of such companies including operating costs, and investment advisory and administrative services fees. A Portfolio may not invest more than 5% of its total assets in the securities of any one investment company.

    The Portfolios serve as underlying funds for the HSBC Lifeline Funds, which invest their assets in a combination of the Portfolios, the HSBC Investor Money Market Fund and/or certain other securities as permitted under section 12(d)(1)(G) of the 1940 Act. No Portfolio that serves as such an underlying fund will itself rely upon the exemption in section 13(d)(1)(G) to make investments in other funds that exceed the limitations described above.

    The Portfolios may invest in other investment companies including exchange traded funds ("ETFs"), as a means of gaining exposure to a market or sector that the Portfolio invests in. ETFs are investment companies that are bought and sold on a securities exchange. An ETF represents a fixed portfolio of securities designed to track a particular market segment or index. A Portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting an opportunity to purchase securities directly. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile that the underlying portfolio of securities and ETFs have management fees that increase their costs versus the costs of owning the underlying securities directly. (See also the description of Investment Company Securities).

LENDING OF PORTFOLIO SECURITIES (ALL PORTFOLIOS)

    Except as otherwise provided in Part A or Part B, each Portfolio may lend portfolio securities in an amount up to 33 1/3% of total Portfolio assets. The Opportunity Portfolio may lend portfolio securities in an amount up to 30% of total Portfolio assets. Loans of portfolio securities may be made to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities earn income for the Portfolio and are collateralized by cash, cash equivalent or U.S. government securities. The Portfolio might experience a loss if the financial institution defaults on the loan. The borrower at the initiation of the loan must deposit with a Portfolio cash or cash equivalent collateral or provide to the Portfolio an irrevocable letter of credit equal in value to at least 102% of the value of loaned domestic securities and 105% of the value of loaned foreign securities, and then must continue to make deposits as necessary to maintain collateral of at least 100% of the value of the loaned securities on a daily basis. Although voting rights of the loaned securities may pass to the borrower, if a material event affecting the investment in the loaned securities is to occur, the Portfolio must terminate the loan and vote the securities. Alternatively, the Portfolio may enter into an arrangement that ensures that it can vote the proxy even while the borrower continues to hold the securities. During the time portfolio securities are on loan, the borrower pays the lending Portfolio any interest or distributions paid on such securities. The Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. Loans are subject to termination at the option of the Portfolio or the borrower at any time. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker, provided that, in accordance with SEC guidance, the fees paid to an affiliated lending agent must be limited to transaction-based compensation rather that a share of earnings on the loans. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.

MONEY MARKET SECURITIES (ALL PORTFOLIOS)

    Each Portfolio's investments in money market instruments will consist of (i) short-term obligations of the U.S. Government, its agencies and instrumentalities; (ii) other short-term debt securities rated A or higher by Moody's or S&P or, if unrated, of comparable quality in the opinion of the Adviser; (iii) commercial paper, including master demand notes; (iv) bank obligations, including certificates of deposit, bankers' acceptances and time deposits: and (v) repurchase agreements. Securities issued or guaranteed as to principal and interest by the U.S. Government include a variety of Treasury securities, which differ in their interest rates, maturities and dates of issue. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government may or may not be supported by the full faith and credit of the United States or by the right of the issuer to borrow from the Treasury.

    Considerations of liquidity and preservation of capital mean that a Portfolio may not necessarily invest in money market instruments paying the highest available yield at a particular time.

MORTGAGE DOLLAR ROLL TRANSACTIONS (INCOME PORTFOLIOS)

    The Portfolios may engage in dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a dollar roll transaction, a Portfolio sells a mortgage-backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. A Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. A Portfolio may also be compensated by receipt of a commitment fee. When a Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with the Portfolio's custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolios' investment restrictions.

MORTGAGE-RELATED SECURITIES (INCOME PORTFOLIOS AND OPPORTUNITY PORTFOLIO)

    The Portfolios may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

    There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction an investor could purchase $1 million 30-year FNMA 9's and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

    Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

    Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

    Credit risk reflects the risk that a Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

    MORTGAGE PASS-THROUGH SECURITIES. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

    The principal governmental guarantor of mortgage-related securities is the Government National Mortgage Association ("GNMA"). GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government.

    FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the 12 Federal Home Loan Banks and now owned entirely by private stockholders. FHLMC issues participation certificates ("PCs") which represent interests in conventional mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

    Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets a Portfolio's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. The Portfolios will not purchase mortgage-related securities or other assets which in the Adviser's opinion are illiquid if, as a result, more than 15% of the value of a Portfolio's net assets will be illiquid. (See "Illiquid Investments, Rule 144A Securities, and Section 4(2) Securities" in this section.)

    Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to a Portfolio's industry concentration restrictions, set forth below under "Investment Restrictions," by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage- related securities, the Portfolios take the position that mortgage-related securities do not represent interests in any particular "industry" or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the Federal Housing Administration or the Department of Veterans Affairs. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

    COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

    CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments. In a typical CMO transaction, a corporation ("issuer") issues multiple series (e.g., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates ("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

    FHLMC CMOS. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC's mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC's minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the "pass-through" nature of all principal payments received on the collateral pool in excess of FHLMC's minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

    If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC's minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds. Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

    OTHER MORTGAGE-RELATED SECURITIES. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

    CMO RESIDUALS. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

    The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-backed securities. See "Other Mortgage-Related Securities --Stripped Mortgage-Backed Securities." In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances a Portfolio may fail to recoup fully its initial investment in a CMO residual.

    CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in

CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be deemed "illiquid" and subject to a Portfolio's limitations on investment in illiquid securities.

    STRIPPED MORTGAGE-BACKED SECURITIES ("SMBS"). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

    SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The cash flow and yields on IO and PO classes can be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

    Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed "illiquid" and subject to a Portfolio's limitations on investment in illiquid securities.

    MORTGAGE-BACKED SECURITIES AND ASSET-BACKED SECURITIES - TYPES OF CREDIT SUPPORT. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches.

    The ratings of mortgage-backed securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

    Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such a security.

OPTIONS AND FUTURES (ALL PORTFOLIOS)

The Portfolios may invest in options and futures contracts to the extent set forth in Part A and this Part B. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of a Portfolio. While the use of these instruments by a Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower a Portfolio's return. Certain strategies limit the potential of a Portfolio to realize gains as well as limit their exposure to losses. A Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures contract or a futures option position.

OPTIONS ON SECURITIES. A "call option" is a contract sold for a price (the "premium") giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. A Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if a Portfolio writes an option which expires unexercised or is closed out by a Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

A Portfolio may write options in connection with buy-and-write transactions; that is, a Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option a Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written.

The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by a Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

A Portfolio may also write combinations of put and call options on the same security, a practice known as a "straddle." By writing a straddle, a Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, a Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by a Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

A Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in a Portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. A Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by a Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

The staff of the SEC has taken the position that purchased over-the-counter options and certain assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed a certain percentage of a Portfolio's assets (the "SEC illiquidity ceiling"). The Adviser intends to limit a Portfolio's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Portfolios intend to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts the Portfolios have in place with such primary dealers will provide that the Portfolios have the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by a Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. A Portfolio will treat all or a portion of the formula as illiquid for purposes of the SEC illiquidity ceiling imposed by the SEC staff. A Portfolio may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

OPTIONS ON SECURITIES INDICES. A Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in the Portfolio. Where a Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. A Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by a Portfolio in cash or cash equivalents in a segregated account with its custodian. A Portfolio may cover put options on securities indices by maintaining cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else by holding a put on the same security and in the same principal amount as the put written where the exercise price of the put held (a) is equal to or greater than the exercise price of the put written or (b) is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

A Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's investment. By writing a put option, a Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

A Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, a Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of a Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

The purchase of call options on securities indices may be used by a Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, a Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when a Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

RISK FACTORS:

    IMPERFECT CORRELATION OF HEDGING INSTRUMENTS WITH THE PORTFOLIO. The ability of a Portfolio to effectively hedge all or a portion of its portfolio through transactions in options, futures contracts, and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of that Portfolio. If the values of Portfolio's securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, a Portfolio's hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, a Portfolio's overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, a Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where a Portfolio enters into forward contracts as a "cross hedge" (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Subadviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

The trading of options, futures contracts and forward contracts also entails the risk that, if the Adviser's judgment as to the general direction of interest or exchange rates is incorrect, a Portfolio's overall performance may be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

It should be noted that the Intermediate Duration Portfolio and Opportunity Portfolio may each purchase and write options not only for hedging purposes, cash management, or to simulate investments in otherwise permissible securities, but also for the purpose of attempting to increase its return. As a result, the Intermediate Duration Portfolio and Opportunity Portfolio will incur the risk that losses on such transactions will not be offset by


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


corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

POTENTIAL LACK OF A LIQUID SECONDARY MARKET. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and a Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on a Portfolio's ability effectively to hedge.

The liquidity of a secondary market in an option or futures contract may be adversely affected by "daily price fluctuation limits," established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent a Portfolio from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

OPTIONS ON FUTURES CONTRACTS. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

ADDITIONAL RISKS OF TRANSACTIONS RELATED TO FOREIGN CURRENCIES AND TRANSACTIONS NOT CONDUCTED ON THE UNITED STATES EXCHANGES. The available information on which a Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which a Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for a Portfolio to respond in a timely manner.

In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of a Portfolio's position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions, and could therefore result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house and a Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the Commodities Futures Trading Commission ("CFTC") has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for a Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.

As a result of its investments in foreign securities, a Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. A Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by a Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, a Portfolio may elect to take delivery of such currencies. Under such circumstances, a Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, a Portfolio may hold such currencies for an indefinite period of time if the Subadviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Subadviser anticipates favorable movements in such rates.

While the holding of currencies will permit a Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes a Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio's position. Such losses could also adversely affect a Portfolio's hedging strategies. Certain tax requirements may limit the extent to which a Portfolio will be able to hold currencies.

Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Portfolio and the Adviser, the Portfolio and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Portfolios' exemption filing with respect to its use of futures contracts are no longer applicable.

When a Portfolio purchases a futures contract, an amount of cash and cash equivalents will be deposited in a segregated account with the Portfolio's custodian so that the amount so segregated will at all times equal the value of the futures contract, thereby insuring that the leveraging effect of such futures is minimized.

OTHER DEPOSITORY RECEIPTS (CDRS, EDRS, GDRS) (INTERNATIONAL EQUITY PORTFOLIO)

    The Portfolios may invest in depository receipts. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. GDRs are issued globally and evidence a similar ownership arrangements. Generally, ADRs in registered form are designed for use in the United States securities markets and EDRs and CDRs in bearer form are designed for use in Europe and GDRs are designed for trading in non-U.S. securities markets. The Portfolio may invest in EDRs, CDRs and GDRs through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to holders of such receipts in respect of the deposited securities.

    There are certain risks associated with investments in unsponsored depositary programs. Because the non-U.S. company does not actively participate in the creation of the depositary program, the underlying agreement for service and payment will be between the depositary and the shareholder. The company issuing the stock underlying the depositary receipts pays nothing to establish the unsponsored facility, as fees for depositary receipt issuance and cancellation are paid by brokers. Investors directly bear the expenses associated with certificate transfer, custody and dividend payment. In an unsponsored depositary program, there also may be several depositaries with no defined legal obligations to the non-U.S. company. The duplicate depositaries may lead to marketplace confusion because there would be no central source of information to buyers, sellers and intermediaries. The efficiency of centralization gained in a sponsored program can greatly reduce the delays in delivery of dividends and annual reports.

    In addition, with respect to all depositary receipts, there is always the risk of loss due to currency fluctuations.

REAL ESTATE SECURITIES (EQUITY FUNDS)

       The Portfolios may invest in REITs. REITs pool investors' funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distribute to its shareholders at least 95% of its taxable income (other than net capital gains) for each taxable year. REITS can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolios will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolios may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks) because of its policy of concentration in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from the environmental problems, casualty or condemnation losses, limitation on rents, changes in neighborhood values, the appeal of properties to tenants changes in interest rates.

REPURCHASE AGREEMENTS (ALL PORTFOLIOS)

    The Portfolios may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers' acceptances. Repurchase agreements are transactions by which a portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. While repurchase agreements involve certain risks not associated with direct investments in the underlying securities, a Portfolio will follow procedures designed to minimize such risks. These procedures include effecting repurchase transactions only with large, well-capitalized banks and registered broker-dealers having creditworthiness determined by the Adviser to be substantially equivalent to that of issuers of debt securities rated investment grade. In addition, each Portfolio's repurchase agreements will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement, and that the Portfolio's custodian will take possession of such collateral. In the event of a default or bankruptcy by the seller, a Portfolio will seek to liquidate such collateral. The Adviser will continually monitor the value of the underlying securities to ensure that their value always equals or exceeds the repurchase price plus accrued interest. However, the exercise of a Portfolio's right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Portfolio could suffer a loss. Repurchase agreements are considered to be loans by an investment company under the 1940 Act. It is the current policy of the Core Plus Fixed Income Portfolio not to enter into repurchase agreements exceeding in the aggregate 15% of the market value of the respective Portfolio's total assets. The Opportunity Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment, together with illiquid securities held for the Portfolio, exceeds 15% of the Portfolio's net assets.

    The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of a Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the underlying securities. While the managements of the Portfolios Trust acknowledge these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

SHORT-TERM TRADING (ALL PORTFOLIOS)

    The Portfolios may engage in short-term trading. Although the Portfolio will not make a practice of short-term trading, purchases and sales of securities will be made whenever necessary or desirable in the management's view to achieve the investment objective of the Portfolio. A change in the securities held by the Portfolio is known as "portfolio turnover." Management does not expect that in pursuing the Portfolio's investment objective unusual portfolio turnover will be required and intends to keep turnover to a minimum consistent with the Portfolio's investment objective. The trading costs and tax affects associated with portfolio turnover may adversely affect the Portfolio's performance. The management believes unsettled market economic conditions during certain periods require greater portfolio turnover in pursuing the Portfolio's investment objectives than would otherwise be the case. A higher incidence of portfolio turnover will result in greater transaction costs to the Portfolio.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS (INCOME PORTFOLIOS, INTERNATIONAL EQUITY PORTFOLIO AND OPPORTUNITY PORTFOLIO)

    The Portfolios may invest in sovereign and supranational debt obligations. Debt instruments issued or guaranteed by foreign governments, agencies, and supranational ("sovereign debt obligations"), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

SWAPS, CAPS, FLOORS AND COLLARS (INCOME PORTFOLIOS)

    The Portfolios may enter into swap contracts and other similar instruments in accordance with its policies. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term specified index includes currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, a Portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency swaps in which a Portfolio may enter will generally involve an agreement to pay interest streams calculated by reference to interest income linked to a specified index in one currency in exchange for a specified index in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

    The swaps in which a Portfolio may engage also include rate caps, floors and collars under which one party pays a single or periodic fixed amount(s) (or premium) and the other party pays periodic amounts based on the movement of a specified index.

    The Portfolios will usually enter into swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two returns. A Portfolio's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash, U.S. Government securities, or other liquid securities, to avoid any potential leveraging. A Portfolio will not enter into any swap agreement unless the unsecured commercial paper, senior debt or the claims-paying ability of the counterparty is rated AA or A-1 or better by S&P or Aa or P-1 or better by Moody's, rated comparably by another NRSRO or determined by the Adviser to be of comparable quality.

    Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that a Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, a Portfolio's risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, a Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

    The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of a Portfolio would be less favorable than it would have been if this investment technique were not used.

U.S. GOVERNMENT SECURITIES (ALL PORTFOLIOS)

    The Portfolios may invest in U.S. Government Securities to the extent set forth in the Part A and this Part B. The International Equity Portfolio may invest in U.S. Government Securities for liquidity purposes and for temporary defensive purposes. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

    Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the Federal National Mortgage Association ("FNMA"), are supported by the discretionary authority of the U.S. Government to purchase the agencies' obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

WARRANTS (GROWTH PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO AND VALUE PORTFOLIO)

    A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specific amount of the corporation's capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Once a warrant expires, it has no value in the market. Warrant positions will not be used to increase the leverage of a Portfolio. Consequently, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES (INCOME PORTFOLIOS)

    The Portfolios may purchase securities on a when-issued or delayed-delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the transaction. The when-issued securities are subject to market fluctuation and no interest accrues to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself in which case there could be an unrealized loss at the time of delivery. If the other party to a when-issued transaction fails to deliver or pay for the security, a Portfolio could miss a favorable price or yield opportunity or suffer a loss.

    The Income Portfolios may invest in "when-issued" municipal obligations. New issues of municipal obligations may be offered on a "when-issued" or "forward delivery" basis. The payment obligation and the interest rate that will be received on the municipal obligations offered on this basis are each fixed at the time a Portfolio commits to the purchase, although settlement, i.e., delivery of and payment for the municipal obligations, takes place beyond customary settlement time (but normally within 45 days of the commitment). Between the time a Portfolio commits to purchase the "when-issued" or "forward delivery" municipal obligation and the time delivery and payment are made, the "when-issued" or "forward delivery" municipal obligation is treated as an asset of the Portfolio and the amount which the Portfolio is committed to pay for that municipal obligation is treated as a liability of the Portfolio. No interest on a "when-issued" or "forward delivery" municipal obligation is accrued for a Portfolio until delivery occurs. Although a Portfolio only makes commitments to purchase "when-issued" or "forward delivery" municipal obligations with the intention of actually acquiring them, the Portfolio may sell these obligations before the settlement date if deemed advisable by the Adviser.

    Purchasing municipal obligations on a "when-issued" or "forward delivery" basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the "when-issued" or "forward delivery" municipal obligation may have a lesser (or greater) value at the time of settlement than a Portfolio's payment obligation with respect to that municipal obligation. Furthermore, if a Portfolio sells the "when-issued" or "forward delivery" municipal obligation before the settlement date or if a Portfolio sells other obligations from the Portfolio's portfolio in order to meet the payment obligations, the Portfolio may realize a capital gain, which is not exempt from federal, New York State or New York City income taxation.

    Municipal obligations purchased on a "when-issued" or "forward delivery" basis and the securities held in a Portfolio's portfolio are subject to changes in value (both generally changing in the same way, that is, both experiencing appreciation when interest rates decline and depreciation when interest rates rise) based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. In order to invest a Portfolio's assets immediately, while awaiting delivery of securities purchased on a "when-issued" or "forward delivery" basis, short-term obligations that offer same day settlement and earnings normally are purchased. Although short-term investments normally are in tax-exempt securities, short-term taxable securities may be purchased if suitable short-term tax-exempt securities are not available. At the time the Income Portfolios enter into a transaction on a "when-issued" or forward delivery basis, it will segregate cash, cash equivalents or high quality debt securities equal to the amount of the "when-issued" or "forward delivery" commitment. For the purpose of determining the adequacy of the securities segregated, the securities are valued at market value. If the market value of such securities declines, additional cash or high quality debt securities are segregated daily so that the value of the segregated securities equals the amount of a Portfolio's commitments. On the settlement date of the "when-issued" or "forward delivery" securities, the Income Portfolio's obligations are met from then-available cash flow, sale of segregated securities, sale of other securities or, although not normally expected, from sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or lesser than a Portfolio's payment obligations).

ZERO COUPON OBLIGATIONS (INCOME PORTFOLIOS)

    The Portfolios may invest in zero coupon obligations, which are fixed-income securities that do not make regular interest payments. Instead, zero coupon obligations are sold at substantial discounts from their face value. A Portfolio will accrue income on these investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy a Portfolio's distribution obligations, in which case the Portfolio will forego the purchase of additional income-producing assets with these Portfolios. The difference between a zero coupon obligation's issue or purchase price and its face value represents the imputed interest an investor will earn if the obligation is held until maturity. Zero coupon obligations may offer investors the opportunity to earn higher yields than those available on ordinary interest-paying obligations of similar credit quality and maturity. However, zero coupon obligation prices may also exhibit greater price volatility than ordinary fixed-income securities because of the manner in which their principal and interest are returned to the investor.

                               PORTFOLIO TURNOVER

    For the purposes of this section, references to the Adviser should be understood as including references to the relevant Subadviser with respect to the Sub-Advised Portfolios.

    The Portfolios are managed generally without regard to restrictions on portfolio turnover, except those imposed by provisions of the federal tax laws regarding short-term trading. In general, the Portfolios will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Adviser engages in portfolio trading for a Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing a Portfolio's portfolio, the Adviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to each Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio's shareholders tend to increase as the portfolio turnover increases.


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

    For the fiscal years ended October 31, 2007 and 2006, the portfolio turnover rate for each Portfolio was:

         PORTFOLIO*                                       2007       2006
         ----------                                      -------    -------
         Intermediate Duration Fixed Income Portfolio    219.76%    236.51%

         Core Plus Fixed Income Portfolio                252.56%    273.91%

         High Yield Fixed Income Portfolio               30.77%     13.61%

         Growth Portfolio                                57.04%     75.06%

         International Equity Portfolio                  26.08%     33.39%

         Opportunity Portfolio                           69.41%     60.83%

         Value Portfolio                                 18.67%     20.63%

    If a Portfolio or Portfolio has a portfolio turnover rate of 100% or more, transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of a Portfolio with a lower portfolio turnover rate. See "Portfolio Transactions" and "Tax Matters" below.

                             PORTFOLIO TRANSACTIONS

    For the purposes of this section, references to the Adviser should be understood as including references to the relevant Subadviser with respect to the Sub-Advised Portfolio.

    The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolios. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of each Portfolio's shareholders rather than by any formula. In placing orders for each Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although each Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of investments for a Portfolio with a broker-dealer affiliate of the Adviser.

    The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing each Portfolio. The management fee paid from the Portfolio is not reduced because the Adviser and its affiliates receive such services.

    Generally, fixed income securities are traded on a net basis and do not involve brokerage commissions. Under the 1940 Act, persons affiliated with HSBC Bank USA or the Adviser (including any Subadviser) are prohibited from dealing with a Portfolio as a principal in the purchase and sale of securities except in accordance with regulations adopted by the Securities and Exchange Commission. A Portfolio may purchase fixed income securities from underwriting syndicates of which the Adviser or an affiliate is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act. Under the 1940 Act, persons affiliated with the Adviser may act as a broker for a Portfolio. In order for such persons to effect any portfolio transactions for a Portfolio, the commissions, fees or other remuneration received by such persons must be reasonable and fair compared to the commissions, fees or other remunerations paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow the affiliate to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review the commissions paid by each Portfolio to affiliated brokers. The Portfolios will not do business with nor pay commissions to affiliates of the Adviser in any portfolio transactions where they act as principal.

    As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause a Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to the Adviser an amount of commission for effecting a securities transaction for a Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its respective overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.

    The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. The SEC has published proposed interpretative guidance that would tighten existing standards concerning the types of expenses that qualify for the
Section 28(e) safe harbor and set forth certain steps that investment advisers would need to take in order to ensure such qualification.

    Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by a Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided such Research.

    Investment decisions for each Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event each day's transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which in the Adviser's opinion is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. In other cases, however, the Adviser believes that a Portfolio's ability to participate in volume transactions will produce better executions for the Portfolio.

    The Board of Trustees of the Trust has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.

    If a Portfolio invests primarily in fixed-income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, such Portfolios would not ordinarily pay significant brokerage commissions with respect to their securities transactions.

    In the United States and in some other countries debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by each Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present no arrangements for the recapture of commission payments are in effect.

    For the fiscal years ended October 31, 2007, 2006 and 2005, the Portfolios paid aggregate brokerage commissions as shown in the following table:

       PORTFOLIO                                       2007      2006      2005
       ---------                                     --------  --------  --------
       Intermediate Duration Fixed Income Portfolio        $0        $0        $0
       Core Plus Fixed Income Portfolio                    $0        $0        $0
       High Yield Fixed Income Portfolio*                  $0        $0        $0
       Growth Portfolio                               $70,608   $80,231   $75,164
       Value Portfolio                                $17,808   $17,223   $32,133
       International Equity Portfolio                $200,585  $232,187  $191,558
       Opportunity Portfolio                         $379,176  $371,161  $636,182

    * The High Yield Portfolio commenced operations on November 18, 2005.

    During the last fiscal year ended October 31, 2007, the Portfolios acquired securities issued by their regular broker or dealers, or their parent companies, as follows. The following shows the aggregate holdings of the securities of each such issuer as of October 31, 2007. (For these purposes a regular broker or dealer includes any of the (a) ten brokers or dealers that received the greatest dollar amount of brokerage commissions by virtue of direct or indirect participation in the Trust's portfolio transactions during the its most recent fiscal year, (b) ten brokers or dealers that engaged as principal in the largest dollar amount of portfolio transactions of the Trust during its most recent fiscal year, or (c) ten brokers or dealers that sold the largest dollar amount of securities of the Portfolios during the Trust's most recent fiscal year.)

------------------------------------------------------------------------------------------------------------------------------
                   CS First     Deutsche       Morgan       Goldman      JP Morgan     Citigroup      Barclays        UBS
                    Boston        Bank        Stanley      Sachs & Co    Chase & Co
                               Securities
                                  Corp
------------------------------------------------------------------------------------------------------------------------------
Intermediate                  $    178,781  $    673,109  $    380,540  $    190,622  $    705,977  $    141,979  $    184,134
Duration Fixed
Income
Portfolio
------------------------------------------------------------------------------------------------------------------------------
Core Plus                     $  1,174,846  $  1,286,552  $  2,781,676  $  1,444,714  $  5,442,194  $    804,549  $  1,207,103
Fixed Income
Portfolio
------------------------------------------------------------------------------------------------------------------------------
High Yield
Fixed Income
Portfolio + *

------------------------------------------------------------------------------------------------------------------------------
Growth                                                    $  1,115,640                                            $    673,809
Portfolio
------------------------------------------------------------------------------------------------------------------------------
Value Portfolio                                                         $  1,877,650  $  3,239,163
------------------------------------------------------------------------------------------------------------------------------
International     $5,481,017  $ 15,554,839                                                          $  5,792,255
Equity
Portfolio
------------------------------------------------------------------------------------------------------------------------------
Opportunity
Portfolio ++*
------------------------------------------------------------------------------------------------------------------------------

+   The High Yield Fixed Income Portfolio commenced operations on November 18,
    2005.

++  Formerly the Small Cap Equity Portfolio.

* The High Yield Fixed Income Portfolio and Opportunity Portfolio did not acquire any securities issued by the Funds regular brokers, dealers, or their parent companies.

                               PORTFOLIO HOLDINGS

    The Board of Trustees of the Trust has adopted policies and procedures for the Trust relating to disclosure of the Portfolios' portfolio securities (the "Policy"). The Policy is designed to ensure disclosure of holdings information where necessary to the Trust's operation or useful to a Portfolio's shareholders without compromising the integrity or performance of the Portfolio.

    Pursuant to applicable law, the Trust is required to disclose its complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q. Semi-Annual and Annual Reports are distributed to shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to shareholders, but are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov. These reports are available, free of charge, on the Trusts' website at www.investorfunds.us.hsbc.com.

    The Trust's website also provides information about the Fund's top 10 holdings, sector holdings and other characteristics data as of the end of the most recent month. The Trust may publish the Fund's full portfolio holdings fifteen (15) days after the end of each month. This information is available until updated as of the following month. The information on the Trust's website is publicly available to all categories of persons.

    The Trust or the Adviser may share non-public holdings information of the Trust sooner than 60 days of the end of the fiscal quarter with the Adviser and other service providers to the Trusts (including the Trust's custodian, the Trust's sub-administrator, Citi; and pricing services such as FT Interactive). In addition, the Trust may share non-public holdings information with mutual fund ranking and rating services, including Standard & Poor's Corporation, Morningstar, Lipper Analytical Services and Bloomberg L.P. These service providers and other entities owe contractual, fiduciary, or other legal duties of confidentiality to the Trust or the Adviser that foster reasonable expectations that holdings information will not be misused. The Trust's officers may authorize disclosure of the Trust's holdings portfolio information to service providers where such service provider needs information to fulfill its duties.

    The Trust may also disclose information about portfolio holdings to mutual fund evaluation services that agree not to disclose the information to third parties and that enter into a Confidentiality Agreement. Such Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the portfolio. Disclosures may be made to other third parties under a Confidentiality Agreement satisfactory to fund counsel and the Trust's Chief Compliance Officer ("CCO"). The Confidentiality Agreement prohibits anyone in possession of non-public holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform services for the portfolio.

    Currently, the Trust has arrangements to provide additional disclosure of holdings information to the following evaluation services: Lipper, Morningstar, Bloomberg and Standard & Poor's Corporation.

    No compensation or other consideration is paid to or received by any party in connection with the disclosure of holdings information, including the Trust, the Adviser and its affiliates.

    Pursuant to the Policy, the CCO may authorize exceptions and allow disclosures under other circumstances he or she deems appropriate. In addition, the Fund may disclose its holdings, as appropriate, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a "Material Compliance Matter" as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the Board.

                             INVESTMENT RESTRICTIONS

    The Portfolios have adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio. The term "majority of the outstanding voting securities" as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities." The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

ALL INCOME PORTFOLIOS AND EQUITY PORTFOLIOS

    Each of the Income Portfolios and Equity Portfolios is subject to the following non-fundamental restrictions, in addition to the fundamental and non-fundamental restrictions set forth below under the headings for each
Portfolio:

    1. The Portfolio may not purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures.

    2. The Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities.

    3. The Portfolio may not invest in securities of any registered investment company except to the extent permitted under the 1940 Act generally or in accordance with any exemptive order granted to the Trust by the SEC.

CORE FIXED INCOME PORTFOLIO, HIGH YIELD FIXED INCOME PORTFOLIO AND SHORT DURATION FIXED INCOME PORTFOLIO

    As a matter of fundamental policy, the Portfolio will not:

    1.  borrow money, except to the extent permitted under the 1940 Act;

    2.  issue any senior securities, except as permitted under the 1940 Act;

    3. act as underwriter of securities within the meaning of the Securities Act, except insofar as it might be deemed to be an underwriter upon disposition of certain portfolio securities acquired within the limitation of purchases of restricted securities;

    4. purchase or sell real estate, provided that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies that invest in real estate or interests therein or are engaged in the real estate business, including real estate investment trusts;

    5. purchase or sell commodities or commodity contracts, except that the Portfolio may deal in forward foreign exchange transactions between currencies of the different countries in which it may invest and purchase and sell stock index and currency options, stock index futures, financial futures and currency futures contracts and related options on such futures;

    6. make loans except through loans of portfolio securities, entry into repurchase agreements, acquisitions of securities consistent with its investment objective and policies and as otherwise permitted by the 1940 Act; and

    7. purchase any securities, which would cause 25% or more of the value of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to (i) instruments issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and (ii) repurchase agreements secured by the instruments described in clause (i); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services; for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

    In applying fundamental policy number 7, mortgage-backed securities need not be considered a single industry, and shall be classified as follows for purposes of the concentration policy. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number seven. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.

CORE PLUS FIXED INCOME PORTFOLIO

   As a matter of fundamental policy, the Core Plus Portfolio will not:

    1.  invest in physical commodities or contracts on physical commodities;

    2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

    3. make loans except: (i) by purchasing debt securities in accordance with its investment objective and policies, or entering into repurchase agreements, and (ii) by lending its portfolio securities;

    4. with respect to 75% of its assets, purchase a security if, as a result, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any issuer;

    5. with respect to 75% of its assets, purchase securities of any issuer if, as the result, more than 5% of the Portfolio's total assets, taken at market value at the time of such investment, would be invested in the securities of such issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

    6. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

    7. acquire any securities of companies within one industry if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position; and provided further that mortgage-backed securities shall not be considered a single industry for the purposes of this investment restriction;

    8. borrow money (including from a bank or through reverse repurchase agreements or forward dollar roll transactions involving mortgage-backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

    9.  issue senior securities, except as permitted under the 1940 Act.

     In applying fundamental policy number 7, mortgage-backed securities need not be considered a single industry, and shall be classified as follows for purposes of the concentration policy. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number 7. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.

     In applying fundamental policy number 8, borrowing for the purposes of meeting redemption requests that in the aggregate constitute 5% or more of the Portfolio's net assets shall be deemed to be borrowings made for emergency purposes.

     The Portfolio is subject to the following restrictions which may be changed by its Board of Trustees without investor approval.

     As a matter of non-fundamental policy, the Portfolio will not:

    1. invest in futures and/or options on futures to the extent that its outstanding obligations to purchase securities under any future contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets;

    2. invest in warrants, valued at the lower of cost or market, in excess of 5% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities; or

    3. enter into repurchase agreements exceeding in the aggregate 15% of the market value of its total assets.

INTERMEDIATE DURATION FIXED INCOME PORTFOLIO

    As a matter of fundamental policy, the Intermediate Duration Portfolio will not:

    1.  invest in physical commodities or contracts on physical commodities;

    2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interest in real estate;

    3. make loans except: (i) by purchasing debt securities in accordance with its investment objective and policies, or entering into repurchase agreements, and (ii) by lending its portfolio securities;

    4. with respect to 75% of its assets, purchase a security if, as a result, it would hold more than 10% (taken at the time of such investment) of the outstanding voting securities of any issuer;

    5. with respect to 75% of its assets, purchase securities of any issuer if, as the result, more than 5% of the Portfolio's total assets, taken at market value at the time of such investment, would be invested in the securities of such issuer, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

    6. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

    7. acquire any securities of companies within one industry if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position; and provided further that mortgage-backed securities shall not be considered a single industry for the purposes of this investment restriction;

    8. borrow money (including from a bank or through reverse repurchase agreements or forward dollar roll transactions involving mortgage-backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

    9.  issue senior securities, except as permitted under the 1940 Act.

    In applying fundamental policy number 7, mortgage-backed securities need not be considered a single industry, and shall be classified as follows for purposes of the concentration policy. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number 7. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.

    The Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval. As a matter of non-fundamental policy, the Portfolio will not:

    1. invest in futures and/or options on futures to the extent that its outstanding obligations to purchase securities under any future contracts in combination with its outstanding obligations with respect to options transactions would exceed 35% of its total assets;

    2. invest in warrants, valued at the lower of cost or market, in excess of 5% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities.

GROWTH PORTFOLIO AND VALUE PORTFOLIO

    As a matter of fundamental policy, the Portfolio will not:

    1.  invest in physical commodities or contracts on physical commodities;

    2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

    3. make loans except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio's investment objective and policies;

    4. borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

    5. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

    6. acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

    7.  issue senior securities, except as permitted under the 1940 Act;

    8. with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer; and

    9. with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

     As a matter of non-fundamental policy, the Portfolio will not:

    1. enter into a futures contract if, immediately thereafter, the value of securities and other obligations underlying all such futures contracts would exceed 50% of the value of the Portfolio's total assets. Moreover, the Portfolio will not purchase put and call options if, as a result, more than 5% of its total assets would be invested in such options.

    2. invest in warrants, valued at the lower or cost or market, in an amount in excess of 5% of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities.

INTERNATIONAL EQUITY PORTFOLIO

    As a matter of fundamental policy, the International Equity Portfolio will not:

    1.  invest in physical commodities or contracts on physical commodities;

    2. purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

    3. make loans except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio's investment objective and policies;

    4. borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

    5. underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

    6. acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

    7.  issue senior securities, except as permitted under the 1940 Act;

    8. with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio's total assets taken at market value would be invested in the securities of any single issuer;

    9. with respect to 75% of its assets, the will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

    The International Equity Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval. As a matter of non-fundamental policy, the Portfolio will not:

    1. purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities;

OPPORTUNITY PORTFOLIO

    As a matter of fundamental policy, the Opportunity Portfolio will not:

    1. borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio's net assets, it may borrow money (including through reverse repurchase agreements, forward roll transactions involving mortgage backed securities or other investment techniques entered into for the purpose of leverage), and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

    2. underwrite securities issued by other persons except insofar as the Portfolios may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

    3. make loans to other persons except: (a) through the lending of the Portfolio's portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value); (b) through the use of repurchase agreements or the purchase of short term obligations; or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

    4. purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio may hold and sell, for the Portfolio's portfolio, real estate acquired as a result of the Portfolio's ownership of securities);

    5. concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of a Portfolio's investment objective(s), up to 25% of its total assets may be invested in any one industry;

    6. issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction; and

    7. with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government securities) of any one issuer.

    The Opportunity Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without shareholder approval.

    As a matter of non-fundamental policy, the Opportunity Portfolio will not:

    1. purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities;

    2. write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio's net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio's obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

    3. buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and:
        (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets.

PERCENTAGE AND RATING RESTRICTIONS (ALL PORTFOLIOS)

    If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Portfolios' Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by a Portfolio or a later change in the rating of a security held by a Portfolio is not considered a violation of policy, however the Adviser will consider such change in its determination of whether to continue to hold the security and provided further, that the Adviser will take appropriate steps, which may include the disposition of portfolio securities, as may be necessary to satisfy the applicable requirements of the 1940 Act with respect to the Portfolio's investments in illiquid securities or any borrowings by the Portfolio.

                        MANAGEMENT OF THE PORTFOLIO TRUST

TRUSTEES AND OFFICERS

    The names of the Trustees of the Portfolio Trust, their addresses, ages/date of birth, positions, principal occupation(s) during the past five years, the number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.


                                                                                  PORTFOLIOS        NUMBER
                                                                                      IN              OF
                                            TERM OF                                  FUND           OTHER
        NAME,                             OFFICE AND          PRINCIPAL             COMPLEX        TRUSTEE-
    ADDRESS, AND         POSITION(S)       LENGTH OF        OCCUPATION(S)          OVERSEEN         SHIPS
     AGE/DATE OF          HELD WITH          TIME           DURING PAST 5             BY           HELD BY
        BIRTH               FUND            SERVED              YEARS              TRUSTEE*        TRUSTEE
        -----               ----            ------              -----              --------        -------
NON-INTERESTED TRUSTEES

RICHARD A. BREALEY         Trustee        Indefinite;    Emeritus Professor,          39             None
P.O. Box 182845                          March 2005 to     London Business
  Columbus, OH                             present;        School (1968 to
  43218                                 Advisory Board     present); Deputy
Date of Birth:                          Member January   Chairman, Balancing
  June 9, 1936                           2005 to March   and Settlement Code
                                             2005       Panel (September 2000
                                                             to present)

ALAN S. PARSOW             Trustee        Indefinite;     General Partner of          39             None
  P.O. Box 182845                       1987 to present   Elkhorn Partners,
  Columbus, OH                                             L.P. (a private
  43218                                                       investment
Date of Birth:                                           partnership) (since
  January 16, 1950                                              1989)

LARRY M. ROBBINS           Trustee        Indefinite;     Private Investor;           39             None
P.O. Box 182845                         1987 to present  Director, Center for
  Columbus, OH                                               Teaching and
  43218                                                  Learning, University
 Date of Birth:                                            of Pennsylvania
  December 12, 1938                                          (1999-2006)

                           Trustee        Indefinite;     Private Investor;           39             None
MICHAEL SEELY                           1987 to present  Global Multi Manager
  P.O. Box 182845                                              Partners
  Columbus, OH                                               (1999-2003);
  43218                                                 President of Investor
Date of Birth:                                            Access Corporation
  June 7, 1945                                               (1981-2003)

THOMAS F. ROBARDS          Trustee        Indefinite;     Private Investor;           39          Financial
  P.O. Box 182845                        March 2005 to     Chief Financial                         Federal
  Columbus, OH                              present       Officer, American                      Corporation
  43218                                                   Museum of Natural                          and
Date of Birth:                          Advisory Board     History (2003 to                        Overseas
  June 10, 1946                             Member           2004); Chief                        Shipholding
                                         November 2004    Financial Officer,                        Group
                                         to March 2005    Datek Online Inc..
                                                            (2000 to 2002)

INTERESTED TRUSTEE

STEPHEN J. BAKER**         Trustee      Indefinite;        Chief Executive            39             None
 P.O. Box 182845                        2004 to present     Officer, HSBC
  Columbus, OH                                            Investments (USA)
  43218                                                   Inc. and Executive
Date of Birth:                                           Vice President, HSBC
  June 23, 1956                                         Bank (USA),N.A. (2003
                                                          to present); Chief
                                                          Executive Officer,
                                                        HSBC Asset Management
                                                           (Canada) Limited
                                                            (1998 to 2003)

EMERITUS TRUSTEE

FREDERICK C. CHEN     Emeritus Trustee  Until March     Management Consultant         39             None
P.O. Box 182845                         31, 2009;         (1988 to present)
Columbus, OH 43218                      Trustee from
Date of Birth:                          1990 to June,
  April 22, 1927                        2005



    Includes both the fund and the underlying Portfolio for Funds with a master/feeder structure.

** Mr. Baker is an "interested person" of the Trust, as defined by the 1940 Act, because of his employment with the Adviser.

     The names of the officers, their addresses, ages, position(s) held with each Trust, and principal occupation(s) during the past five years are described in the table below.

                                                      TERM OF OFFICE
                                   POSITION(S)              AND                     PRINCIPAL
      NAME, ADDRESS, AND            HELD WITH         LENGTH OF TIME              OCCUPATION(S)
       AGE/DATE OF BIRTH              FUND                SERVED               DURING PAST 5 YEARS
       -----------------              ----                ------               -------------------
RICHARD A. FABIETTI                 President     Indefinite; March 2004   Senior Vice President, Head
  452 Fifth Avenue                                      to present         of Product Management, HSBC
  New York, NY 10018                                                       Investments (USA) Inc. (1998
  Date of Birth:                                                                   to present).
  October 8, 1958

ELBA VASQUEZ                     Vice President      Indefinite; March    Vice President of Product
  452 Fifth Avenue                                    2006 to present     Administration, HSBC
  New York, NY 10018                                                      Investments (USA) Inc. (2005
  Date of Birth:                                                          to present); Vice President
 December 14,1961                                                         of Client Services, Citi Fund
                                                                          Services, Inc. (1996 to 2005).

TROY SHEETS*                        Treasurer       Indefinite; 2004 to   Senior Vice President of Citi
  3435 Stelzer Road                                       present            Fund Services Ohio, Inc.
  Columbus, OH 43219-3035                                                   (2002 to present); Senior
  Date of Birth:                                                            Manager, KPMG LLP (1993 to
  May 29, 1971                                                                        2002)

GARY A. ASHJIAN*                    Secretary      Indefinite; December     Assistant Vice President,
  100 Summer Street                                   2007 to present     Citi Fund Services Ohio, Inc.
  Suite 1500                                                                (November 2006 - Present);
  Boston, MA 02110                                                        Senior Legal Product Manager,
  Date of Birth:                                                            Pioneer Investments (June
  April 17, 1959                                                          2004 - November 2006); Putnam
                                                                            Investments, Legal Product
                                                                          Manger (September 1993 - June
                                                                                      2004)

FREDERICK J.SCHMIDT*            Chief Compliance    Term expires 2008;      Senior Vice President and
585 Stewart Ave                      Officer          2004 to present     Chief Compliance Officer, CCO
Garden City, NY11530                                                          Services of Citi Fund
  Date of Birth                                                            Services Ohio, Inc. (2004 to
  July 10, 1959                                                              present); President, FJS
                                                                            Associates (2002 to 2004);
                                                                              Vice President Credit
                                                                            Agricole Asset Management,
                                                                                U.S. (1987 to 2002)

* Messrs. Sheets, Schmidt and Ashjian are also officers of certain other investment companies of which Citi or an affiliate is the administrator.

BOARD OF TRUSTEES

    Overall responsibility for management of the Trust rests with its Board of Trustees, who are elected by the shareholders of the Trust. The Trustees carry out their responsibilities in accordance with the laws of the State of New York and the Portfolio Trust's Declaration of Trust. The Trustees elect the officers of the Portfolio Trust to supervise actively its day-to-day operations.

    The Trust has established a Trustee Emeritus Program pursuant to which the Board may offer a retiring Trustee the opportunity to serve in an advisory or similar capacity for a maximum amount of time determined by multiplying the number of years of service as Trustee by 25%. While serving in such capacity, the Trustee Emeritus is encouraged to attend and participate in meetings of the Board of Trustees and designated Committees but shall have no vote on any matters before the Board or Committee. A Trustee Emeritus is compensated for service in accordance with the regular Trustee compensation schedule. Frederick
C. Chen serves as an Emeritus Trustee of the Trust.

    COMMITTEES

    The Trustees of the Portfolio Trust have established an audit committee, a valuation committee, and a nominating and corporate governance committee for the Trust. Mr. Chen, in his capacity as Emeritus Trustee, does not participate on any committee.

    AUDIT COMMITTEE

    The Audit Committee, which is comprised entirely of Independent Trustees, includes Richard A. Brealey, Thomas F. Robards, Alan S. Parsow, Larry M. Robbins and Michael Seely. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trust. The Audit Committee is currently chaired by Mr. Robards. The audit committee (i) recommends to the Board of Trustees the selection, retention and compensation of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Portfolio with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee held four meetings during the last fiscal year.

    VALUATION COMMITTEE

    The Valuation Committee includes at least one of the Independent Trustees and representatives from HSBC Investments (USA) Inc. and Citi Fund Services. The Valuation Committee is currently chaired by Mr. Parsow. The purpose of the Valuation Committee is to oversee the implementation of the Portfolio's valuation procedures and to make fair value determinations on behalf of the Board of Trustees as specified in the Portfolio's Valuation Procedures. The Valuation Committee of the Trust held one meeting during the last fiscal year of the Trust.

    NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

    The Nominating and Corporate Governance Committee, which is comprised entirely of Independent Trustees, includes Richard A. Brealey, Alan S. Parsow, Larry M. Robbins, Michael Seely and Thomas F. Robards. The Committee is currently chaired by Mr. Seely. This Committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews trustee compensation and shall recommend any appropriate changes to the Board as a group. The committee does not consider nominees recommended by shareholders. This committee held one meeting during the last fiscal year.

       INVESTMENT PRACTICES COMMITTEE

    The Investment Practices Committee, which is comprised entirely of Independent Trustees, is chaired by Mr. Brealey. The Committee will oversee processes related to portfolio management. The Committee held no meetings during the last fiscal year.

FUND OWNERSHIP

Listed below for each Trustee is a dollar range of equity securities beneficially owned in all registered investment companies overseen by each Trustee in the HSBC Investor Family of Funds, as of December 31, 2007.

                                                                              AGGREGATE DOLLAR RANGE OF EQUITY
                                                                                SECURITIES IN ALL REGISTERED
                                                                              INVESTMENT COMPANIES OVERSEEN BY
                                            DOLLAR RANGE OF EQUITY                  TRUSTEE IN FAMILY OF
    NAME OF TRUSTEE                        SECURITIES IN THE TRUSTS                 INVESTMENT COMPANIES
    ---------------                        ------------------------                 --------------------
NON-INTERESTED TRUSTEES

Richard A. Brealey                                   None                                   None

Frederick C. Chen                              Opportunity Fund                        Over $100,000
(Emeritus Trustee)                     $50,001-$100,000; International
                                         Equity Fund $50,001-$100,000

Alan S. Parsow                                       None                                   None

                                                  Value Fund
                                              $10,001 - $50,000
                                                 Growth Fund
                                                 $1 - $10,000
                                             Overseas Equity Fund
                                              $10,001 - $50,000
                                         U.S. Government Money Market
                                                     Fund
Larry M. Robbins                              $10,000 - $50,000                      $50,001 - $100,000

Michael Seely                                        None                                   None

Thomas Robards                                       None                                   None

INTERESTED TRUSTEES

Stephen J. Baker                                     None                                   None

As of February 1, 2008, the Trustees and officers of each Trust, as a group, owned less than 1% of the outstanding shares of each Fund.

TRUSTEE AND OFFICER COMPENSATION

    The Trust and other investment companies in the Fund complex, in the aggregate, pay each Trustee who is not an "interested person" of the Trust (as defined in the 1940 Act) an annual retainer of $35,000 and a fee of $5,000 for each regular meeting of the Board of Trustees, a fee of $3,000 for each special telephonic meeting, a fee of $5,000 for each special in-person meeting and a fee of $3,000 for each committee meeting, except that Mr. Robbins, as Chairman of the Board, receives an annual retainer of $47,000 and a fee of $9,000 for each regular meeting attended. Additionally, the Trust pays each Trustee who is not an "interested person" an annual retainer of $3,000 for each committee on which such trustee serves for committee members and $4,000 for committee chairs and pays each committee member $3,000 for each committee meeting attended. In addition, for time expended on Board duties outside normal meetings at the request of the Chairman or a Committee Chair, a Trustee shall be compensated at the rate of $500 per hour up to a maximum of $3,000 per day. For the fiscal year ended October 31, 2006, the following compensation was paid to the Trustees of the Trust from the fund complex.

------------------------------------------------------------------------------------------------------
                                       Non - Interested Trustees
------------------------------------------------------------------------------------------------------
                                             Alan S.    Larry M.     Michael     Thomas     Richard A.
COMPENSATION                 Frederick C.    Parsow      Robbins      Seely     Robards,     Brealey,
FROM PORTFOLIO                 Chen(1)       Trustee     Trustee     Trustee     Trustee     Trustee
------------------------------------------------------------------------------------------------------
Intermediate Duration
Fixed Income Portfolio        $  44.88      $   83.94   $  107.51   $   89.02   $   89.91   $    79.16
------------------------------------------------------------------------------------------------------
Core Plus Fixed Income
  Portfolio                   $ 265.01      $  506.40   $  651.26   $  538.18   $  543.29   $   476.62
------------------------------------------------------------------------------------------------------
High Yield Fixed Income
  Portfolio                   $  28.93      $   54.86   $   70.36   $   58.29   $   58.68   $    51.32
------------------------------------------------------------------------------------------------------
Growth Portfolio              $ 154.76      $  303.74   $  391.67   $  323.09   $  325.62   $   284.38
------------------------------------------------------------------------------------------------------
Value Portfolio               $ 167.44      $  325.44   $  419.24   $  346.16   $  348.74   $   304.54
------------------------------------------------------------------------------------------------------
International Equity          $ 837.33      $1,641.76   $2,116.23   $1,747.23   $1,760.81   $ 1,535.42
  Portfolio
------------------------------------------------------------------------------------------------------
Opportunity Portfolio         $ 528.32      $  975.64   $1,249.06   $1,035.76   $1,045.76   $   916.44
------------------------------------------------------------------------------------------------------
PENSION OR RETIREMENT
  BENEFITS ACCRUED AS PART
  OF THE PORTFOLIOS
  EXPENSES(2)                     None           None        None        None        None         None
------------------------------------------------------------------------------------------------------
ESTIMATED ANNUAL
  BENEFITS UPON
  RETIREMENT                      None           None        None        None        None         None
------------------------------------------------------------------------------------------------------
TOTAL COMPENSATION FROM
  PORTFOLIOS AND FUND
  COMPLEX(3) PAID TO
  TRUSTEES                    $ 51,250      $ 100,000   $ 128,000   $ 106,000   $ 107,000   $   94,000
------------------------------------------------------------------------------------------------------

(1)  Mr. Chen is an Emeritus Trustee

(2) The Trusts do not accrue pension or retirement benefits as part of Fund expenses, and Trustees of the Trusts are not entitled to benefits upon retirement from the Board of Trustees.


(3) For these purposes, the Fund Complex consisted of 39 Funds of HSBC Investor Funds, HSBC Advisor Funds Trust and HSBC Investor Portfolios, including offshore feeder funds, as of October 31, 2007. This does not include funds that had not commenced operations.


     None of the officers receive compensation directly from the Portfolio. Under a Compliance Services Agreement between the Trusts and Citi, Citi makes a Citi employee available to serve as the Trusts' Chief Compliance Officer. Under the Agreement, Citi also provides infrastructure and support in implementing the written policies and procedures comprising the Fund Compliance Program. This includes providing support services to the Chief Compliance Officer, developing standards for reports to the Board by Citi and other service providers, and assisting in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Fund Compliance Program and related policies and procedures of Fund service providers. The Agreement also covers arrangements under which Citi employees serve the Trusts in certain other officer capacities, which may include the Chief Financial Officer. For the services provided under the Agreement, the Trusts currently pay Citi $250,800 per annum, plus certain out of pocket expenses. Citi pays the salary and other compensation earned by any such individuals as employees of Citi.

PROXY VOTING

       The Portfolio Trust has adopted Proxy Voting Policies that delegate the responsibility of voting proxies to the Portfolios' Adviser and Subadvisers. The Proxy Voting Policies of the Trust and the Adviser are attached as Appendices D-G.

       Information regarding how the Portfolios voted proxies relating to portfolio securities during the 12-month period ending June 30, 2007 is available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC's website at http://www.sec.gov.

                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER

    HSBC Investments (USA) Inc. is the investment adviser to each Portfolio pursuant to an investment advisory contract (the "Advisory Contract") with the Portfolio Trust. For its services, the Adviser is entitled to a fee from each Portfolio, which is accrued daily and paid monthly, and which is based on the Portfolio's daily net assets, at an annual rate as set forth below. In the case of the Equity Portfolios, these amounts do not include sub-advisory fees paid to the respective subadvisers. Halbis is a wholly owned subsidiary of HSBC Halbis Partners (UK) Limited and is an affiliate of the Adviser. In the case of the Income Funds, these amounts are inclusive of any sub-advisory fees that the Adviser pays to an affiliated Subadviser.

PORTFOLIO                                          ASSET RANGE       FEE
---------                                        ----------------   -----
Core Fixed Income Portfolio                        on all Assets     0.40%

Core Plus Fixed Income Portfolio                   0-$50 million    0.575%
                                                 $50-$95 million    0.450%
                                                $95-$150 million    0.200%
                                               $150-$250 million    0.400%
                                                   $250+ million    0.350%

High Yield Fixed Income Portfolio                  on all Assets     0.60%

Intermediate Duration Fixed Income Portfolio       on all Assets     0.40%

Short Duration Fixed Income Portfolio              on all Assets     0.40%

Growth Portfolio                                   on all Assets    0.175%*

International Equity Portfolio                     on all Assets     0.25%*

Opportunity Portfolio                              on all Assets     0.25%*

Value Portfolio                                    on all Assets    0.175%*

* Each of the Equity Portfolios pays an additional Sub -Advisory fee to the relevant Subadviser at rates described below under "Subadviser."

    For the fiscal years ended October 31, 2007, 2006 and 2005, the aggregate amount of advisory fees (including sub-advisory fees, where applicable) paid by the Portfolios were:

PORTFOLIO^                                        2007         2006         2005*
---------                                      ----------   ----------   ----------
Intermediate Duration Fixed Income Portfolio   $   75,588   $   92,601   $  197,360
Core Plus Fixed Income Portfolio               $  536,695   $  521,319   $  620,549
High Yield Fixed Income Portfolio**            $   78,518   $   56,612       n/a
Growth Portfolio                               $  350,983   $  274,052   $  259,397
International Equity Portfolio                 $2,579,245   $1,905,467   $1,568,100
Opportunity Portfolio                          $1,751,650   $1,868,748   $2,284,219
Value Portfolio                                $  403,225   $  316,677   $  328,104


^ The Core Fixed Income Portfolio and the Short Duration Portfolio had not commenced operations as of October 31, 2007.

*   Investment Advisory fees for 2005 do not reflect deductions for waivers.

**  The High Yield Portfolio commenced operations on November 18, 2005.

    The Investment Advisory Contract for each Portfolio ("Advisory Contract") will continue in effect through December 31, 2008. Thereafter, Advisory Contract will continue in effect with respect to each Portfolio for successive periods not to exceed one (1) year, provided such continuance is approved at least annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio or by the Trust's Board of Trustees, and (ii) by a majority of the Trustees of a Trust or the Portfolio Trust who are not parties to the Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party. Notwithstanding the foregoing, the Advisory Contract may be terminated with respect to a Portfolio without penalty by either party on 60 days' written notice and will terminate automatically in the event of its assignment, within the meaning of the 1940 Act.

    The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank USA, National Association ("HSBC"), which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. No securities or instruments issued by HSBC USA, Inc. or HSBC will be purchased for a Portfolio.

    The Advisory Contract for each Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more Subadvisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide to the Portfolio Trust, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes to the Portfolio Trust's Board of Trustees periodic reports on the investment performance of each Portfolio.

    If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the holders of interests in the Portfolios that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

    The investment advisory services of the Adviser to the Portfolios are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.

    The Trust and the Adviser have received an exemptive order from the Securities and Exchange Commission ("SEC") that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees of the Trust, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Trust must approve any new or amended agreements with subadvisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new subadviser will be mailed to shareholders within 120 days of the change in subadviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a with 120 days of the material change. The Adviser remains responsible for the performance of each Portfolio, oversees subadviser to ensure compliance with each Portfolio's investment policies and guidelines, and monitors each subadviser's adherence to its investment style and performance results in order to recommend any changes in a subadviser to the appropriate Trust's Board of Trustees.

SUBADVISERS

    For the Portfolios listed below, the Adviser has retained a subadviser (a "Subadviser") which is responsible for the investment management of the Portfolio's assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Subadviser in its discretion.

    The investment advisory services of each Subadviser are not exclusive under the terms of its sub-advisory agreement. The Subadviser is free to and does render investment advisory services to others.

    The Subadviser also furnishes to the Board of Trustees of the Trust, which has overall responsibility for the business and affairs of the Trust, periodic reports on its services and the investment performance of the relevant Portfolio.

    GROWTH PORTFOLIO

    Waddell & Reed Investment Management Company ("Waddell & Reed"), located at 6300 Lamar Avenue, Oakland Park, KS 66202, serves as the Portfolio's Subadviser.

    Waddell & Reed acts as investment adviser to numerous investment companies and accounts. Waddell & Reed's ultimate parent is Waddell & Reed Financial, Inc., a publicly traded company on the NYSE.

    For its services, the Subadviser receives a fee based on the Portfolio's average daily net assets at the annual rate of 0.325% of net assets up to $50 million, 0.25% of net assets over $50 million up to $100 million, 0.20% of net assets over $100 million up to $200 million, and 0.15% of net assets in excess of $200 million.

    For the fiscal years ended October 31, 2007, 2006 and 2005, the Portfolio paid sub-advisory fees equal to $221,903, $176,648 and $167,928, respectively.

    INTERNATIONAL EQUITY PORTFOLIO

    AllianceBernstein L.P. ("AllianceBernstein"), is the Subadviser to the International Equity Portfolio. AllianceBernstein is located at 1345 Avenue of the Americas New York, NY 10105.

    For its services, AllianceBernstein receives a fee based on the Portfolio's average daily net assets, at the annual rate of 0.765% of net assets up to $10 million, 0.675% of net assets over $10 million up to $25 million, 0.54% of net assets over $25 million up to $50 million, .045 of net assets over $50 million up to $100 million, and 0.36% of net assets in excess of $100 million.

    For the fiscal years ended October 31, 2007, 2006 and 2005, sub-advisory fees from the Portfolio aggregated 1,595,027, $1,197,387 and $998,252, respectively.

    OPPORTUNITY PORTFOLIO


    Westfield Capital Management Company, LLC ("Westfield"), is the Opportunity Portfolio's Subadviser. Westfield, a subsidiary of Boston Private Financial Holdings, Inc., was founded in 1989 and specializes in growth equity portfolios. Its principal office is located at One Financial Center, Boston, MA 02111. Westfield uses a team approach to investment management. The team consists of 14 professionals with an average 17 years of investment experience. Westfield's goal is to deliver consistent investment results where its investment philosophy may be maintained through teamwork rather than individual efforts. For its services, the Subadviser receives a fee equal on an annual basis to 0.55% of the Portfolio's average daily net assets.


    For the fiscal years ended October 31, 2007, 2006 and 2005, the Portfolio paid sub-advisory fees equal to 1,204,260, $1,284,765 and $1,570,402, respectively.

    VALUE PORTFOLIO

    NWQ Investment Management Co., LLC ("NWQ"), located at 2049 Century Park East, 4th Floor, Los Angeles, CA 90067, serves as the Value Portfolio's Subadviser.

    NWQ is a wholly owned subsidiary of Nuveen Investments, Inc., except for a minor interest owned by certain members of NWQ management. On November 13, 2007, Nuveen Investments was acquired by investors led by Madison Dearborn Partners, LLC ("Madison Dearborn"), which is a private equity firm based in Chicago, Illinois. As a private equity firm, Madison Dearborn invests in businesses across a broad spectrum of industries, including basic industries, communications, consumer, energy and power, financial services, health care and real estate.

    For its services, the Subadviser receives a fee based on the Portfolio's average daily net assets, at the annual rate of 0.35% of net assets up to $500 million, 0.30% of net assets over $500 million up to $1 billion, and 0.25% of net assets over $1 billion.

    For the fiscal years ended October 31, 2007, 2006 and 2005, the Portfolio paid sub-advisory fees equal to $268,817, $211,118 and $218,736, respectively.

    CORE PLUS FIXED INCOME PORTFOLIO, HIGH YIELD FIXED INCOME PORTFOLIO AND INTERMEDIATE DURATION FIXED INCOME PORTFOLIO

    Halbis Capital Management (USA) Inc. ("Halbis"), 452 Fifth Avenue, New York, New York 10018, is the Subadviser for the Income Portfolios pursuant to investment sub-advisory contracts with the Adviser. The Subadviser makes the day-to-day investment decisions and continuously reviews, supervises and administers each Fund's investment program.

PORTFOLIO MANAGERS

    Part A identifies the individual or individuals who are primarily responsible for the day-to-day management of the Portfolios (the "portfolio manager(s)"). This section of Part B contains certain additional information about the portfolio managers, their compensation, other accounts managed by them, and potential conflicts of interest. This section is broken down into two parts, the first which covers the Income Portfolios managed by the Adviser, and the second part covers the Equity Portfolios managed by various Subadvisers. In each section, there is information in a tabular format, as of October 31, 2007 (unless a more recent date is indicated), about the other accounts, if any, in addition to the relevant Fund or Funds, over which the portfolio manager(s) also have primary responsibility for day-to-day management.

    Each of the tables below shows the number of other accounts managed by the portfolio manager(s) and the total assets in those accounts within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category of accounts, the tables also shows the number of accounts and the total assets in the accounts with respect to which the advisory fee paid by the account holder is based on account performance, if applicable.

       Income Portfolios Managed by Halbis Capital Management (USA) Inc.


                                       OTHER ACCOUNTS MANAGED                              OTHER ACCOUNTS WITH
                                                                                           PERFORMANCE-BASED FEES/
                                                                                           TOTAL ASSETS IN ACCOUNTS
                                       --------------------------------------------------- ---------------------------
NAMES OF                               OTHER             OTHER POOLED     OTHER ACCOUNTS   NUMBER &     TOTAL ASSETS
PORTFOLIO                              REGISTERED        INVESTMENT                        TYPE OF      IN SUCH
MANAGERS ON                            INVESTMENT        VEHICLES                          ACCOUNTS     ACCOUNTS,
TEAM                                   COMPANIES         ("PIVS")                          IN THIS       IF ANY
                                       ("RICS")                                            CATEGORY
-------------------------------------- ---------------------------------------------------------------- --------------

INCOME PORTFOLIOS, EXCEPT HIGH YIELD
PORTFOLIO:
Suzanne Moran*                         None              1 Account        11 Accounts         None         n/a
                                                         $77,904,990      $1,856,294,477

Jerry Samet                            None              None             1 Account           None         n/a
                                                                          $129,000,000

HIGH YIELD PORTFOLIO:

Richard J. Lindquist*(1),              1 Sub-advised     1 Account        5 Accounts          None         n/a
and team members listed below:         Mutual Fund       $5,442,998       $356,645,594
Michael J. Dugan* and                  $40,667,799,000
Philip L. Schantz*


* For each additional account listed, each portfolio manager that is a member of the team participates in managing the account in the same manner as described in the Part A in relation to the Fund. In other words, the structure of the team and functions of the individual members of the team are the same for each account managed.

(1) Mr. Lindquist reports to the Global Head of Fixed Income Investments of the Adviser, and the other portfolio managers report to Mr. Lindquist.

PORTFOLIO MANAGER COMPENSATION STRUCTURE

    As employees of the Adviser, the portfolio managers are compensated by the Adviser for their services. Their compensation has the following components (1) a base salary consisting of a fixed amount, (2) a discretionary bonus, which is paid partially in cash and partially in restricted shares of HSBC Holdings, Ltd., and (3) eligibility for participation in the 401(k) retirement plan and other employee benefits programs generally made available to the Adviser's employees.

    The restricted shares are currently awarded on a yearly basis under the HSBC Holdings Ltd. Restricted Share Plan 2000 and are denominated in ordinary shares. The shares earn dividend equivalents but do not have voting rights. Generally, the shares vest in full upon the 3rd anniversary of the date of grant as long as the awardee remains in the employ of the HSBC Group during the restricted period. The shares are taxed at vest and treated as ordinary income.

    Amounts paid to the portfolio managers as discretionary bonus and as deferred compensation are paid at the discretion of the relevant manager to whom the individual reports. Amounts paid as discretionary bonuses and as deferred compensation will vary based upon the relevant manager's assessment of the employee's performance, taking into account the relevant business unit's financial performance during the most recent fiscal year. Key factors affecting decisions concerning discretionary compensation under the deferred compensation plan are the Adviser's profitability, individual performance, teamwork and total compensation of the employee relative to the market for similarly qualified individuals.

PORTFOLIO OWNERSHIP OF PORTFOLIO MANAGERS

    None of the portfolio managers beneficially owned shares of the Portfolio or Portfolios they manage as of October 31, 2007.

POTENTIAL CONFLICTS OF INTEREST

    Actual or potential conflicts of interest may arise from the fact that the Adviser and the portfolio managers of the Portfolios have day-to-day management responsibilities with respect to accounts of clients other than the Portfolios ("Other Clients"). The Adviser has developed policies and procedures intended to detect, manage and/or mitigate the types of conflicts of interest described below. Although there can be no guarantee that any such policies or procedures will detect each and every situation in which a conflict of interest arises, the Adviser endeavors to ensure that all of its clients are treated fairly.

    The Adviser may receive different compensation from Other Clients including clients that may pay the Adviser higher fees, including performance fees. This may create a potential conflict of interest for the Adviser or its portfolio managers by providing an incentive to favor these Other Clients when, for example, allocating securities transactions. The Adviser may have an incentive to allocate securities that are expected to increase in value to these favored clients. Initial public offerings, in particular, are frequently of very limited availability. In order to mitigate these types of conflicts, the Adviser has policies and procedures that provide for the allocation of securities transactions on a pro rata basis among the Adviser's clients for whom participation in such transaction is deemed appropriate by the Adviser.

    Other potential conflicts with respect to the allocation of trades include the perception that the Adviser may be causing a client to participate in an offering not appropriate for such client so as to increase the Adviser's overall allocation of securities in that offering in order to, for example, gain favor with a particular underwriter with whom the Adviser or its affiliates hope to engage in unrelated transactions. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account or when a sale in one account lowers the sale price received in a sale by a second account. Because the Adviser manages accounts that engage in short sales of securities of the type in which many clients may invest, the Adviser could be seen as harming the performance of certain client accounts (i.e., those clients not engaging in short sale transactions) for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. Similarly, the Adviser could be seen as benefiting those accounts that may engage in short sales through the sale of securities held by other clients to the extent that such sales reduce the cost to cover the short positions.

    The Adviser and its affiliates may at times give advice or take action with respect to accounts that differs from the advice given other accounts. These differences result, from among other things, variations in account characteristics such as size, cash position, tax situation, risk tolerance or investment restrictions. As a result, a particular security may be bought or sold only for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. To the extent that the Adviser does take similar action with respect to different clients, it should be noted that simultaneous portfolio transactions in the same security by multiple clients may tend to decrease the prices received by clients for sales of such securities and increase the prices paid by clients for purchases of such securities.

    Employees of the Adviser, including portfolio managers, may engage in personal trading, subject to the Adviser's Code of Ethics. In addition to the general conflicts noted above, personal trading by employees may create apparent or actual conflicts to the extent that one or more employees personally benefit or appear to benefit from trading by clients in similar securities. The Adviser's Code of Ethics is designed to mitigate these conflicts by requiring, among other things, pre-clearance of certain trades and the reporting of certain types of securities transactions.

    Because portfolio managers of the Adviser manage multiple client accounts, portfolio mangers may devote unequal time and attention to the portfolio management of client accounts. For example, an apparent conflict could arise if a portfolio manager is perceived to be devoting greater time and attention to an account which pays the Adviser higher fees. Although the Adviser does not specifically track the time and attention each portfolio manager spends on each account he or she manages, the Adviser does closely monitor the performance of all of its clients to ensure, to the extent possible, the portfolio managers have adequate resources to manage effectively all accounts.

    EQUITY PORTFOLIOS MANAGED BY SUBADVISERS

    Set forth below is information about the portfolio managers of the Sub-Advised Portfolios, which utilize the Subadvisers indicated.

PORTFOLIO OWNERSHIP OF PORTFOLIO MANAGERS

    Unless otherwise noted, none of the portfolio managers of the respective Equity Funds owned shares of the Portfolio or Portfolios they manage, as of October 31, 2007.

                       ALLIANCEBERNSTEIN (SUBADVISER TO THE INTERNATIONAL EQUITY PORTFOLIO)
------------------------------------------------------------------------------------------------------------------------------------
Name of Portfolio                Number of Other Accounts Managed and                  Number of Accounts and Total Assets for Which
Manager                              Total Assets by Account Type                            Advisory Fee is Performance Based
------------------------------------------------------------------------------------------------------------------------------------
                       Registered        Other Pooled    Other Accounts       Registered         Other Pooled        Other Accounts
                       Investment         Investment                          Investment          Investment
                        Companies          Vehicles                            Companies           Vehicles
------------------------------------------------------------------------------------------------------------------------------------
Bernstein Global     51                       87        512                        2                  1                    48
Value Investment    ----------------------------------------------------------------------------------------------------------------
Policy Group         $51,544,000,000    $31,506,000,000 $131,139,000,000    $5,983,000,000       $820,000,000       $15,995,000,000
------------------------------------------------------------------------------------------------------------------------------------

         THE INFORMATION PROVIDED IS FOR THE BERNSTEIN GLOBAL VALUE INVESTMENT POLICY GROUP. THE PORTFOLIO MANAGERS LISTED ARE THE INDIVIDUALS ON THE TEAM THAT HAVE THE MOST RESPONSIBILITY FOR THE DAY-TO-DAY MANAGEMENT OF THE PORTFOLIO.

PORTFOLIO MANAGER COMPENSATION STRUCTURE

              Compensation for our investment professionals typically consists of base salary and incentive compensation. The bonus pool is a function of the firm's pre-tax, pre-bonus profitability and is allocated by the firm's Compensation Committee. The firm requires that approximately 40% of annual incentive compensation for the professional staff be taken in deferred form with four-year vesting and that at least half of this amount be placed in the firm's investment services. Total compensation packages are competitive by industry standards. The mix of remuneration elements varies according to the seniority of employees.

              More specifically, as far as the compensation of our analysts is concerned, chief investment officers, senior portfolio managers and directors of research from all parts of the world evaluate the performance of our firm's analysts. The results are used as a basis for pay awards. Three main criteria are used to evaluate our growth equity and fixed income analysts: the performance of their research recommendations and their advocacy of those recommendations; the quality of their research; and their productivity. Three main criteria are used to evaluate our value equity analysts: the analyst's breadth and depth of research knowledge; the level of attentiveness to forecasts and market movements; and the quantitative review of productivity. Regarding portfolio management compensation, pay levels are determined using a combination of objective performance measures (such as unit profitability and corporate performance) and more subjective factors. In the latter area, we make an assessment of contribution made by the individual to our clients' performance and to the firm. Considerations include: the individual's involvement in the research process and in other aspects of portfolio management; his or her success in establishing and maintaining client relationships; ability to attract talent and build a team of staff; and managerial skills.

              The firm continues to review ways to best align portfolio manager and analyst compensation with client investment returns. We will continue to make revisions to our policies in this area as we deem appropriate.

POTENTIAL CONFLICTS OF INTEREST

              AllianceBernstein, as an Investment Adviser registered with the US Securities and Exchange Commission ("SEC"), and as a fiduciary to its various clients, has adopted several specific statements of policy and procedure designed to reduce or eliminate potential conflicts of interest that may arise from time to time. These policies apply to all AllianceBernstein employees.

              For example, AllianceBernstein has adopted a Code of Business Conduct and Ethics regarding personal investing of its employees and Statements on Ethics covering outside business affiliations, transactions with family members and related parties, receipt of and giving of gifts and entertainment and proxy voting. These policy statements are distributed and acknowledged by employees no less frequently than annually and are delivered to all new employees upon hire.

              In addition to various trading restrictions, and the requirement that AllianceBernstein employees maintain their personal brokerage accounts with one of three designated brokerage firms, employees of AllianceBernstein and its subsidiaries are required to pre-clear all personal securities transactions and to report each transaction to AllianceBernstein's Compliance personnel. All employees of AllianceBernstein are forbidden to trade, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others in violation of the law.

              Please refer to the enclosed Code of Business Conduct and Ethics ("Code of Ethics") and AXA Statement on Ethics for additional details. Our Code of Ethics was written pursuant to Rule 17(j)(1) of the Investment Company Act of 1940.

              In addition we have a Statement of Policy and Procedure Regarding Consultant Conflicts of Interest. On occasion, AllianceBernstein Institutional Investments purchases data, research, conference attendance and other services or products from certain institutional asset management consultants that conduct searches and recommend money managers to prospective institutional clients. While the sale of such products and services may be profitable to consultants, and such profit, if any, may indirectly reduce the cost of the consulting services to prospective institutional clients, AllianceBernstein does not purchase such services and products unless the firm has made a good faith determination that they will provide the firm with industry data and/or proper assistance in marketing AllianceBernstein's services.

              In addition, AllianceBernstein has designated a senior attorney in our Legal and Compliance Department, Adam Spilka, as our Conflicts Officer. Identifying conflicts of interest, both actual and potential, is an ongoing process. The position reports to Mark Manley, Chief Compliance Officer.

              These policies are constructed and implemented by the Legal and Compliance Department in coordination with the relevant business areas.

                     NWQ (SUBADVISER TO THE VALUE PORTFOLIO)
                    NWQ (SUB-ADVISER TO THE VALUE PORTFOLIO)


------------------------------------------------------------------------------------------------------------------------------------
                             Number of Other Accounts Managed and Total               Number of Accounts and Total Assets for Which
Name of                                Assets by Account Type                               Advisory Fee is Performance Based
Portfolio
Manager
------------------------------------------------------------------------------------------------------------------------------------
                   Registered        Other Pooled        Other Accounts      Registered     Other Pooled         Other Accounts
                   Investment         Investment                             Investment      Investment
                    Companies          Vehicles                              Companies        Vehicles
------------------------------------------------------------------------------------------------------------------------------------
                        7                  11                 45,619            --                --                      9
Jon D. Bosse,   --------------------------------------------------------------------------------------------------------------------
CFA*             $1,813,253,258      $1,346,612,450      $26,201,435,988        --                --               $695,708,135.30
------------------------------------------------------------------------------------------------------------------------------------
                        --                  5                    98             --                --                      --
Craig O.        --------------------------------------------------------------------------------------------------------------------
Bailey, Jr.*            --             $187,201,520        $1,983,196,683       --                --                      --
------------------------------------------------------------------------------------------------------------------------------------

    *   Mr. Bosse and Mr. Bailey co-manage many of NWQ's client accounts.

PORTFOLIO MANAGER COMPENSATION STRUCTURE

    NWQ's portfolio managers participate in a highly competitive compensation structure with the purpose of attracting and retaining the most talented investment professionals and rewarding them through a total compensation program as determined by the firm's executive committee. The total compensation program includes the following components: (1) base salary, and (2) annual bonus.

    BONUS. The annual bonus can be a multiple of the base salary. The portfolio manager's performance is formally evaluated annually and based on a variety of factors. Bonus compensation is primarily a function of the firm's overall annual profitability and the individual portfolio manager's contributions as measured by the overall investment performance of client portfolios in the strategy they manage relative to the strategy's general benchmark for one, three and five year periods (as applicable), as well as an objective review of stock recommendations and the quality of primary research, and subjective review of the professional's contributions to portfolio strategy, teamwork, collaboration and work ethic. The Russell 1000 Value is the primary benchmark for the large cap value strategy accounts by which the portfolio managers' bonus compensation is generally measured. Jon Bosse also serves as the primary portfolio manager for certain accounts that employ an all- cap value strategy, and the primary benchmark for this strategy is the Russell Mid-Cap Value. Therefore, Mr. Bosse's compensation is tied to his performance against both benchmarks, as well as other factors indicated in this paragraph.

The total compensation package includes the availability of an equity-like incentive for purchase (whose value is determined by various factors including the increase in profitability of NWQ over time) made to most investment professionals. Additionally, the portfolio managers have been provided compensation in conjunction with signing long-term employment agreements.

POTENTIAL CONFLICTS OF INTEREST

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one account. More specifically, portfolio managers who manage multiple accounts are presented with the following potential conflicts:

o The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. NWQ seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most accounts managed by a portfolio manager in a particular investment strategy are managed using the same investment models.

o If a portfolio manager identifies a limited investment opportunity, which may be suitable for more than one account, an account may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible accounts. To deal with these situations, NWQ has adopted procedures for allocating portfolio transactions across multiple accounts.

o With respect to many of its clients' accounts, NWQ determines which broker to use to execute transaction orders, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts, NWQ may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, NWQ may place separate, non-simultaneous, transactions for a Fund and other accounts which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the other accounts.

o The Fund is subject to different regulation than the other pooled investment vehicles and other accounts managed by the portfolio manager. As a consequence of this difference in regulatory requirements, the Fund may not be permitted to engage in all the investment techniques or transactions or to engage in these transactions to the same extent as the other accounts managed by the portfolio manager.

o Finally, the appearance of a conflict of interest may arise where NWQ has an incentive, such as a performance-based management fee, which relates to the management of some accounts with respect to which a portfolio manager has day-to-day management responsibilities.

NWQ has adopted certain compliance procedures, which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

              WADDELL & REED (SUBADVISER TO THE GROWTH PORTFOLIO):


-------------------------------------------------------------------------------------------------------------------------------
                                 Number of Other Accounts Managed and Total     Number of Accounts and Total Assets for Which
                                           Assets by Account Type                     Advisory Fee is Performance Based
                      ---------------------------------------------------------------------------------------------------------
     Name of
    Portfolio             Registered         Other Pooled                         Registered      Other Pooled
     Manager              Investment          Investment                          Investment       Investment        Other
                          Companies            Vehicles       Other Accounts      Companies         Vehicles       Accounts
-------------------------------------------------------------------------------------------------------------------------------
                              4                   10                37                --                --               --
                      ---------------------------------------------------------------------------------------------------------
Daniel P. Becker       $3,892,935,662        $1,318,235,301    $2,700,305,186         --                --               --
-------------------------------------------------------------------------------------------------------------------------------
                              4                   10                37                --                --               --
Philip J. Sanders     ---------------------------------------------------------------------------------------------------------
                       $3,892,935,662        $1,318,235,301    $2,695,435,285         --                --               --
-------------------------------------------------------------------------------------------------------------------------------

PORTFOLIO MANAGER COMPENSATION STRUCTURE

    WRIMCO believes that integral to the retention of investment professionals are: a) a competitive base salary, that is commensurate with the individual's level of experience and responsibility; b) an attractive annual bonus structure linked to investment performance, described below; c) eligibility for a stock incentive plan in shares of WDR. that rewards teamwork; and d) paying for the cost of a leased automobile. Awards of equity-based compensation typically vest over time, so as to create an incentive to retain key talent; and e) to the extent a portfolio manager also manages institutional separate accounts, he or she will share in a percentage of the revenues earned, on behalf of such accounts, by the firm.

    Portfolio managers can receive significant annual performance-based bonuses. The better the pre-tax performance of the portfolio relative to an appropriate benchmark, the more bonus compensation the manager receives. The primary benchmark is their percentile ranking against the performance of managers of the same investment style at other firms. The secondary benchmark is an index of securities matched to the same investment style (the Russell 1000 Growth Index). Half of their bonuses are based upon a three-year period and half is based upon a one year period. For truly exceptional results, bonuses can be several multiples of base salary. In cases where portfolio managers have more than one portfolio to manage, all the portfolios are similar in investment style and all are taken into account in determining bonuses. Thirty percent of annual performance-based bonuses are deferred for a three-year period. During that time, the deferred portion of bonuses are invested in mutual funds managed by WRIMCO (or its affiliate), with a minimum of 50% of the deferred bonus required to be invested in a mutual fund managed by the portfolio manager. In addition to the deferred portion of bonuses being invested in mutual funds managed by WRIMCO (or its affiliate), WDR's 401(k) plan offers mutual funds managed by WRIMCO (or its affiliate) as investment options. No bonus compensation is based upon the amount of the mutual fund assets under management.

POTENTIAL CONFLICTS OF INTEREST

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or account, such as the following:

o The management of multiple funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each fund and/or other account. The Subadviser seeks to manage such competing interests for the time and attention of portfolio managers by having a portfolio manager focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the funds.

o The portfolio manager might execute transactions for another fund or account that may adversely impact the value of securities held by the fund. Securities selected for funds or accounts other than the fund might outperform the securities selected for the fund. Waddell & Reed seeks to manage this potential conflict by requiring all portfolio transactions to be allocated pursuant to Waddell &Reed's adopted Allocation Procedures.

Waddell & Reed and the Funds have adopted certain compliance procedures, including the Code of Ethics, which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.


                        WESTFIELD (SUBADVISER TO THE OPPORTUNITY FUND AND ADVISOR OPPORTUNITY FUND)

------------------------------------------------------------------------------------------------------------------------------------
Name of Portfolio                Number of Other Accounts Managed and                Number of Accounts and Total Assets for Which
Manager                              Total Assets by Account Type                          Advisory Fee is Performance Based
------------------------------------------------------------------------------------------------------------------------------------
                         Registered      Other Pooled    Other Accounts     Registered       Other Pooled        Other Accounts
                         Investment       Investment                        Investment        Investment
                         Companies         Vehicles                         Companies          Vehicles
------------------------------------------------------------------------------------------------------------------------------------
Arthur J.                    10               --              556               --                1                    14
Bauernfeind         ----------------------------------------------------------------------------------------------------------------
                       $3,622,319,668         --         $8,243,089,139         --           $19,124,569         $1,171,669,117
------------------------------------------------------------------------------------------------------------------------------------
                             10               --              553               --                3                    14
William A. Muggia   ----------------------------------------------------------------------------------------------------------------
                       $3,622,319,668         --         $7,469,254,359         --           $792,246,068        $1,171,669,117
------------------------------------------------------------------------------------------------------------------------------------
                             10               --              550               --                1                    14
Ethan J. Meyers     ----------------------------------------------------------------------------------------------------------------
                       $3,622,319,668         --         $8,197,439,672         --           $19,124,569         $1,171,669,117
------------------------------------------------------------------------------------------------------------------------------------
                             10               --              550               --                1                    14
Scott R. Emerman    ----------------------------------------------------------------------------------------------------------------
                       $3,622,319,668         --         $8,198,616,001         --           $19,124,569         $1,171,669,117
------------------------------------------------------------------------------------------------------------------------------------

PORTFOLIO MANAGER COMPENSATION STRUCTURE

              Mr. Emerman and Mr. Meyers are eligible for a fixed base salary and an annual bonus. The bonus is based on their individual overall performance, as well as the financial performance of the company. Specific performance criteria include the quantity and quality of recommendations submitted to the investment committee, as well as attitude, teamwork, communication and motivation. Individual performance attribution is also reviewed. Both Mr. Emerman and Mr. Meyers may also receive stock options from Westfield's parent company, Boston Private Financial Holdings. As members of the investment committee, they may each receive a bonus derived from the performance fees earned on the partnerships, as distributed under the discretion of the portfolio manager. Mr. Emerman and Mr. Meyers also are eligible to earn a percentage of the firm's pre-tax profits. Approved by Westfield's Board of Directors in April 2006, the program provides Westfield's key investment team members a fixed percentage of the firm's pre-tax profits that will vest over several years.

              Mr. Muggia and Mr. Bauernfeind are eligible for a fixed base salary and an annual bonus, which is paid the month after year end. The bonus is based on the overall financial performance of the company and can vary depending on company results. They are also eligible to participate in the Boston Private Financial Holdings Deferred Compensation Plan. Each may also receive stock options from Westfield's parent company, Boston Private Financial Holdings. Mr. Muggia is also entitled to receive, and has discretion to distribute, a portion of the performance fees earned on the partnerships that he manages.

POTENTIAL CONFLICTS OF INTEREST

    Westfield seeks to identify areas of potential conflicts of interest resulting from managing both the Fund and other accounts. Westfield has adopted polices and procedures to address such potential conflicts. The management of multiple funds and accounts may result in allocating unequal attention and time to the management of each fund and account if each has different objectives, benchmarks, time horizons, and fees as the lead portfolio manager must allocate his time and the team's investment ideas across multiple funds and accounts. A conflict of interest can also arise between those portfolios that incorporate a performance fee with a base advisory fee and the Fund. From time to time, the same securities may be recommended for both types of accounts. If this is the case, the securities are allocated in a manner Westfield believes to be fair and equitable to all effected funds and accounts. Although

Westfield seeks best execution for security transactions, a potential conflict can exist in determining which broker to use to execute transaction orders because Westfield may be limited by a client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, Westfield executes such directed arrangements last. Furthermore, personal accounts may give rise to potential conflicts of interest; trading in personal accounts is regulated by the firm's Code of Ethics.

ADMINISTRATOR AND SUB-ADMINISTRATOR

    Pursuant to an Administration Agreement effective April 1, 2007, the Adviser serves as the Portfolio Trust's administrator (the "Administrator"), and that role oversees and coordinates the activities of other service providers, and monitors certain aspects of the Trust's operations. Pursuant to a Sub-Administration Agreement dated as of the same date, the Administrator has retained Citi Fund Services Ohio, Inc. ("Citi"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the "Sub-Administrator"). Citi served as the administrator (rather than sub-administrator), through June 30, 2005. Management and administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

    Pursuant to a Sub-Administration Agreement dated as of June 30, 2005 amended June 4, 2007, and a Master Services Agreement dated April 1, 2003 and subsequently amended (the "Master Services Agreement"), Citi provides the Portfolios with various services, which include sub-administration of the Trusts and the Funds. Citi's services also include certain regulatory and compliance services, as well as fund accounting and transfer agency services. The Administrator and Citi provide certain persons satisfactory to the Boards of Trustees to serve as officers of the Trusts. Such officers, as well as certain other employees of the Trusts, may be directors, officers or employees of the Administrator, Citi or their affiliates.

    The Administration agreement was renewed for the one (1) year period ending December 31, 2008, and may be terminated upon not more than 60 days' written notice by either party. The Agreement provides that the Administrator shall not be liable to the Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Master Services Agreement and Sub-Administration Agreement were also renewed for the one (1) year period ending December 31, 2008. The Agreements provide that Citi shall not be liable to the Trust except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement.

    The administration fee payable by the Portfolios primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

        Up to $12 billion .....................................   0.0525%
       In excess of $12 billion ...............................   0.0350%

    The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor family of funds, but assets of other funds that invest in the Portfolio Trust are not double-counted. The total administration fee to be paid is allocated to each of the funds in the fund complex based upon its proportionate share of the aggregate net assets of the fund complex. For assets invested in a Portfolio of the Portfolio Trust by a feeder fund, the Portfolio pays half of the administration fee and the fund pays half of the administration fee, for a combination of the total fee rate set forth above.

    For the fiscal years ended October 31, 2007, 2006 and 2005, the administration fees paid by the Portfolios were:

PORTFOLIO                                         2007         2006         2005*
--------------------------------------------   ----------   ----------   ----------
Intermediate Duration Fixed Income Portfolio   $    5,704   $    8,677   $   18,429
Core Plus Fixed Income Portfolio               $   35,282   $   41,473   $   57,032
Growth Portfolio                               $   21,700   $   20,859   $   19,579
Core Fixed Income Portfolio**                     N/A          N/A          N/A
Short Duration Fixed Income Portfolio**           N/A          N/A          N/A
High Yield Fixed Income Portfolio***           $    3,889   $    3,535      N/A
International Equity Portfolio                 $  116,088   $  106,142   $   85,384
Opportunity Portfolio                          $   66,103   $   87,545   $  106,944
Value Portfolio                                $   22,758   $   22,605   $   23,409

* Administration fees paid for 2005 are not reduced to reflect waivers.

** The Core Fixed Income Portfolio and Short Duration Portfolio had not commenced operations as of October 31, 2007.

*** The High Yield Portfolio commenced operations on November 18, 2005.

PLACEMENT AGENT

    The exclusive placement agent of the Portfolio Trust is [Citi Fund Services (Ireland) Limited], which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

TRANSFER AGENT

    Under the Master Services Agreement with Citi, Citi acts as transfer agent ("Transfer Agent") for the Trust. The Transfer Agent maintains an account for each shareholder of record, performs other transfer agency functions, and act as dividend disbursing agent for the Trust. The principal business address of Citi is 3435 Stelzer Road, Columbus, OH 43219.

CUSTODIAN

    Pursuant to a Custodian Agreement, with respect to domestic assets, HSBC Bank (USA), National Association acts as the custodian of the Portfolios' assets except the High Yield Portfolio. With respect to the High Yield Portfolio and the foreign assets of all Portfolios, Investors Bank & Trust Company serves as custodian for the Portfolios (together, with HSBC, the "Custodians"). The Custodians' responsibilities include safeguarding and controlling the Portfolios' cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolios' investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts in order to calculate the daily net asset value of Shares of the Portfolios. Securities held for the Portfolios may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company. The Custodians do not determine the investment policies of the Portfolios or decide which securities will be purchased or sold for the Portfolios. For its services, the Custodians receive such compensation as may from time to time be agreed upon by it and the Trust.

PORTFOLIO ACCOUNTING AGENT

    Pursuant to the Master Services Agreement, Citi also serves as fund accounting agent to the Portfolios. For the fiscal years ended October 31, 2007 and 2006, the aggregate amount of fund accounting fees paid by the Portfolios was:

PORTFOLIO ^                                              2007             2006
----------                                              -------         -------
Intermediate Duration Fixed Income Portfolio            $65,598         $59,562
Core Plus Fixed Income Portfolio                        $72,903         $65,688
Growth Portfolio                                        $55,756         $52,882
High Yield Fixed Income Portfolio                       $70,851         $57,056
International Equity Portfolio                          $94,354         $92,992
Opportunity Portfolio+                                  $57,017         $53,770
Value Portfolio                                         $55,785         $52,651

^ The Core Fixed Income Portfolio and Short Duration Portfolio had not commenced operations as of October 31, 2007.

FEDERAL BANKING LAW

    The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC's and the Adviser's activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by Part A, this Part B, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC and the Adviser to perform these services, the Board of Trustees of the Trust would review the relationship with HSBC and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolios be liquidated.

EXPENSES

    Except for expenses paid by the Adviser, each Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to the Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the net asset value of the portfolios.

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES

    Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

    An investor in a Portfolio may add to or reduce its investment in the Portfolio on the Portfolio Business Day. As of the Valuation Time on each such day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

    The net asset value of the Portfolio is determined on each day on which the New York Stock Exchange ("NYSE") is open for trading. As of the date of this Part B, the NYSE is open every weekday except for the days on which the following holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

    The value of fixed income securities held in a Portfolio's portfolio will be determined on each day the fixed income market on which the security trades is open. It is anticipated that the U.S. markets for fixed income securities will be closed on certain days and at certain times when the NYSE is open for trading. On days or at times that the fixed income markets are closed and the NYSE is open, a Portfolio that holds a fixed income security in its portfolio will value that security based on market quotations as of the most recent closing of the fixed income market on which the security trades or valued at fair value in accordance with procedures established by the Trust, as appropriate.

    The value of each security for which readily available market quotations exists is based on a decision as to the broadest and most representative market for such security. The value of such security is based either on the last sale price on a national securities exchange, or, in the absence of recorded sales, at the readily available closing bid price on such exchanges, or at the quoted bid price in the over-the-counter market. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time net assets are valued. Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. Debt securities are valued by a pricing service which determines valuations based upon market transactions for normal, institutional-size trading units of similar securities. Securities or other assets for which market quotations are not readily available or are deemed unreliable due to a significant event or otherwise are based on fair value as determined in good faith in accordance with the procedures established by, and under the general supervision of, the Portfolio's Board of Trustees. Such procedures include the use of independent pricing services, which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. All portfolio securities with a remaining maturity of less than 60 days are valued at amortized cost, which approximates market value.

    Bonds and other fixed income securities listed on a foreign exchange are valued at the latest quoted sales price available before the time when assets are valued. For purposes of determining the Portfolio's net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by any major bank. In making such valuations, the pricing service utilizes dealer-supplied valuations which take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees.

    Bonds and other fixed-income securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the over-the-counter market. Bonds and other fixed income securities (other than short-term obligations but including listed issues) in the Portfolio's portfolio may be valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust.

    The Adviser typically completes its trading on behalf of the Portfolio in various markets before 4:00 p.m., and the value of portfolio securities is determined when the primary market for those securities closes for the day. Foreign currency exchange rates are also determined prior to 4:00 p.m. The value of a foreign security held by the Portfolio is converted into its U.S. dollar equivalent using the latest foreign exchange bid quotation at the time as of which the NAV is calculated, typically 4:00 p.m., eastern time. Such bid quotation shall be obtained from an independent pricing service approved by the Board of Trustees. However, if extraordinary events occur that are expected to affect the value of a portfolio security after the close of the primary exchange on which it is traded, the security will be valued at fair value as determined in good faith under the direction of the Board of Trustees of the Trust. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Securities (other than short-term obligations) for which there are no such valuations are valued at fair value as determined in good faith under the direction of the Board of Trustees of the Trust.

    Interest income on long-term obligations in the Portfolio's portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

    The accounting records of the Portfolio are maintained in U.S. dollars. The market value of investment securities, other assets and liabilities and forward contracts denominated in foreign currencies are translated into U.S. dollars at the prevailing exchange rates at the end of the period. Purchases and sales of securities, income receipts, and expense payments are translated at the exchange rate prevailing on the respective dates of such transactions. Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on securities transactions and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received.

    The problems inherent in making a good faith determination of value are recognized in the codification effected by SEC Financial Reporting Release No. 1 ("FRR 1" (formerly Accounting Series Release No. 113)) which concludes that there is "no automatic formula" for calculating the value of restricted securities. It recommends that the best method simply is to consider all relevant factors before making any calculation. According to FRR 1 such factors would include consideration of the type of security involved, financial statements, cost at date of purchase, size of holding, discount from market value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

    To the extent that the Portfolio purchases securities which are restricted as to resale or for which current market quotations are not available, the Adviser will value such securities based upon all relevant factors as outlined in FRR 1.

    Subject to the Portfolio Trust's compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

    The Portfolio Trust, in its discretion, may permit purchases of Portfolio shares by means of in-kind contributions of portfolio securities under certain circumstances. An in-kind contribution must be made in the form of securities that are permissible investments for the Portfolios as described in the Prospectus. In connection with an in-kind securities purchase, the Portfolios will require, among other things, that the securities be valued in the same manner as they would be valued for purposes of computing a Portfolio's NAV; that the Portfolios receive satisfactory assurances that they will have good and marketable title to the securities received by them; and that the securities be in proper form for transfer to the Portfolios. In addition, the Portfolios generally will not accept securities of any issuer unless they are liquid, have a readily ascertainable market value, and are not subject to restrictions on resale.

    The Portfolios will not be liable for any brokerage commission or fee (except for customary transfer fees) in connection with an in-kind purchase of Portfolio shares. Your broker may impose a fee in connection with processing your in-kind purchase of Portfolio shares. An investor contemplating an in-kind purchase of Portfolio shares should consult his or her tax adviser to determine the tax consequences under Federal and state law of making such a purchase.

                           DIVIDENDS AND DISTRIBUTIONS

    Dividends substantially equal to the Portfolios' net investment income will be declared daily and distributed to shareholders of record each month, with respect to the Income Portfolios, semi-annually, with respect to the Growth Portfolio, Opportunity Portfolio and Value Portfolio, and annually, with respect to the International Equity Portfolio. Generally, the Portfolios' net investment income consists of the interest and dividend income it earns, less expenses. In computing interest income, premiums are not amortized nor are discounts accrued on long-term debt securities in a Portfolio, except as required for federal income tax purposes.

    A Portfolio's net realized capital gains, if any, are distributed to shareholders annually. Additional distributions are also made to the Portfolio's shareholders to the extent necessary to avoid application of the 4% non-deductible federal excise tax on certain undistributed income and net capital gains of regulated investment companies. Shares begin accruing dividends on the day they are purchased. For the Core Fixed Income Portfolio, Core Plus Portfolio, Intermediate Duration Portfolio, International Equity Portfolio and Opportunity Portfolio, dividends are distributed monthly. For the Growth Portfolio, dividends are distributed annually, and for the Value Portfolio, dividends are distributed semi-annually. Unless a shareholder elects to receive dividends in cash (subject to the policies of the shareholder's Shareholder Servicing Agent or securities broker), dividends are distributed in the form of additional shares of the Portfolio at the rate of one share (and fraction thereof) of the Portfolio for each one dollar (and fraction thereof) of dividend income.

    Certain mortgage-backed securities may provide for periodic or unscheduled payments of principal and interest as the mortgages underlying the securities are paid or prepaid. However, such principal payments (not otherwise characterized as ordinary discount income or bond premium expense) will not normally be considered as income to the Portfolio and therefore will not be distributed as dividends to the Portfolio and to shareholders of the Portfolio. Rather, these payments on mortgage-backed securities generally will be reinvested by the Portfolio in accordance with its investment objective and policies.

              DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

    The Portfolios are series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series Portfolios (each a "Series"), including the Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

    Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

    Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

    Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

    Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

    The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of
(i) 67% or more of the beneficial interests in the affected Series present of represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.

OWNERSHIP OF THE PORTFOLIO

    As of February 1, 2008, the following persons owned of record 5% or more of the interests in the Portfolios:

NAMES                                                                 PERCENTAGE

HSBC INVESTOR CORE PLUS FIXED INCOME PORTFOLIO

         HSBC Investor Core Plus Fixed Income Fund                      17.59%
         HSBC Investor Core Plus Fixed Income Fund (Advisor Trust)      81.90%

HSBC INVESTOR HIGH YIELD FIXED INCOME PORTFOLIO

         HSBC Investor High Yield Fixed Income Fund                     89.08%
         HSBC Investor High Yield Fixed Income Fund, Ltd.               10.92%

HSBC INVESTOR INTERMEDIATE DURATION FIXED INCOME PORTFOLIO

         HSBC Investor Intermediate Duration Fixed Income Fund          97.43%

HSBC INVESTOR GROWTH PORTFOLIO

         HSBC Investor Growth Fund                                      82.43%
         HSBC Investor Large Cap Growth Fund, Ltd.                      17.57%

HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO

         HSBC Investor International Equity Fund                        89.66%
         HSBC Investor Overseas Equity Fund                              5.84%

HSBC INVESTOR OPPORTUNITY PORTFOLIO+

         HSBC Investor Opportunity Fund (advisor Trust)                 85.09%
         HSBC Investor Opportunity Fund                                 12.80%

HSBC INVESTOR VALUE PORTFOLIO

         HSBC Investor Value Fund                                       89.81%
         HSBC Investor Large Cap Value Fund, Ltd.                       10.19%


                                    TAXATION

    Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax adviser with regard to the federal tax consequences of the purchase, ownership, or disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

    An investor may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).

    Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

TAX STATUS OF THE PORTFOLIO

    The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that the Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. The following discussion assumes that the Portfolio will qualify as a non-publicly traded partnership. As a partnership, the Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

    The receipt of a cash distribution from the Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor's adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

    An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor's gain or loss on a later sale of such property, however, the investor's basis in the distributed property will generally be equal to the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution.

    No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in the Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus the Portfolio's basis for the receivables, is less than the investor's adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor's Portfolio interest, less the amount of any cash received in the liquidation.

    An investor cannot deduct losses from the Portfolio in an amount greater than the investor's adjusted tax basis in its Portfolio interest as of the end of the Portfolio's tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor's adjusted tax basis for its Portfolio interest exceeds zero.

RIC INVESTORS IN THE PORTFOLIO

    Each year, in order for an investor that is a registered investment company ("RIC Investor") to qualify as a "regulated investment company," a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code ("RIC requirements"). Because the Portfolio is a partnership, a RIC Investor should be able to "look-through" to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of the Portfolio's assets. The Portfolio Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.

PORTFOLIO INVESTMENTS

    MARKET DISCOUNT. If the Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is "market discount." If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by the Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, the Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by the Portfolio at a constant rate over the time remaining to the debt security's maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the "accrued market discount" not previously taken into account.

    ORIGINAL ISSUE DISCOUNT. Certain debt securities acquired by the Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by the Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by the Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

    OPTIONS, FUTURES AND FORWARD CONTRACTS. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which the Portfolio may invest may be "section 1256 contracts." Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized.

    Transactions in options, futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by such the Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that the Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

    Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to the Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to the Portfolio that did not engage in such transactions.

    Certain hedging activities may cause a dividend that would otherwise be subject to the lower tax rate applicable to a "qualifying dividend," to instead be taxed at the rate of tax applicable to ordinary income.

    CONSTRUCTIVE SALES. Under certain circumstances, the Portfolio may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of the Portfolio's taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

    Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates which occur between the time the Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

    FOREIGN SOURCE INCOME. Earnings derived by the Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and the Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because the Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor's ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by the Portfolio.

    CONSTRUCTIVE SALES. Under certain circumstances, the Fund may recognize gain from a constructive sale of an "appreciated financial position" it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, a Fund would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Fund's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Fund's holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Fund's taxable year and the Fund holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

    ALTERNATIVE MINIMUM TAX. While the interest on bonds issued to finance essential state and local government operations is generally tax-exempt, interest on certain nonessential or private activity securities issued after August 7, 1986, while exempt from the regular federal income tax, constitutes a tax-preference item for taxpayers in determining alternative minimum tax liability under the Code and income tax provisions of several states. The interest on private activity securities could subject a shareholder to, or increase liability under, the federal alternative minimum tax, depending on the shareholder's tax situation.

    All distributions derived from interest exempt from regular federal income tax may subject corporate shareholders to or increase their liability under, the alternative minimum tax and environmental tax because these distributions are included in the corporation's adjusted current earnings. The Funds will inform shareholders annually as to the dollar amount of distributions derived from interest payments on private activity securities.

                                OTHER INFORMATION

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    The Board of Trustees has appointed KPMG LLP as the independent registered public accounting firm of the Trust for the fiscal year ending October 31, 2008. KPMG LLP will audit the Trust's annual financial statements, prepare the Trust's income tax returns, and assist in the filings with the Securities and Exchange Commission. KPMG LLP's address is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.

COUNSEL

    Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust. Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, acts as counsel to the Independent Trustees of the Trust.

CODE OF ETHICS

    The Trust and the Adviser have each adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Trust and the Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to pre-clear certain transactions and to report certain transactions on a regular basis.

REGISTRATION STATEMENT

    This Part B and Part A do not contain all the information included in the Trust's registration statement filed with the Securities and Exchange Commission under the 1933 Act with respect to shares of the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The registration statement, including the exhibits filed therewith, may be examined at the office of the Securities and Exchange Commission in Washington, D.C. or on the SEC's website at http://www.sec.gov.

    Statements contained herein and in Part A as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS

    For the Core Fixed Income Portfolio and Short Duration Portfolio, the Portfolio's audited financial statements will be provided without charge, when available, to each shareholder of the Portfolio or person receiving this Part B on or after the date of such availability. The other Portfolios' current financial statements dated October 31, 2007 are hereby incorporated herein by reference from the Annual Report of each Portfolio dated October 31, 2007, as filed with the SEC. Copies of the Annual Report will be provided without charge to each person receiving this Part B.

SHAREHOLDER INQUIRIES

    All shareholder inquiries should be directed to the Trust, P.O. Box 182845, Columbus, Ohio 43218-2845.

           GENERAL AND ACCOUNT INFORMATION: (800) 782-8183 (TOLL FREE)

                                                                      APPENDIX A

                         DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR'S RATING SERVICES (S&P)

CORPORATE AND MUNICIPAL BONDS




AAA...................... An obligation rated "AAA" has the highest rating assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA ...................... An obligation rated "AA" has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A ......................  An obligation rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB ..................... An obligation rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB ...................... An obligation rated "BB" has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

Plus (+) or Minus (-).... The ratings from "AA" to "BB" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

CORPORATE AND MUNICIPAL NOTES

SP-1..................... Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2..................... Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3..................... Speculative capacity to pay principal and interest.

Note: A S&P rating reflects the liquidity factors and market risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term rating.

COMMERCIAL PAPER

A. ...................... Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1...................... This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) designation.

A-2...................... Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1".

A-3...................... Issues carrying this designation have adequate capacity for timely payment. However, they are more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

VARIABLE RATE DEMAND OBLIGATIONS:

    S&P assigns "dual" ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols for the put option (I.E., "AAA/A-1+"). With short term demand debt, note rating symbols are used with the commercial paper symbols (I.E., "SP-1+/A-1+").

MOODY'S INVESTORS SERVICE

U.S. MUNICIPAL BONDS

Aaa...................... Issuers or issues rated Aaa demonstrate the strongest creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Aa ...................... Issuers or issues rated Aa demonstrate very strong creditworthiness relative to other US municipal or tax-exempt issuers or issues.

A......................   Issuers or issues rated A present above-average
                          creditworthiness relative to other US municipal or tax-exempt issuers or issuers or issues.

Baa...................... Issuers or issues rated Baa represent average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Ba ...................... Issuers or issues rated Ba demonstrate below-average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Note: Moody's applies numerical modifiers, 1, 2, and 3 in each generic rating classification from Aa through Bb. The modifier 1 indicates that the obligation rates in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

MUNICIPAL NOTES

MIG 1/VMIG 1............. This designation denotes superior credit quality.
                          Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2............. This designation denotes strong credit quality.
                          Margins of protection are ample, although not as large as in the preceding group.

MIG 3/VMIG 3............. This designation denotes acceptable credit quality.
                          Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

Note: A two component rating is assigned to variable demand obligations (VRDOs). The first element represents Moody's evaluation of the degree of risk associated with the demand feature, using the MIG rating scale. The short-term rating assigned to the demand feature of VRDOs is designated as VMIG. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. MIG rating expire at note maturity, while VMIG ratings expirations will be a function of each issuer's specific structural or credit features.

COMMERCIAL PAPER

Prime-1.................. Issuers rated P-1 (or supporting institutions) have a superior ability for repayment of Ihort-term debt obligations. Prime-1 repayment ability will often be evidenced by many sf the following characteristics:

                          -- Leading market positions in well established industries.

                          --    High rates of return on funds employed.

                          -- Conservative capitalization structure with moderate reliance on debt and ample asset -- protection.

                          -- Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

                          -- Well established access to a range of financial markets and assured sources of -- alternate liquidity.

Prime-2.................. Issuers rated Prime-2 (or supporting institutions)
                          have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3.................. Issuers rated Prime-3 (or supporting institutions)
                          have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not...................... Prime Issuers rated "Not Prime" do not fall within any of the Prime rating categories.

FITCH, INC.

LONG TERM CREDIT RATINGS (INCLUDES U.S. PUBLIC FINANCE SECURITIES)

AAA...................... Highest credit quality. "AAA" denotes the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA ...................... Very high credit quality. "AA" ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A ....................... High credit quality. Single "A" rating denote low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than higher ratings.

BBB...................... Good credit quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Plus (+) or Minus (-).... Plus and minus signs may be appended to denote relative status within major ratings categories. Plus and minus signs, however, are not added to the "AAA" category.

SHORT-TERM CREDIT RATINGS (INCLUDES NOTE & COMMERCIAL PAPER)

F-1...................... HIGHEST CREDIT QUALITY. Indicates the strongest capacity for timely payment of financial commitments; may have an added plus (+) sign to denote exceptionally strong credit feature.

F-2...................... GOOD CREDIT QUALITY. Indicates a satisfactory capacity for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" or "F-1" ratings.

F-3...................... FAIR CREDIT QUALITY. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

Plus (+)................. The plus sign may be appended to a "F-1" category to denote relative status within the category.

VARIABLE RATE DEMAND OBLIGATIONS

    Variable rate demand obligations and other securities which contain a demand feature will have a dual rating, such as "AAA/F1+". The first rating denotes long-term ability to make principal and interest payments. The second rating denotes ability to meet a demand feature in full and on time.

         APPENDIX B

         HSBC INVESTOR FUNDS,
         HSBC ADVISOR FUNDS TRUST, AND
         HSBC INVESTOR PORTFOLIOS PROXY VOTING POLICY


                The Trust delegates the authority to vote proxies related to portfolio securities of each series (the "Funds") of the Trust to HSBC Asset Management (Americas) Inc. ("HSBC"), which in turn delegates proxy voting authority for some Funds of the Trust to a Sub-Adviser retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the "Board") adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

                The Board will provide the Trust's consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

         APPENDIX C

         HSBC INVESTMENTS (USA) INC AND
         HALBIS CAPITAL MANAGEMENT (USA) INC.
         PROXY VOTING POLICY AND PROCEDURES


DECEMBER 2006

                           HSBC INVESTMENTS (USA) INC.
                      HALBIS CAPITAL MANAGEMENT (USA) INC.

                       PROXY VOTING POLICY AND PROCEDURES

The purpose of this proxy voting policy is to reasonably insure that HSBC Investments (USA) Inc. and Halbis Capital Management (USA) Inc., (HSBCUSA), as a fiduciary, fulfills its responsibility to its clients to vote proxy ballots in connection with proposals submitted by management, and others, to shareholders for approval. The financial interest of the shareholders of the Investment Companies and of the Manager's investment advisory clients is the primary consideration in determining how proxies should be voted.

As long as there is no provision to the contrary in the Investment Management Agreement or Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by HSBCUSA to be an integral part of its investment management responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities. For investment advisory clients, this responsibility is inherent, unless a client has elected to vote proxies directly. In the case of the Investment Companies, this responsibility has been delegated to HSBCUSA by each Investment Company's Board of Directors.

PROXY VOTING POLICY

It is the policy of HSBCUSA to vote client proxies for the exclusive benefit of its clients' accounts. In most, if not all cases, this will mean that the proposals that maximize the value of the securities we hold will be approved without regard to non-economic considerations.

HSBCUSA generally will not favor proposals that are designed to make it difficult for a company to be acquired or that have a tendency to entrench current management at the expense of securities holders. Therefore, HSBCUSA will generally vote against proposals concerning instituting "poison pills", classified boards of directors, unequal voting rights, elimination of shareholder action by written consent and granting stock options at less than fair market value.

In this regard, HSBCUSA has engaged a third party proxy voting service provider ("Proxy Service Provider") to conduct analysis of proposals, and to provide guidance on voting ballots. The Proxy Service Provider provides its analysis in the form of written reports, which are circulated to HSBCUSA' investment staff for their review. A more extensive summary of proxy voting guidelines will be provided to clients upon request.

Certain portfolios ("Fund of Funds") primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles ("Sub-Funds") which have investors other than the Fund of Funds. Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a matter to its investors for vote and the Fund of Fund holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

ADMINISTRATION

The Proxy Service Provider will administer the proxy voting process, including receiving ballots, casting votes and maintaining required records. On an as-needed basis, HSBCUSA will review the Proxy Voting Policy and its administration to resolve any proxy voting issues that may arise.

CONFLICTS OF INTEREST

HSBCUSA generally will vote proxies in accordance with the Proxy Service Provider's predetermined recommendations, including instances where potential material conflicts of interest may exist. In the event a proxy proposal gives rise to a material conflict of interest that is not addressed by the Proxy Service Provider's predetermined recommendations, HSBCUSA' senior management will review, and if deemed necessary, an independent consultant or outside counsel will be consulted to resolve the material conflict of interest.

CLIENT ACCESS TO PROXY VOTING RECORDS

A record of how proxies have been voted for a client's account will be provided upon request. Clients can request their proxy voting record by contacting their Client Investment Service Manager at (212) 525-5000. Alternatively, clients may submit written requests to HSBC Investments (USA) Inc., 452 Fifth Avenue - 18th Floor, New York, NY 1008, ATTN: Chief Compliance Officer.

         APPENDIX D

         WESTFIELD CAPITAL
         PROXY VOTING POLICY

--------------------------------------------------------------------------------
                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC


                               PROXY VOTING POLICY


                              REVISED JANUARY 2008
--------------------------------------------------------------------------------


                        POLICY STATEMENT AND INTRODUCTION

Westfield Capital Management Company, LLC ("WCM") will offer to vote proxies for all accounts. WCM believes that the voting of proxies can be an important tool for investors to promote best practices in corporate governance and votes all proxies in the best interests of its clients as investors. We also recognize that the voting of proxies with respect to securities held in managed accounts is an investment responsibility having economic value.

This memorandum sets forth WCM's policies for voting proxies. WCM has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of our clients, in accordance with our fiduciary duties and Rule 206(4)-6 under the Investment Advisers Act of 1940 (the "Act"). Our authority to vote proxies for our clients is established by our advisory contracts or comparable documents. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts set out in Department of Labor Bulletin 94-2, 29 C.F.R. 2509.94-2 (July 29, 1994). Additionally, in accordance with Rule 204-2 of the Act, WCM will maintain records of voting of shares for which WCM has proxy voting authority in accordance with its fiduciary obligations and applicable law.

                                 PROXY COMMITTEE

WCM has a Proxy Committee (the "Committee") composed of individuals from the investment committee, marketing staff and compliance department. The Board of Directors will appoint the members of the Committee and consider recommendations for members from the Committee. The Committee is responsible for setting general policy as to proxies. Specifically, the Committee:

1. reviews these procedures and the Proxy Guidelines annually and approves any amendments considered to be advisable;

2   considers special proxy issues as they may arise from time to time.

As of the date of these procedures, the following members of WCM will serve on the Committee:

Brandi McMahon, Senior Compliance Associate, Chairperson
Heather Witte, Marketing and Client Service Associate

John Montgomery, Vice President and Portfolio Strategist
Karen DiGravio, Chief Financial Officer, Chief Compliance Officer and EVP Tracee Currier, Proxy Associate & Compliance Assistant, Assistant Chairperson

                           PROXY VOTING ADMINISTRATION

WCM's Proxy Associate, under supervision of the Proxy Committee, has the following duties:

1.  oversee the work of any third party vendor hired to process proxy votes;

2. monitor the ballot reconciliation conducted by third party vendor, and disseminate the reconciliation of ballots and missed/unvoted proxy reports to the Proxy Committee quarterly, utilizing the customized reporting in the Glass, Lewis Viewpoint proxy platform;

3.  review and approve votes on Glass, Lewis & Co. Viewpoint Proxy Platform;

4. MAINTAIN REQUIRED RECORDS OF PROXY VOTES ON BEHALF OF WCM CLIENT ACCOUNTS INCLUDING MAINTAINING DOCUMENTS RECEIVED OR CREATED THAT WERE MATERIAL TO THE VOTING DECISION;

5.  PREPARE AND DISTRIBUTE REPORTS REQUESTED BY WCM CLIENTS;

6. MAINTAIN RECORDS OF ALL COMMUNICATIONS RECEIVED FROM CLIENTS REQUESTING INFORMATION ON PROXY VOTING AND RESPONSES THERETO;

7.  ESCALATE ISSUES ON RECURRING PROBLEMS REPORTED ;

8. COMMUNICATE THE REGISTRATION OF ANY NEW ACCOUNTS WITH PROXY VOTING AUTHORITY, CUSTODIAN CHANGES OR TERMINATED ACCOUNTS TO THE GLASS, LEWIS;

9. REPORT ANY CONFLICT OF INTEREST AS LISTED LATER IN THIS DOCUMENT TO THE PROXY COMMITTEE AND OBTAIN A APPROVAL FROM THE COMMITTEE, IF AN OVERRIDE IS NECESSARY; AND

10. CONDUCT DUE DILIGENCE ANNUALLY ON THIRD PARTY PROXY VENDORS.

                             PROXY VOTING GUIDELINES

WCM maintains written voting guidelines ("Guidelines") setting forth voting positions determined by the Committee on those issues believed most likely to arise day to day.

Proxy Associate reviews the proxy agenda against WCM's guidelines and the recommendation from Glass Lewis. The Proxy Associate will exercise discretion to vote the proxies within WCM proxy policy guidelines as recommended in the Glass, Lewis Viewpoint Proxy Platform. Any contentious issues, especially, special meeting agenda or contested meeting will be referred to the Security Analyst. If WCM is among the Top 20 shareholders, the Proxy Associate will confirm the recommended votes with the Security Analyst. .The Security Analyst will provide a recommended rationale if an override is proposed and the Proxy Committee will approve the override.

A copy of the Guidelines is attached to this memorandum as Exhibit A. WCM will vote all proxies in accordance with the Guidelines subject to exceptions as follows:

1. IF THE INVESTMENT ANALYST COVERING THE STOCK OF A COMPANY WITH A PROXY VOTE BELIEVES THAT FOLLOWING THE GUIDELINES IN ANY SPECIFIC CASE WOULD NOT BE IN THE CLIENTS' BEST INTERESTS, THEY MAY REQUEST THE PROXY ASSOCIATE NOT TO FOLLOW THE GUIDELINES IN SUCH CASE. THE REQUEST MUST BE IN WRITING AND INCLUDE AN EXPLANATION OF THE RATIONALE FOR DOING SO. THE PROXY ASSOCIATE WILL REVIEW ANY SUCH REQUEST WITH THE COMMITTEE AND WILL MAINTAIN RECORDS OF EACH ITEM.

2. For clients with plan assets subject to ERISA, under rules of the U. S. Department of Labor ("DOL") WCM may accept instructions to vote proxies in accordance with AFL-CIO proxy voting guidelines, in lieu of WCM's regular Guidelines. WCM may accept instructions to vote proxies under client specific guidelines subject to review and acceptance by the Proxy Committee.

3. For clients who support social responsible issues, WCM may accept instructions to vote proxies in accordance with WCM policy, coupled with Glass Lewis' Social Responsible guidelines, when specific SRI issues are not covered.

4. Information on WCM's proxy voting decision may only be distributed to the company. No such information may be divulged to other parties, including solicitors working with the company, unless written notification from the company instructs such release of information.

5. The Proxy Associate will ensure that all ballots will be voted provided that they are received on the vote deadline date. All unvoted ballots will be noted in the ballot records, indicating the reason why they were not voted and documenting our best efforts to obtain such ballots.

6. In light of the potential conflict of interest arising from a WCM employee holding a directorship with Metabolix, Inc., the Proxy Committee has resolved that Metabolix, Inc. proxies will be voted strictly in accordance with Glass, Lewis' recommendations and that WCM not retain any discretion over such proxies.

                              CONFLICTS OF INTEREST

A potential conflict of interest may arise when voting proxies of an issuer which has a significant business relationship with WCM. For example, WCM could manage a defined benefit or defined contribution pension plan for the issuer. WCM's policy is to vote proxies based solely on the investment merits of the proposal. In order to guard against conflicts the following procedures have been adopted:

1. A PORTION OF THE COMMITTEE IS COMPOSED OF PROFESSIONALS FROM THE INVESTMENT COMMITTEE. FURTHERMORE, PROXY ADMINISTRATION IS IN THE COMPLIANCE DEPARTMENT

2. INVESTMENT PROFESSIONALS RESPONDING TO REFERRAL REQUESTS MUST DISCLOSE ANY CONTACTS WITH THIRD PARTIES OTHER THAN NORMAL CONTACT WITH PROXY SOLICITATION FIRMS.

3. FOR ALL MEETINGS WHERE WE ARE VOTING AGAINST POLICY AS REQUESTED BY THE SECURITY ANALYST AND/OR CLIENT, THE PROXY ASSOCIATE WILL FIRST CHECK FOR CONFLICTS AMONG THE COMPANY'S BOARD OF DIRECTORS UP FOR REELECTION AND THEN OBTAIN THE APPROVAL FROM THE PROXY COMMITTEE. IN ADDITION, THE PROXY ASSOCIATE WILL REVIEW THE MATERIAL CONFLICT OF INTEREST BY CHECKING THE WCM VENDOR LIST PROVIDED BY THE WCM TREASURER. IF ANY CONFLICTS ARISE, IT WILL BE BROUGHT TO THE PROXY COMMITTEE'S ATTENTION AND EXHIBIT C WILL BE COMPLETED AND RETAINED.

                                  RECORDKEEPING

The Proxy Associate will retain copies of the following books and records for the required retention period. The Proxy Associate is responsible for ensuring that all required proxy records are accurate and complete. At a minimum the following records will be retained by WCM or Glass Lewis:

1. a copy of the Proxy Voting Polices and Guidelines and amendments that were in effect for at least the past five years.

2. electronic or paper copies of each proxy statement received by WCM or Glass Lewis with respect to securities in client accounts;

3.  records of each vote cast for each client;

4.  a reconciliation of Westfield holdings vs. ballots received;

5.  monthly ballot reconciliation report;

6.  monthly missed/unvoted ballot report;

7. internal documents generated in connection with a proxy referral to the Investment Committee such as emails, memoranda etc.,

8. written reports to clients on proxy voting and of all client requests for information and WCM's response.

9. disclosure documentation to clients on how they may obtain information on how we voted their securities.

In accordance with Rule 204-2 of the Investment Advisers Act of 1940, all proxy voting records will be maintained for five years. In the event a third party vendor is retained for proxy voting services, Westfield will (1) require such vendor to provide copies of all voting records promptly upon request; and (2) require such vendor to maintain the records noted in (2) and (3) above.

EXHIBIT A

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                             PROXY VOTING GUIDELINES

                                       FOR

                          SEPARATELY MANAGED ACCOUNTS &
                         SUB-ADVISORY MUTUAL FUND ASSETS
                         INCLUDING LIMITED PARTNERSHIPS

The Proxy Voting Guidelines below summarize WCM's positions on various issues of concern to investors and indicate how client portfolio securities will be voted on proposals dealing with a particular issue. These Guidelines have been established for the specific purpose of promoting the economic interests of our clients. In addition to our Proxy Voting Guidelines, WCM will also use the research and recommendation from our vendor, Glass, Lewis & Co for guidance; particularly for issues not covered in our Proxy Policy, as well as on issues specific to Taft-Hartley and Social Responsiblity. If the stock is not in our research universe, WCM will default to Glass, Lewis research recommendations. If the issue is in our research universe but is not covered under the policy, WCM will also default to the Glass, Lewis research recommendation. However, in this circumstance, the analyst has the authority to override the recommendation with the rationale provided.

The following Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and recommended by a company's board of directors. Part II deals with proposals submitted by shareholders for inclusion in proxy statements. Part III addresses unique considerations pertaining to non-US issuers.

I.  BOARD-APPROVED PROPOSALS

Proxies will be voted FOR board-approved proposals, EXCEPT AS FOLLOWS:

A.  MATTERS RELATING TO THE BOARD OF DIRECTORS

The board of directors has the important role of overseeing management and its performance on behalf of shareholders. Proxies will be voted FOR the election of the company's nominees for directors and FOR board-approved proposals on other matters relating to the board of directors (provided that such nominees and other matters have been approved by an independent nominating committee), except as follows:

   >  WCM will WITHHOLD VOTES for any nominee for director if

        o The board does not have a two-third majority of independent directors. In the event that more than one third of the members are affiliated or inside directors, we will withhold votes per Glass, Lewis research recommendations to satisfy the two-thirds threshold that is deemed appropriate. However, the two third majority DOES NOT APPLY when a single individual or entity owns more than 50% of the voting shares ("Controlled Companies") as the interests of the majority of shareholders are the interests of that entity or individual; or

        o The board does not have nominating, audit and compensation committees composed SOLELY of independent directors; or

   >  WCM will WITHHOLD VOTES for any nominee for the:

        o audit committee who sits on more than three public company audit committees; or

        o compensation committee if performance goals were changed when employees failed or were unlikely to meet original goals or performance-based compensation was paid despite goals not being attained; or

        o compensation committee who is currently up for election and served at the time of poor pay-for-performance.

   > WCM will WITHHOLD VOTES for the audit committee chair if the chairperson failed to put audit ratification on the ballot for shareholder approval for the upcoming year.

   > For these purposes, an "independent director" is a director who meets all requirements to serve as an independent director of a company under the NYSE (Article 4 Section 2 of the NYSE Commission) and NASDAQ rule No. 4200 and 4300 (I.E., no material business relationships with the company, no present or recent employment relationship with the company (including employment of immediate family members) and, in the case of audit committee members, no compensation for non-board services). If a board does not meet these independent standards, WCM may refer to Glass, Lewis research recommendations.

   > WCM will WITHHOLD VOTES for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director (E.G., investment banking, consulting, legal or financial advisory fees).

   > WCM will WITHHOLD VOTES for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for the absences (I.E., illness, personal emergency, etc.).

WCM is concerned about over-committed directors. In some cases, directors may serve on too many boards to make a meaningful contribution.

   > WCM will WITHHOLD VOTES for an executive officer of any public company while serving more than four public company boards and any other director who serves on more than a total of six public company boards.

   > WCM will WITHHOLD VOTES for any nominee for director of a public company (Company A) who is employed as a senior executive of another public company (Company B) if a director of Company B serves as a senior executive of Company A (commonly referred to as an "interlocking directorate").

Board independence depends not only on its members' individual relationships, but also the board's overall attitude toward management. Independent boards are committed to good corporate governance practices and, by providing objective independent judgment, enhance shareholder value.

   > WCM will WITHHOLD VOTES from directors who failed to observe good corporate governance practices with regards to option backdating as it allows options to be granted at a lower price before the release of positive news i.e. spring loading or following the release of negative news i.e. bullet-dodging. This raises a concern similar to that of insider trading, or trading on material non-public information.

   > WCM will WITHHOLD VOTES for the chair of the nominating or governance committee when the board is less than two-thirds independent, the chairman is not independent and an independent lead or presiding director has not been appointed unless company performance has been in the top quartile of the company's peers

   > WCM will vote AGAINST proposals to classify a board, absent special circumstances indicating that shareholder interests would be better served by this structure.

WCM believes that separating the roles of corporate officer and the chairman of the board is typically a better governance structure than a combined executive/chairman position. The role of executives is to manage the business on the basis of the course charted by the board.

   > WCM will vote FOR the separation between the roles of chairman of the board and CEO, with the exception of smaller companies with limited group of leaders. It may be appropriate for these positions to be combined for some period of time.

B.  COMPENSATION PLANS

   >  STOCK INCENTIVE/OPTION PLANS

      o  WCM will vote FOR performance based options requirements; and

      o WCM will vote FOR equity based compensation plans if our research indicates that the proposed plan is not excessive from the average plan for the peer group on a range of criteria, including dilution to shareholders and the projected annual cost relative to the company's financial performance; and

      o WCM will vote AGAINST if plan permits replacing or repricing of underwater options (and against any proposal to authorize such replacement or repricing of underwater options); and

      o WCM will vote AGAINST if dilution represented by this proposal is more than 10% outstanding common stock unless our research indicates that a slightly higher dilution rate may be in the best interests of shareholders; and

      o WCM will vote AGAINST if the stock incentive/option plans permits issuance of options with an exercise price below the stock's current market price; and

      o WCM will vote FOR stock options if the stock options are fully expensed; and

      o WCM will vote FOR option grants or other stock incentive/option awards that will help align the interests of outside directors provided that financial cost to the company does not threaten to compromise the objectivity

   >  WCM will vote FOR all deferred compensation plans

   >  WCM will vote FOR all bonus plans recommended by the company's management

In voting on proposals relating to compensation plan proposals, WCM will consider whether the proposal has been approved by an independent compensation committee of the board.

C.  CAPITALIZATION

   > WCM will vote FOR proposals relating to the authorization of additional common stock if the justification for the increase and the amount of the increase is reasonable.

   > WCM will vote FOR proposals to effect stock splits (excluding reverse stock splits.)

   >  WCM will vote FOR proposals authorizing share repurchase programs.

D. ACQUISITIONS, MERGERS, REINCORPORATIONS, REORGANIZATIONS AND OTHER
   TRANSACTIONS

   > WCM will refer to the Security Analyst on business transactions such as acquisitions, mergers, and reorganizations involving business combinations, liquidations and sale of all or substantially all of a company's assets

   > WCM will vote FOR mergers and reorganizations involving business combinations designed solely to reincorporate a company in Delaware.

E. ANTI-TAKEOVER MEASURES

WCM will vote AGAINST board-approved proposals to adopt anti-takeover measures such as a shareholder rights plan, supermajority voting provisions, issuance of blank check preferred stock and the creation of a separate class of stock with disparate voting rights, except as follows:

   >  WCM will vote FOR proposals to adopt fair price provisions.

F.  AUDITORS

WCM will vote FOR board approval proposal regarding the selection or ratification of an auditor except as follows:

   > WCM will vote AGAINST when there have been restatements or late filings where the auditors bear some responsibility for the restatements.

G. OTHER BUSINESS MATTERS

WCM will vote FOR board-approved proposals approving routine business matters such as changing the company's name, and procedural matters relating to the shareholder meeting, except as follows:

   > WCM will vote AGAINST authorization to transact other unidentified, substantive business at the meeting.

   > WCM will vote AGAINST proposals to adjourn a meeting to obtain more votes unless the adjournment is intended to secure more votes in a proposal that is in accordance to WCM's vote.

II.  SHAREHOLDER PROPOSALS

   > WCM will vote FOR shareholder proposals to declassify a board, absent special circumstances which would indicate that shareholder interests are better served by a classified board structure.

   > WCM will vote FOR shareholder proposals to require shareholder approval of shareholder rights plans.

   > WCM will vote FOR shareholder proposals to restore cumulative voting if a board is controlled mainly by insiders or affiliates where the company's ownership structure includes one or more very large shareholders that typically control a majority-voting block of the company's stock.

   > WCM will vote FOR shareholder proposals for the election of directors by a majority vote, unless it would clearly disadvantage the company.

   > WCM will vote FOR shareholder proposals that are consistent with WCM's proxy voting guidelines for board-approved proposals.

III.  VOTING SHARES OF NON U.S. ISSUERS

WCM recognizes that the laws governing non-U.S. issuers will vary significantly from US law and from jurisdiction to jurisdiction. Accordingly it may not be possible or even advisable to apply these guidelines mechanically to non-US issuers. However, WCM believes that shareholders of all companies are protected by the existence of a sound corporate governance and disclosure framework. Accordingly, WCM will vote proxies of non US issuers IN ACCORDANCE WITH THE FOREGOING GUIDELINES WHERE APPLICABLE, except as follows:

   > WCM will vote FOR shareholder proposals calling for a majority of the directors to be independent of management.

   > WCM will vote FOR shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

   > WCM will vote FOR shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

Many non-U.S. jurisdictions impose material burdens on voting proxies. There are three primary types of limits as follows:

         o Share blocking. Shares must be frozen for certain periods of time to vote via proxy.

         o Share re-registration. Shares must be re-registered out of the name of the local custodian or nominee into the name of the client for the meeting and, in may cases, then reregistered back. Shares are normally blocked in this period.

         o Powers of Attorney. Detailed documentation from a client must be given to the local sub-custodian. In many cases WCM is not authorized to deliver this information or sign the relevant documents.

WCM's policy is to weigh the benefits to clients from voting in these jurisdictions against the detriments of doing so. For example, in a share-blocking jurisdiction, it will normally not be in a client's interest to freeze shares simply to participate in a non-contested routine meeting. More specifically, WCM will normally not vote shares in non-U.S. jurisdictions imposing burdensome proxy voting requirements except in significant votes (such as contested elections and major corporate transactions) where directed by portfolio managers.

EXHIBIT B

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                              PROXY VOTING CONFLICT
                           OF INTEREST DISCLOSURE FORM

     1.   COMPANY NAME:_________________________________________________

     2.   DATE OF MEETING: _____________________________________________

     3.   REFERRAL ITEM(S): ____________________________________________

     4. DESCRIPTION OF WCM'S BUSINESS RELATIONSHIP WITH ISSUER OF PROXY WHICH MAY GIVE RISE TO A CONFLICT OF INTEREST:
          _____________________________________________________________________

     5.   DESCRIBE PROCEDURES USED TO ADDRESS ANY CONFLICT OF INTEREST:

          WHERE A PROXY PROPOSAL RAISES A MATERIAL CONFLICT BETWEEN WCM'S INTERESTS AND A CLIENT'S INTEREST, WCM WILL OBTAIN APPROVAL FROM THE PROXY COMMITTEE. WCM WILL REVIEW THE PROXY PROPOSAL FOR CONFLICTS OF INTEREST AS PART OF THE OVERALL VOTE REVIEW PROCESS. ALL MATERIAL CONFLICTS OF INTEREST SO IDENTIFIED BY WCM WILL BE ADDRESSED AS DESCRIBED ABOVE IN THIS SECTION

     6. DESCRIBE ANY CONTACTS FROM PARTIES OUTSIDE WCM (OTHER THAN ROUTINE COMMUNICATIONS FROM PROXY SOLICITORS) WITH RESPECT TO THE REFERRAL ITEM NOT OTHERWISE REPORTED IN AN INVESTMENT PROFESSIONAL'S
          RECOMMENDATION:

_______________________________________________________________________________

     CERTIFICATION

     The undersigned employee of WCM certifies that, to the best of her knowledge, any recommendation of an investment professional provided under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.


     -------------------------------
     Name:  Zureen Khairuddin
     Title: Proxy Associate

         APPENDIX E

         ALLIANCEBERNSTEIN
         PROXY VOTING MANUAL

--------------------------------------------------------------------------------


                    STATEMENT OF POLICIES AND PROCEDURES FOR

                                  PROXY VOTING

   1. INTRODUCTION


As a registered investment adviser, AllianceBernstein L.P.

      ("AllianceBernstein", "we" or "us") has a fiduciary duty to act solely in the best interests of our clients. We recognize that this duty requires us to vote client securities in a timely manner and make voting decisions that are in the best interests of our clients. Consistent with these obligations, we will disclose our clients' voting records only to them and as required by mutual fund vote disclosure regulations. In addition, the proxy committees may, after careful consideration, choose to respond to surveys regarding past votes.

This statement is intended to comply with Rule 206(4)-6 of the Investment
         Advisers Act of 1940. It sets forth our policies and procedures for voting proxies for our discretionary investment advisory clients, including investment companies registered under the Investment Company Act of 1940. This statement applies to AllianceBernstein's growth, value and blend investment groups investing on behalf of clients in both US and non-US securities.

   2. PROXY POLICIES

This statement is designed to be responsive to the wide range of proxy voting subjects that can have a significant effect on the investment value of the securities held in our clients' accounts. These policies are not exhaustive due to the variety of proxy voting issues that we may be required to consider. AllianceBernstein reserves the right to depart from these guidelines in order to avoid voting decisions that we believe may be contrary to our clients' best interests. In reviewing proxy issues, we will apply the following general policies:

   2.1. Corporate Governance
         AllianceBernstein's proxy voting policies recognize the importance of good corporate governance in ensuring that management and the board of directors fulfill their obligations to the shareholders. We favor proposals promoting transparency and accountability within a company. We will vote for proposals providing for equal access to the proxy materials so that shareholders can express their views on various proxy issues. We also support the appointment of a majority of independent directors on key committees and separating the positions of chairman and chief executive officer. Finally, because we believe that good corporate governance requires shareholders to have a meaningful voice in the affairs of the company, we will support shareholder proposals that request that companies amend their by-laws to provide that director nominees be elected by an affirmative vote of a majority of the votes cast.

   2.2. Elections of Directors

Unless there is a proxy fight for seats on the Board or we determine that there are other compelling reasons for withholding votes for directors, we will vote in favor of the management proposed slate of directors. That said, we believe that directors have a duty to respond to shareholder actions that have received significant shareholder support. We may withhold votes for directors (or vote against in non-US markets) that fail to act on key issues such as failure to implement proposals to declassify boards, failure to implement a majority vote requirement, failure to submit a rights plan to a shareholder vote or failure to act on tender offers where a majority of shareholders have tendered their shares. In addition, we will withhold votes for directors who fail to attend at least seventy-five percent of board meetings within a given year without a reasonable excuse. Finally, we may abstain or vote against directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement.

   2.3. Appointment of Auditors

AllianceBernstein believes that the company remains in the best position to choose the auditors and will generally support management's recommendation. However, we recognize that there may be inherent conflicts when a company's independent auditor performs substantial non-audit related services for the company. The Sarbanes-Oxley Act of 2002 prohibited certain categories of services by auditors to US issuers, making this issue less prevalent in the US. Nevertheless, in reviewing a proposed auditor, we will consider the fees paid for non-audit services relative to total fees as well as if there are other reasons to question the independence of the auditors.

   2.4. Changes in Legal and Capital Structure

Changes in a company's charter, articles of incorporation or by-laws are often technical and administrative in nature. Absent a compelling reason to the contrary, AllianceBernstein will cast its votes in accordance with the company's management on such proposals. However, we will review and analyze on a case-by-case basis any non-routine proposals that are likely to affect the structure and operation of the company or have a material economic effect on the company. For example, we will generally support proposals to increase authorized common stock when it is necessary to implement a stock split, aid in a restructuring or acquisition or provide a sufficient number of shares for an employee savings plan, stock option or executive compensation plan.

However, a satisfactory explanation of a company's intentions must be disclosed in the proxy statement for proposals requesting an increase of greater than one hundred percent of the shares outstanding. We will oppose increases in authorized common stock where there is evidence that the shares will be used to implement a poison pill or another form of anti-takeover device. We will support shareholder proposals that seek to eliminate dual class voting structures.

   2.5. Corporate Restructurings, Mergers and Acquisitions

AllianceBernstein believes proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, we will analyze such proposals on a case-by-case basis, weighing heavily the views of our research analysts that cover the company and our investment professionals managing the portfolios in which the stock is held.

   2.6. Proposals Affecting Shareholder Rights

AllianceBernstein believes that certain fundamental rights of shareholders must be protected. We will generally vote in favor of proposals that give shareholders a greater voice in the affairs of the company and oppose any measure that seeks to limit those rights. However, when analyzing such proposals we will weigh the financial impact of the proposal against the impairment of shareholder rights.

   2.7. Anti-Takeover Measures

AllianceBernstein believes that measures that impede corporate transactions such as takeovers or entrench management not only infringe on the rights of shareholders but may also have a detrimental effect on the value of the company. We will generally oppose proposals, regardless of whether they are advanced by management or shareholders, the purpose or effect of which is to entrench management or excessively or inappropriately dilute shareholder ownership. Conversely, we support proposals that would restrict or otherwise eliminate anti-takeover or anti-shareholder measures that have already been adopted by corporate issuers. For example, we will support shareholder proposals that seek to require the company to submit a shareholder rights plan to a shareholder vote. We will evaluate, on a case-by-case basis, proposals to completely redeem or eliminate such plans. Furthermore, we will generally oppose proposals put forward by management (including the authorization of blank check preferred stock, classified boards and supermajority vote requirements) that appear to be anti-shareholder or intended as management entrenchment mechanisms.

     2.8. Executive Compensation

AllianceBernstein believes that company management and the compensation committee of the board of directors should, within reason, be given latitude to determine the types and mix of compensation and benefit awards offered to company employees. Whether proposed by a shareholder or management, we will review proposals relating to executive compensation plans on a case-by-case basis to ensure that the long-term interests of management and shareholders are properly aligned. In general, we will analyze the proposed plan to ensure that shareholder equity will not be excessively diluted taking into account shares available for grant under the proposed plan as well as other existing plans. We generally will oppose plans that have below market value grant or exercise prices on the date of issuance or permit repricing of underwater stock options without shareholder approval. Other factors such as the company's performance and industry practice will generally be factored into our analysis. We generally will support shareholder proposals seeking additional disclosure of executive and director compensation. This policy includes proposals that seek to specify the measurement of performance based compensation. In addition, we will support proposals requiring managements to submit severance packages that exceed 2.99 times the sum of an executive officer's base salary plus bonus that are triggered by a change in control to a shareholder vote. Finally, we will support shareholder proposals requiring companies to expense stock options because we view them as a large corporate expense that should be appropriately accounted for.

   2.9. Social and Corporate Responsibility

AllianceBernstein will review and analyze on a case-by-case basis proposals relating to social, political and environmental issues to determine whether they will have a financial impact on shareholder value. We will vote against proposals that are unduly burdensome or result in unnecessary and excessive costs to the company. We may abstain from voting on social proposals that do not have a readily determinable financial impact on shareholder value.

3. PROXY VOTING PROCEDURES

3.1. Proxy Voting Committees

              Our growth and value investment groups have formed separate proxy voting committees to establish general proxy policies for AllianceBernstein and consider specific proxy voting matters as necessary. These committees periodically review these policies and new types of corporate governance issues, and decide how we should vote on proposals not covered by these policies. When a proxy vote cannot be clearly decided by an application of our stated policy, the proxy committee will evaluate the proposal. In addition, the committees, in conjunction with the analyst that covers the company, may contact corporate management and interested shareholder groups and others as necessary to discuss proxy issues. Members of the committee include senior investment personnel and representatives of the Legal and Compliance Department. The committees may also evaluate proxies where we face a potential conflict of interest (as discussed below). Finally, the committees monitor adherence to these policies.

     3.2. Conflicts of Interest

AllianceBernstein recognizes that there may be a potential conflict of interest when we vote a proxy solicited by an issuer whose retirement plan we manage, or we administer, who distributes AllianceBernstein sponsored mutual funds, or with whom we or an employee has another business or personal relationship that may affect how we vote on the issuer's proxy. Similarly, AllianceBernstein may have a potential material conflict of interest when deciding how to vote on a proposal sponsored or supported by a shareholder group that is a client. We believe that centralized management of proxy voting, oversight by the proxy voting committees and adherence to these policies ensures that proxies are voted with only our clients' best interests in mind. Additionally, we have implemented procedures to ensure that our votes are not the product of a material conflict of interests, including: (i) on an annual basis, the proxy committees will take reasonable steps to evaluate the nature of AllianceBernstein's and our employees' material business and personal relationships (and those of our affiliates) with any company whose equity securities are held in client accounts and any client that has sponsored or has material interest in a proposal upon which we will be eligible to vote; (ii) requiring anyone involved in the decision making process to disclose to the chairman of the appropriate proxy committee any potential conflict that they are aware of (including personal relationships) and any contact that they have had with any interested party regarding a proxy vote; (iii) prohibiting employees involved in the decision making process or vote administration from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties; and
(iv) where a material conflict of interests exists, reviewing our proposed vote by applying a series of objective tests and, where necessary, considering the views of third party research services to ensure that our voting decision is consistent with our clients' best interests.

             Because under certain circumstances AllianceBernstein considers the recommendation of third party research services, the proxy committees will take reasonable steps to verify that any third party research service is in fact independent based on all of the relevant facts and circumstances. This includes reviewing the third party research service's conflict management procedures and ascertaining, among other things, whether the third party research service (i) has the capacity and competency to adequately analyze proxy issues; and (ii) can make such recommendations in an impartial manner and in the best interests of our clients.

     3.3. Proxies of Certain Non-US Issuers

Proxy voting in certain countries requires "share blocking." Shareholders wishing to vote their proxies must deposit their shares shortly before the date of the meeting with a designated depositary. During this blocking period, shares that will be voted at the meeting cannot be sold until the meeting has taken place and the shares are returned to the clients' custodian banks. Absent compelling reasons to the contrary, AllianceBernstein believes that the benefit to the client of exercising the vote does not outweigh the cost of voting (i.e. not being able to sell the shares during this period). Accordingly, if share blocking is required we generally abstain from voting those shares.

In addition, voting proxies of issuers in non-US markets may give rise to a number of administrative issues that may prevent AllianceBernstein from voting such proxies. For example, AllianceBernstein may receive meeting notices without enough time to fully consider the proxy or after the cut-off date for voting. Other markets require AllianceBernstein to provide local agents with power of attorney prior to implementing AllianceBernstein's voting instructions. Although it is AllianceBernstein's policy to seek to vote all proxies for securities held in client accounts for which we have proxy voting authority, in the case of non-US issuers, we vote proxies on a best efforts basis.

    3.4. Loaned Securities

Many clients of AllianceBernstein have entered into securities lending arrangements with agent lenders to generate additional revenue. AllianceBernstein will not be able to vote securities that are on loan under these types of arrangements. However, under rare circumstances, for voting issues that may have a significant impact on the investment, we may request that clients recall securities that are on loan if we determine that the benefit of voting outweighs the costs and lost revenue to the client or fund and the administrative burden of retrieving the securities.

    3.5. Proxy Voting Records

Clients may obtain information about how we voted proxies on their behalf by contacting their AllianceBernstein administrative representative. Alternatively, clients may make a written request for proxy voting information to: Mark R. Manley, Senior Vice President & Chief Compliance Officer, AllianceBernstein L.P., 1345 Avenue of the Americas, New York, NY 10105.

         APPENDIX F

         NWQ
         PROXY VOTING POLICY


                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
                      PROXY VOTING POLICIES AND PROCEDURES

         1.  Application; General Principles

             1.1 These Proxy Voting Policies and Procedures apply to securities held in client accounts as to which NWQ Investment Management Company, LLC ("WQ") has voting authority, directly or indirectly. Indirect voting authority exists where NWQ's voting authority is implied by a general delegation of investment authority without reservation of proxy voting authority.

             1.2 NWQ shall vote proxies in respect of securities owned by or on behalf of a client in the client's best interests and without regard to the interests of NWQ or any other client of NWQ.

         2.  Voting; Procedures

             2.1 To provide centralized management of the proxy voting process, NWQ shall establish a Proxy Voting Committee.

                   2.1.1 The Proxy Voting Committee shall be comprised of at least the following persons: one senior portfolio manager and the Compliance Director.

                   2.1.2 The Proxy Voting Committee shall:

                           - supervise the proxy voting process, including the identification of material conflicts of interest involving NWQ and the proxy voting process in respect of securities owned by or on behalf of such clients;

                           - determine how to vote proxies relating to issues not covered by these Policies and Procedures; and

                           - determine when NWQ may deviate from these Policies and Procedures.

             2.2 Unless the Proxy Voting Committee otherwise determines (and documents the basis for its decision) or as otherwise provided below, the Proxy Voting Committee shall cause proxies to be voted in a manner consistent with the proxy voting guidelines established by Institutional Shareholder Services, Inc.(SM) ("ISS Guidelines") or with the AFL-CIO Guidelines if selected by the client in writing, attached respectively as Exhibits A and B hereto and incorporated herein by reference, (hereafter both the ISS Guidelines and AFL-CIO Guidelines are together referred to as "Voting Guidelines").

                   2.2.1 Where any material conflict of interest has been identified and the matter is covered by the Voting Guidelines, the Proxy Voting Committee shall cause proxies to be voted in accordance with the Voting Guidelines.

                   2.2.2 For clients that are registered investment companies ("Funds"), where a material conflict of interest has been identified and the matter is not covered by the ISS Guidelines, NWQ shall disclose the conflict and the Proxy Voting Committee's determination of the manner in which to vote to the Fund's Board or its designated committee. The Proxy Voting Committee's determination shall take into account only the interests of the Fund, and the Proxy Voting

         Committee shall document the basis for the decision and furnish the documentation to the Fund's Board or its designated committee.

                   2.2.3 For clients other than Funds, where a material conflict of interest has been identified and the matter is not covered by the Voting Guidelines, the Proxy Voting Committee shall disclose the conflict to the client and advise the client that its securities will be voted only upon the client's written direction.

              2.3 NWQ may determine not to vote proxies in respect of securities of any issuer if it determines it would be in its clients' overall best interests not to vote. Such determination may apply in respect of all client holdings of the securities or only certain specified clients, as NWQ deems appropriate under the circumstances.

                   2.31 Generally, NWQ does not intend to vote proxies associated with the securities of any issuer if as a result of voting, subsequent purchases or sales of such securities would be blocked. However, NWQ may decide, on an individual security basis, that it is in the best interests of its clients for NWQ to vote the proxy associated with such a security, taking into account the loss of liquidity.

                   2.32 To the extent that NWQ receives proxies for securities that are transferred into a client's portfolio that were not recommended or selected by NWQ and are sold or expected to be sold promptly in an orderly manner ("legacy securities"), NWQ will generally refrain from voting such proxies. In such circumstances, since legacy securities are expected to be sold promptly, voting proxies on such securities would not further NWQ's interest in maximizing the value of client investments. NWQ may consider an institutional client's special request to vote a legacy security proxy, and if agreed would vote such proxy in accordance with the guidelines below.

                   2.33 In addition, the Proxy Voting Committee may determine:
         (a) not to recall securities on loan if, in its judgment, the negative consequences to clients of disrupting the securities lending program would outweigh the benefits of voting in the particular instance or,
         (b) in its judgment, the expense and administrative inconvenience outweighs the benefits to clients of voting the securities.

         3.  Conflicts of Interest

             3.1 Voting the securities of an issuer where the following relationships or circumstances exist are deemed to give rise to a material conflict of interest for purposes of these Policies and
         Procedures:

                   3.1.1 The issuer is a client of NWQ.

                   3.1.2 The issuer is an entity in which a member of the Executive Committee or Proxy Committee of NWQ or a relative(1) of any such person is or was an officer, director or employee, or such person or relative otherwise has received more than $1,000 from the issuer during NWQ's last three fiscal years, other than the receipt of interest, dividends, capital gains or proceeds from an insurance company for a claim.

                   3.1.3 The matter under consideration could reasonably be expected to result in a financial benefit to NWQ of at least $10,000 through the end of NWQ's next two full fiscal years (for example, a vote to increase an investment advisory fee for a mutual fund advised by NWQ or an affiliate).

                   3.1.4 Another client or prospective client of NWQ, directly or indirectly, conditions future engagement of NWQ on voting proxies in respect of any client's securities on a particular matter in a particular way.

                   3.1.5 Any other circumstance where NWQ's duty to serve its clients' interests, typically referred to as its "duty of loyalty," could be compromised.

                   3.1.6 Notwithstanding the foregoing, a conflict of interest described in Section 3.1 shall not be considered material for the purposes of these Policies and Procedures in respect of a specific vote or circumstance if the matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer.

         ------------

         (1) For the purposes of these Guidelines, "relative" includes the following family members: spouse, minor children or stepchildren.

                   3.1.7 Notwithstanding the foregoing, in its process of determining whether there are material conflicts of interest, NWQ does not consider information about the business arrangements of its affiliates or their officers and directors.

         4.  Recordkeeping and Retention

             4.1 NWQ shall retain records relating to the voting of proxies, including:

             4.1.1 Copies of these Policies and Procedures and any amendments thereto.

                   4.1.2 A copy of each proxy ballot and proxy statement filed by the issuer with the Securities and Exchange Commission ("Proxy Statement") that NWQ receives regarding client securities.

                   4.1.3 Records of each vote cast by NWQ on behalf of clients; these records may be maintained on an aggregate basis.

                   4.1.4 A copy of any documents created by NWQ that were material to making a decision on how to vote or that memorializes the basis for that decision.

                   4.1.5 A copy of each written request for information on how NWQ voted proxies on behalf of the client, and a copy of any written response by NWQ to any (oral or written) request for information on how NWQ voted.

             4.2 These records shall be maintained and preserved in an easily accessible place for a period of not less than five years from the end of NWQ's fiscal year during which the last entry was made in the records, the first two years in an appropriate office of NWQ.

             4.3 NWQ may rely on Proxy Statements filed on the SEC's EDGAR system or on Proxy Statements and records of votes cast by NWQ maintained by a third party, such as a proxy voting service. Adopted:
         June 24, 2003

                                    EXHIBIT A

                       ISS PROXY VOTING GUIDELINES SUMMARY

         1. OPERATIONAL ITEMS

         ADJOURN MEETING

         Generally vote AGAINST proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

         AMEND QUORUM REQUIREMENTS

         Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

         AMEND MINOR BYLAWS

         Vote FOR bylaw or charter changes that are of a housekeeping nature (updates or corrections).

         CHANGE COMPANY NAME

         Vote FOR proposals to change the corporate name.

         CHANGE DATE, TIME, OR LOCATION OF ANNUAL MEETING

         Vote FOR management proposals to change the date/time/location of the annual meeting unless the proposed change is unreasonable.

         Vote AGAINST shareholder proposals to change the date/time/location of the annual meeting unless the current scheduling or location is unreasonable.

         RATIFYING AUDITORS

         Vote FOR proposals to ratify auditors, unless any of the following apply:

             - An auditor has a financial interest in or association with the company, and is therefore not independent

             -  Fees for non-audit services are excessive, or

             - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

         Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

         Vote FOR shareholder proposals asking for audit firm rotation, unless the rotation period is so short (less than five years) that it would be unduly burdensome to the company.

         TRANSACT OTHER BUSINESS

         Vote AGAINST proposals to approve other business when it appears as voting item.

         2. BOARD OF DIRECTORS

         VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

         Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: composition of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance relative to a market index, directors' investment in the company, whether the chairman is also serving as CEO, and whether a retired CEO sits on the board. However, there are some actions by directors that should result in votes being withheld. These instances include directors who:

             - Attend less than 75 percent of the board and committee meetings without a valid excuse

             - Implement or renew a dead-hand or modified dead-hand poison pill

             - Ignore a shareholder proposal that is approved by a majority of the shares outstanding

             - Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

             - Failed to act on takeover offers where the majority of the shareholders tendered their shares

             - Are inside directors or affiliated outsiders and sit on the audit, compensation, or nominating committees

             - Are inside directors or affiliated outsiders and the full board serves as the audit, compensation, or nominating committee or the company does not have one of these committees

             - Are audit committee members and the non-audit fees paid to the auditor are excessive.

         In addition, directors who enacted egregious corporate governance policies or failed to replace management as appropriate would be subject to recommendations to withhold votes.

         AGE LIMITS

         Vote AGAINST shareholder proposals to impose a mandatory retirement age for outside directors.

         BOARD SIZE

         Vote FOR proposals seeking to fix the board size or designate a range for the board size.

         Vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

         CLASSIFICATION/DECLASSIFICATION OF THE BOARD

         Vote AGAINST proposals to classify the board.

         Vote FOR proposals to repeal classified boards and to elect all directors annually.

         CUMULATIVE VOTING

         Vote AGAINST proposals to eliminate cumulative voting.

         Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

         DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

         Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard.

         Vote AGAINST proposals to eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care.

         Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.

         Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if both of the following apply:

             - The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and

             -   Only if the director's legal expenses would be covered.

         ESTABLISH/AMEND NOMINEE QUALIFICATIONS

         Vote CASE-BY-CASE on proposals that establish or amend director qualifications. Votes should be based on how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board. Vote AGAINST shareholder proposals requiring two candidates per board seat.

         FILLING VACANCIES/REMOVAL OF DIRECTORS

         Vote AGAINST proposals that provide that directors may be removed only for cause. Vote FOR proposals to restore shareholder ability to remove directors with or without cause.

         Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

         Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

         INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

         Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, the following factors should be taken into account in determining whether the proposal warrants support:

             - Designated lead director appointed from the ranks of the independent board members with clearly delineated duties

             -   Majority of independent directors on board

             -   All-independent key committees

             -   Committee chairpersons nominated by the independent directors

             - CEO performance reviewed annually by a committee of outside directors

             -   Established governance guidelines

             -   Company performance.

         MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

         Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

         Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

         STOCK OWNERSHIP REQUIREMENTS

         Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

         TERM LIMITS

         Vote AGAINST shareholder proposals to limit the tenure of outside directors.

         3. PROXY CONTESTS

         VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

         Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the following factors:

             - Long-term financial performance of the target company relative to its industry; management's track record

             -   Background to the proxy contest

             -   Qualifications of director nominees (both slates)

             - Evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and stock ownership positions.

         REIMBURSING PROXY SOLICITATION EXPENSES

         Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

         CONFIDENTIAL VOTING

         Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

         Vote FOR management proposals to adopt confidential voting.

         4. ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES

         ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS/NOMINATIONS

         Votes on advance notice proposals are determined on a CASE-BY-CASE basis, giving support to those proposals which allow shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.

         AMEND BYLAWS WITHOUT SHAREHOLDER CONSENT

         Vote AGAINST proposals giving the board exclusive authority to amend the bylaws.

         Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

         POISON PILLS

         Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill.

         Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

         SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

         Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent. Vote FOR proposals to allow or make easier shareholder action by written consent.

         SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

         Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

         Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

         SUPERMAJORITY VOTE REQUIREMENTS

         Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

         5. MERGERS AND CORPORATE RESTRUCTURINGS

         APPRAISAL RIGHTS

         Vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

         ASSET PURCHASES

         Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

             -   Purchase price

             -   Fairness opinion

             -   Financial and strategic benefits

             -   How the deal was negotiated

             -   Conflicts of interest

             -   Other alternatives for the business

             -   Noncompletion risk.

         ASSET SALES

         Votes on asset sales should be determined on a CASE-BY-CASE basis, considering the following factors:

             -   Impact on the balance sheet/working capital

             -   Potential elimination of diseconomies

             -   Anticipated financial and operating benefits

             -   Anticipated use of funds

             -   Value received for the asset

             -   Fairness opinion

             -   How the deal was negotiated

             -   Conflicts of interest.

         BUNDLED PROPOSALS

         Review on a CASE-BY-CASE basis bundled or "conditioned" proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders' best interests, vote against the proposals. If the combined effect is positive, support such proposals.

         CONVERSION OF SECURITIES

         Votes on proposals regarding conversion of securities are determined on a CASE-BY-CASE basis. When evaluating these proposals the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.

         Vote FOR the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

         CORPORATE REORGANIZATION/DEBT RESTRUCTURING/PREPACKAGED BANKRUPTCY PLANS/REVERSE LEVERAGED BUYOUTS/WRAP PLANS

         Votes on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan are determined on a CASE-BY-CASE basis, taking into consideration the following:

             -   Dilution to existing shareholders' position

             -   Terms of the offer

             -   Financial issues

             -   Management's efforts to pursue other alternatives

             -   Control issues

             -   Conflicts of interest.

         Vote FOR the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

         FORMATION OF HOLDING COMPANY

         Votes on proposals regarding the formation of a holding company should be determined on a CASE-BY-CASE basis, taking into consideration the following:

             -   The reasons for the change

             -   Any financial or tax benefits

             -   Regulatory benefits

             -   Increases in capital structure

             - Changes to the articles of incorporation or bylaws of the company.

         Absent compelling financial reasons to recommend the transaction, vote AGAINST the formation of a holding company if the transaction would include either of the following:

             - Increases in common or preferred stock in excess of the allowable maximum as calculated by the ISS Capital Structure model

             -   Adverse changes in shareholder rights

         GOING PRIVATE TRANSACTIONS (LBOS AND MINORITY SQUEEZEOUTS)

         Vote going private transactions on a CASE-BY-CASE basis, taking into account the following: offer price/premium, fairness opinion, how the deal was negotiated, conflicts of interest, other alternatives/offers considered, and noncompletion risk.

         JOINT VENTURES

         Votes CASE-BY-CASE on proposals to form joint ventures, taking into account the following: percentage of assets/business contributed, percentage ownership, financial and strategic benefits, governance structure, conflicts of interest, other alternatives, and noncompletion risk.

         LIQUIDATIONS

         Votes on liquidations should be made on a CASE-BY-CASE basis after reviewing management's efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

         Vote FOR the liquidation if the company will file for bankruptcy if the proposal is not approved.

         MERGERS AND ACQUISITIONS/ ISSUANCE OF SHARES TO FACILITATE MERGER OR ACQUISITION

         Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis, determining whether the transaction enhances shareholder value by giving consideration to the following:

             - Prospects of the combined company, anticipated financial and operating benefits

             -   Offer price

             -   Fairness opinion

             -   How the deal was negotiated

             -   Changes in corporate governance

             -   Change in the capital structure

             -   Conflicts of interest.

         PRIVATE PLACEMENTS/WARRANTS/CONVERTIBLE DEBENTURES

         Votes on proposals regarding private placements should be determined on a CASE-BY-CASE basis. When evaluating these proposals the investor should review: dilution to existing shareholders' position, terms of the offer, financial issues, management's efforts to pursue other alternatives, control issues, and conflicts of interest. Vote FOR the private placement if it is expected that the company will file for bankruptcy if the transaction is not approved.

         SPIN-OFFS

         Votes on spin-offs should be considered on a CASE-BY-CASE basis depending on:

             -   Tax and regulatory advantages

             -   Planned use of the sale proceeds

             -   Valuation of spin-off

             -   Fairness opinion

             -   Benefits to the parent company

             -   Conflicts of interest

             -   Managerial incentives

             -   Corporate governance changes

             -   Changes in the capital structure.

         VALUE MAXIMIZATION PROPOSALS

         Vote CASE-BY-CASE on shareholder proposals seeking to maximize shareholder value by hiring a financial advisor to explore strategic alternatives, selling the company or liquidating the company and distributing the proceeds to shareholders. These proposals should be evaluated based on the following factors: prolonged poor performance with no turnaround in sight, signs of entrenched board and management, strategic plan in place for improving value, likelihood of receiving reasonable value in a sale or dissolution, and whether company is actively exploring its strategic options, including retaining a financial advisor.

         6. STATE OF INCORPORATION

         CONTROL SHARE ACQUISITION PROVISIONS

         Vote FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

         Vote AGAINST proposals to amend the charter to include control share acquisition provisions. Vote FOR proposals to restore voting rights to the control shares.

         CONTROL SHARE CASHOUT PROVISIONS

         Vote FOR proposals to opt out of control share cashout statutes.

         DISGORGEMENT PROVISIONS

         Vote FOR proposals to opt out of state disgorgement provisions.

         FAIR PRICE PROVISIONS

         Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis, evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price. Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

         FREEZEOUT PROVISIONS

         Vote FOR proposals to opt out of state freezeout provisions.

         GREENMAIL

         Vote FOR proposals to adopt antigreenmail charter of bylaw amendments or otherwise restrict a company's ability to make greenmail payments.

         Review on a CASE-BY-CASE basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

         REINCORPORATION PROPOSALS

         Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws.

         Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

         STAKEHOLDER PROVISIONS

         Vote AGAINST proposals that ask the board to consider nonshareholder constituencies or other nonfinancial effects when evaluating a merger or business combination.

         STATE ANTITAKEOVER STATUTES

         Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

         7. CAPITAL STRUCTURE

         ADJUSTMENTS TO PAR VALUE OF COMMON STOCK

         Vote FOR management proposals to reduce the par value of common stock.

         COMMON STOCK AUTHORIZATION

         Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

         Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

         Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

         DUAL-CLASS STOCK

         Vote AGAINST proposals to create a new class of common stock with superior voting rights. Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

             - It is intended for financing purposes with minimal or no dilution to current shareholders

             - It is not designed to preserve the voting power of an insider or significant shareholder

         ISSUE STOCK FOR USE WITH RIGHTS PLAN

         Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a shareholder rights plan (poison pill).

         PREEMPTIVE RIGHTS

         Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights. In evaluating proposals on preemptive rights, consider the size of a company, the characteristics of its shareholder base, and the liquidity of the stock.

         PREFERRED STOCK

         Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

         Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).

         Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

         Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

         Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

         RECAPITALIZATION

         Votes CASE-BY-CASE on recapitalizations (reclassifications of securities), taking into account the following: more simplified capital structure, enhanced liquidity, fairness of conversion terms, impact on voting power and dividends, reasons for the reclassification, conflicts of interest, and other alternatives considered.

         REVERSE STOCK SPLITS

         Vote FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced.

         Vote FOR management proposals to implement a reverse stock split to avoid delisting.

         Votes on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue should be determined on a CASE-BY-CASE basis using a model developed by ISS.

         SHARE REPURCHASE PROGRAMS

         Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

         STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS

         Vote FOR management proposals to increase the common share authorization for a stock split or share dividend, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance as determined using a model developed by ISS.

         TRACKING STOCK

         Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis, weighing the strategic value of the transaction against such factors as: adverse governance changes, excessive increases in authorized capital stock, unfair method of distribution, diminution of voting rights, adverse conversion features, negative impact on stock option plans, and other alternatives such as spin-off.

         8. EXECUTIVE AND DIRECTOR COMPENSATION

         Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

         Our model determines a company-specific allowable pool of shareholder wealth that may be transferred from the company to executives, adjusted for:

             - Long-term corporate performance (on an absolute basis and relative to a standard industry peer group and an appropriate market index),

             -   Cash compensation, and

             -   Categorization of the company as emerging, growth, or mature.

         These adjustments are pegged to market capitalization. ISS will continue to examine other features of proposed pay plans such as administration, payment terms, plan duration, and whether the administering committee is permitted to reprice underwater stock options without shareholder approval.

         DIRECTOR COMPENSATION

         Votes on compensation plans for directors are determined on a CASE-BY-CASE basis, using a proprietary, quantitative model developed by ISS.

         STOCK PLANS IN LIEU OF CASH

         Votes for plans which provide participants with the option of taking all or a portion of their cash compensation in the form of stock are determined on a CASE-BY-CASE basis.

         Vote FOR plans which provide a dollar-for-dollar cash for stock exchange.

         Votes for plans which do not provide a dollar-for-dollar cash for stock exchange should be determined on a CASE-BY-CASE basis using a proprietary, quantitative model developed by ISS.

         DIRECTOR RETIREMENT PLANS

         Vote AGAINST retirement plans for nonemployee directors.

         Vote FOR shareholder proposals to eliminate retirement plans for nonemployee directors.

         MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

         Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

             -   Historic trading patterns

             -   Rationale for the repricing

             -   Value-for-value exchange

             -   Option vesting

             -   Term of the option

             -   Exercise price

             -   Participation.

         EMPLOYEE STOCK PURCHASE PLANS

         Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis. Vote FOR employee stock purchase plans where all of the following apply:

             -   Purchase price is at least 85 percent of fair market value

             -   Offering period is 27 months or less, and

             -   Potential voting power dilution (VPD) is ten percent or less.

         Vote AGAINST employee stock purchase plans where any of the following apply:

             -   Purchase price is less than 85 percent of fair market value, or

             -   Offering period is greater than 27 months, or

             -   VPD is greater than ten percent

         INCENTIVE BONUS PLANS AND TAX DEDUCTIBILITY PROPOSALS (OBRA-RELATED COMPENSATION PROPOSALS)

         Vote FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of
         Section 162(m).

         Vote FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.

         Votes to amend existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m) should be considered on a CASE-BY-CASE basis using a proprietary, quantitative model developed by ISS.

         Generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

         EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)

         Vote FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares.)

         401(K) EMPLOYEE BENEFIT PLANS

         Vote FOR proposals to implement a 401(k) savings plan for employees.

         SHAREHOLDER PROPOSALS REGARDING EXECUTIVE AND DIRECTOR PAY

         Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

         Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

         Vote AGAINST shareholder proposals requiring director fees be paid in stock only. Vote FOR shareholder proposals to put option repricings to a shareholder vote.

         Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

         OPTION EXPENSING

         Generally vote FOR shareholder proposals asking the company to expense stock options, unless the company has already publicly committed to expensing options by a specific date.

         PERFORMANCE-BASED STOCK OPTIONS

         Vote CASE-BY-CASE on shareholder proposals advocating the use of performance-based stock options (indexed, premium-priced, and performance-vested options), taking into account:

             - Whether the proposal mandates that all awards be performance-based

             - Whether the proposal extends beyond executive awards to those of lower-ranking employees

             - Whether the company's stock-based compensation plans meet ISS's SVT criteria and do not violate our repricing guidelines

         GOLDEN AND TIN PARACHUTES

         Vote FOR shareholder proposals to require golden and tin parachutes (executive severance agreements) to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

         Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden or tin parachutes. An acceptable parachute should include the following:

             - The parachute should be less attractive than an ongoing employment opportunity with the firm

             - The triggering mechanism should be beyond the control of management

             - The amount should not exceed three times base salary plus guaranteed benefits

         9. SOCIAL AND ENVIRONMENTAL ISSUES

         CONSUMER ISSUES AND PUBLIC SAFETY ANIMAL RIGHTS

         Vote CASE-BY-CASE on proposals to phase out the use of animals in product testing, taking into account:

             - The nature of the product and the degree that animal testing is necessary or federally mandated (such as medical products),

             - The availability and feasibility of alternatives to animal testing to ensure product safety, and

             -   The degree that competitors are using animal-free testing.

         Generally vote FOR proposals seeking a report on the company's animal welfare standards unless:

             - The company has already published a set of animal welfare standards and monitors compliance

             - The company's standards are comparable to or better than those of peer firms, and

             - There are no serious controversies surrounding the company's treatment of animals

         DRUG PRICING

         Vote CASE-BY-CASE on proposals asking the company to implement price restraints on pharmaceutical products, taking into account:

             -   Whether the proposal focuses on a specific drug and region

             - Whether the economic benefits of providing subsidized drugs (e.g., public goodwill) outweigh the costs in terms of reduced profits, lower R&D spending, and harm to competitiveness

             - The extent that reduced prices can be offset through the company's marketing budget without affecting R&D spending

             - Whether the company already limits price increases of its products

             - Whether the company already contributes life-saving pharmaceuticals to the needy and Third World countries

             -   The extent that peer companies implement price restraints

         GENETICALLY MODIFIED FOODS

         Vote CASE-BY-CASE on proposals to label genetically modified (GMO) ingredients voluntarily in the company's products, or alternatively to provide interim labeling and eventually eliminate GMOs, taking into account:

             -   The costs and feasibility of labeling and/or phasing out

             - The nature of the company's business and the proportion of it affected by the proposal

             - The proportion of company sales in markets requiring labeling or GMO-free products

             -   The extent that peer companies label or have eliminated GMOs

             - Competitive benefits, such as expected increases in consumer demand for the company's products

             - The risks of misleading consumers without federally mandated, standardized labeling

             -   Alternatives to labeling employed by the company.

         Vote FOR proposals asking for a report on the feasibility of labeling products containing GMOs.

         Vote AGAINST proposals to completely phase out GMOs from the company's products. Such resolutions presuppose that there are proven health risks to GMOs -- an issue better left to federal regulators -- which outweigh the economic benefits derived from biotechnology.

         Vote CASE-BY-CASE on reports outlining the steps necessary to eliminate GMOs from the company's products, taking into account:

             - The relevance of the proposal in terms of the company's business and the proportion of it affected by the resolution

             -   The extent that peer companies have eliminated GMOs

             - The extent that the report would clarify whether it is viable for the company to eliminate GMOs from its products

             - Whether the proposal is limited to a feasibility study or additionally seeks an action plan and timeframe actually to phase out GMOs

             - The percentage of revenue derived from international operations, particularly in Europe, where GMOs are more regulated.

         Vote AGAINST proposals seeking a report on the health and environmental effects of GMOs and the company's strategy for phasing out GMOs in the event they become illegal in the United States. Studies of this sort are better undertaken by regulators and the scientific community. If made illegal in the United States, genetically modified crops would automatically be recalled and phased out.

         HANDGUNS

         Generally vote AGAINST requests for reports on a company's policies aimed at curtailing gun violence in the United States unless the report is confined to product safety information. Criminal misuse of firearms is beyond company control and instead falls within the purview of law enforcement agencies.

         PREDATORY LENDING

         Vote CASE-BY CASE on requests for reports on the company's procedures for preventing predatory lending, including the establishment of a board committee for oversight, taking into account:

             - Whether the company has adequately disclosed mechanisms in place to prevent abusive lending practices

             - Whether the company has adequately disclosed the financial risks of its subprime business

             - Whether the company has been subject to violations of lending laws or serious lending controversies

             -   Peer companies' policies to prevent abusive lending practices.

         TOBACCO

         Most tobacco-related proposals should be evaluated on a CASE-BY-CASE basis, taking into account the following factors: Second-hand smoke:

             - Whether the company complies with all local ordinances and regulations

             - The degree that voluntary restrictions beyond those mandated by law might hurt the company's competitiveness

             -   The risk of any health-related liabilities.

         Advertising to youth:

             - Whether the company complies with federal, state, and local laws on the marketing of tobacco or if it has been fined for violations

             - Whether the company has gone as far as peers in restricting advertising

             - Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth

             - Whether restrictions on marketing to youth extend to foreign countries

         CEASE PRODUCTION OF TOBACCO-RELATED PRODUCTS OR AVOID SELLING PRODUCTS TO TOBACCO COMPANIES:

             -   The percentage of the company's business affected

             - The economic loss of eliminating the business versus any potential tobacco-related liabilities.

         SPIN-OFF TOBACCO-RELATED BUSINESSES:

             -   The percentage of the company's business affected

             -   The feasibility of a spin-off

             - Potential future liabilities related to the company's tobacco business.

         STRONGER PRODUCT WARNINGS:

         Vote AGAINST proposals seeking stronger product warnings. Such decisions are better left to public health authorities.

         INVESTMENT IN TOBACCO STOCKS:

         Vote AGAINST proposals prohibiting investment in tobacco equities. Such decisions are better left to portfolio managers.

         ENVIRONMENT AND ENERGY

         ARCTIC NATIONAL WILDLIFE REFUGE

         Vote CASE-BY-CASE on reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR), taking into account:

             - Whether there are publicly available environmental impact reports;

             - Whether the company has a poor environmental track record, such as violations of federal and state regulations or accidental spills; and

             -   The current status of legislation regarding drilling in ANWR.

         CERES PRINCIPLES

         Vote CASE-BY-CASE on proposals to adopt the CERES Principles, taking into account:

             - The company's current environmental disclosure beyond legal requirements, including environmental health and safety (EHS) audits and reports that may duplicate CERES

             - The company's environmental performance record, including violations of federal and state regulations, level of toxic emissions, and accidental spills

             - Environmentally conscious practices of peer companies, including endorsement of CERES

             -   Costs of membership and implementation.

         ENVIRONMENTAL REPORTS

         Generally vote FOR requests for reports disclosing the company's environmental policies unless it already has well-documented environmental management systems that are available to the public.

         GLOBAL WARMING

         Generally vote FOR reports on the level of greenhouse gas emissions from the company's operations and products, unless the report is duplicative of the company's current environmental disclosure and reporting or is not integral to the company's line of business. However, additional reporting may be warranted if:

             - The company's level of disclosure lags that of its competitors, or

             - The company has a poor environmental track record, such as violations of federal and state regulations.

         RECYCLING

         Vote CASE-BY-CASE on proposals to adopt a comprehensive recycling strategy, taking into account:

             - The nature of the company's business and the percentage affected o The extent that peer companies are recycling

             -   The timetable prescribed by the proposal

             -   The costs and methods of implementation

             - Whether the company has a poor environmental track record, such as violations of federal and state regulations.

         RENEWABLE ENERGY

         Vote CASE-BY-CASE on proposals to invest in renewable energy sources, taking into account:

             - The nature of the company's business and the percentage affected

             - The extent that peer companies are switching from fossil fuels to cleaner sources

             -   The timetable and specific action prescribed by the proposal

             -   The costs of implementation

             -   The company's initiatives to address climate change

         Generally vote FOR requests for reports on the feasibility of developing renewable energy sources, unless the report is duplicative of the company's current environmental disclosure and reporting or is not integral to the company's line of business.

         GENERAL CORPORATE ISSUES

         LINK EXECUTIVE COMPENSATION TO SOCIAL PERFORMANCE

         Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities. Such resolutions should be evaluated in the context of:

             -   The relevance of the issue to be linked to pay

             - The degree that social performance is already included in the company's pay structure and disclosed

             - The degree that social performance is used by peer companies in setting pay

             - Violations or complaints filed against the company relating to the particular social performance measure

             - Artificial limits sought by the proposal, such as freezing or capping executive pay

             -   Independence of the compensation committee

             -   Current company pay levels.

         CHARITABLE/POLITICAL CONTRIBUTIONS

         Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

             - The company is in compliance with laws governing corporate political activities, and

             - The company has procedures in place to ensure that employee contributions to company-sponsored political action committees
                 (PACs) are strictly voluntary and not coercive.

         Vote AGAINST proposals to report or publish in newspapers the company's political contributions. Federal and state laws restrict the amount of corporate contributions and include reporting requirements.

         Vote AGAINST proposals disallowing the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage.

         Vote AGAINST proposals restricting the company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which contributions are in the best interests of the company.

         Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

         LABOR STANDARDS AND HUMAN RIGHTS CHINA PRINCIPLES

         Vote AGAINST proposals to implement the China Principles unless:

             - There are serious controversies surrounding the company's China operations, and

             - The company does not have a code of conduct with standards similar to those promulgated by the International Labor Organization (ILO).

         COUNTRY-SPECIFIC HUMAN RIGHTS REPORTS

         Vote CASE-BY-CASE on requests for reports detailing the company's operations in a particular country and steps to protect human rights, based on:

             -   The nature and amount of company business in that country

             -   The company's workplace code of conduct

             -   Proprietary and confidential information involved

             - Company compliance with U.S. regulations on investing in the country

             -   Level of peer company involvement in the country.

         INTERNATIONAL CODES OF CONDUCT/VENDOR STANDARDS

         Vote CASE-BY-CASE on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring. In evaluating these proposals, the following should be considered:

             - The company's current workplace code of conduct or adherence to other global standards and the degree they meet the standards promulgated by the proponent

             - Agreements with foreign suppliers to meet certain workplace standards

             -   Whether company and vendor facilities are monitored and how

             -   Company participation in fair labor organizations

             -   Type of business

             -   Proportion of business conducted overseas

             -   Countries of operation with known human rights abuses

             - Whether the company has been recently involved in significant labor and human rights controversies or violations

             -   Peer company standards and practices

             -  Union presence in company's international factories

         Generally vote FOR reports outlining vendor standards compliance unless any of the following apply:

             - The company does not operate in countries with significant human rights violations

             - The company has no recent human rights controversies or violations, or

             - The company already publicly discloses information on its vendor standards compliance.

         MACBRIDE PRINCIPLES

         Vote CASE-BY-CASE on proposals to endorse or increase activity on the MacBride Principles, taking into account:

             - Company compliance with or violations of the Fair Employment Act of 1989

             - Company antidiscrimination policies that already exceed the legal requirements

             -   The cost and feasibility of adopting all nine principles

             - The cost of duplicating efforts to follow two sets of standards (Fair Employment and the MacBride Principles)

             -   The potential for charges of reverse discrimination

             - The potential that any company sales or contracts in the rest of the United Kingdom could be negatively impacted

             -   The level of the company's investment in Northern Ireland

             -   The number of company employees in Northern Ireland

             -   The degree that industry peers have adopted the MacBride
                 Principles

             - Applicable state and municipal laws that limit contracts with companies that have not adopted the MacBride Principles.

         MILITARY BUSINESS

         FOREIGN MILITARY SALES/OFFSETS

         Vote AGAINST reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

         LANDMINES AND CLUSTER BOMBS

         Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in antipersonnel landmine production, taking into account:

             - Whether the company has in the past manufactured landmine components

             -   Whether the company's peers have renounced future production

         Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in cluster bomb production, taking into account:

             - What weapons classifications the proponent views as cluster bombs

             - Whether the company currently or in the past has manufactured cluster bombs or their components

             -   The percentage of revenue derived from cluster bomb manufacture

             -   Whether the company's peers have renounced future production

         NUCLEAR WEAPONS

         Vote AGAINST proposals asking a company to cease production of nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Components and delivery systems serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company's business.

         SPACED-BASED WEAPONIZATION

         Generally vote FOR reports on a company's involvement in spaced-based weaponization unless:

             -   The information is already publicly available or

             - The disclosures sought could compromise proprietary information.

         WORKPLACE DIVERSITY

         BOARD DIVERSITY

         Generally vote FOR reports on the company's efforts to diversify the board, unless:

             - The board composition is reasonably inclusive in relation to companies of similar size and business or

             - The board already reports on its nominating procedures and diversity initiatives.

         Vote CASE-BY-CASE on proposals asking the company to increase the representation of women and minorities on the board, taking into account:

             -   The degree of board diversity

             -   Comparison with peer companies

             -   Established process for improving board diversity

             -   Existence of nominating committee

             -   Use of outside search firm

             -   History of EEO violations.

         EQUAL EMPLOYMENT OPPORTUNITY (EEO)

         Generally vote FOR reports outlining the company's affirmative action initiatives unless all of the following apply:

             -   The company has well-documented equal opportunity programs

             - The company already publicly reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and

             -   The company has no recent EEO-related violations or litigation.

         Vote AGAINST proposals seeking information on the diversity efforts of suppliers and service providers, which can pose a significant cost and administration burden on the company.

         GLASS CEILING

         Generally vote FOR reports outlining the company's progress towards the Glass Ceiling Commission's business recommendations, unless:

             - The composition of senior management and the board is fairly inclusive

             - The company has well-documented programs addressing diversity initiatives and leadership development

             - The company already issues public reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and

             - The company has had no recent, significant EEO-related violations or litigation

         SEXUAL ORIENTATION

         Vote CASE-BY-CASE on proposals to amend the company's EEO policy to include sexual orientation, taking into account:

             - Whether the company's EEO policy is already in compliance with federal, state and local laws

             - Whether the company has faced significant controversies or litigation regarding unfair treatment of gay and lesbian employees

             - The industry norm for including sexual orientation in EEO statements

             - Existing policies in place to prevent workplace discrimination based on sexual orientation

         Vote AGAINST proposals to extend company benefits to or eliminate benefits from domestic partners. Benefit decisions should be left to the discretion of the company.

         10. MUTUAL FUND PROXIES ELECTION OF DIRECTORS

         Vote to elect directors on a CASE-BY-CASE basis, considering the following factors:

             -   Board structure

             -   Director independence and qualifications

             -   Attendance at board and committee meetings.

         Votes should be withheld from directors who:

             - Attend less than 75 percent of the board and committee meetings without a valid excuse for the absences. Valid reasons include illness or absence due to company business. Participation via telephone is acceptable. In addition, if the director missed only one meeting or one day's meetings, votes should not be withheld even if such absence dropped the director's attendance below 75 percent.

             - Ignore a shareholder proposal that is approved by a majority of shares outstanding

             - Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

             - Are interested directors and sit on the audit or nominating committee, or

             - Are interested directors and the full board serves as the audit or nominating committee or the company does not have one of these committees.

         CONVERT CLOSED-END FUND TO OPEN-END FUND

         Vote conversion proposals on a CASE-BY-CASE basis, considering the following factors:

             -   Past performance as a closed-end fund

             -   Market in which the fund invests

             -   Measures taken by the board to address the discount

             -   Past shareholder activism, board activity

             -   Votes on related proposals.

         PROXY CONTESTS

         Votes on proxy contests should be determined on a CASE-BY-CASE basis, considering the following factors:

             -   Past performance relative to its peers

             -   Market in which fund invests

             -   Measures taken by the board to address the issues

             - Past shareholder activism, board activity, and votes on related proposals

             -   Strategy of the incumbents versus the dissidents

             -   Independence of directors

             -   Experience and skills of director candidates

             -   Governance profile of the company

             -   Evidence of management entrenchment

         INVESTMENT ADVISORY AGREEMENTS

         Votes on investment advisory agreements should be determined on a CASE-BY-CASE basis, considering the following factors:

             -   Proposed and current fee schedules

             -   Fund category/investment objective

             -   Performance benchmarks

             -   Share price performance compared to peers

             -   Resulting fees relative to peers

             -   Assignments (where the advisor undergoes a change of control).

         APPROVE NEW CLASSES OR SERIES OF SHARES

         Vote FOR the establishment of new classes or series of shares.

         PREFERRED STOCK PROPOSALS

         Votes on the authorization for or increase in preferred shares should be determined on a CASE-BY-CASE basis, considering the following factors:

             -   Stated specific financing purpose

             -   Possible dilution for common shares

             -   Whether the shares can be used for antitakeover purposes.

         1940 ACT POLICIES

         Votes on 1940 Act policies should be determined on a CASE-BY-CASE basis, considering the following factors:

             -   Potential competitiveness

             -   Regulatory developments

             -   Current and potential returns

             -   Current and potential risk.

         Generally vote FOR these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with the current SEC interpretation.

         CHANGE FUNDAMENTAL RESTRICTION TO NONFUNDAMENTAL RESTRICTION

         Proposals to change a fundamental restriction to a nonfundamental restriction should be evaluated on a CASE-BY-CASE basis, considering the following factors:

             -   The fund's target investments

             -   The reasons given by the fund for the change

             -   The projected impact of the change on the portfolio.

         CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL

         Vote AGAINST proposals to change a fund's fundamental investment objective to nonfundamental.

         NAME CHANGE PROPOSALS

         Votes on name change proposals should be determined on a CASE-BY-CASE basis, considering the following factors:

             -   Political/economic changes in the target market

             -   Consolidation in the target market

             -   Current asset composition

         CHANGE IN FUND'S SUBCLASSIFICATION

         Votes on changes in a fund's subclassification should be determined on a CASE-BY-CASE basis, considering the following factors:

             -   Potential competitiveness

             -   Current and potential returns

             -   Risk of concentration

             -   Consolidation in target industry

         DISPOSITION OF ASSETS/TERMINATION/LIQUIDATION

         Vote these proposals on a CASE-BY-CASE basis, considering the following factors:

             -   Strategies employed to salvage the company

             -   The fund's past performance

             -   Terms of the liquidation.

         CHANGES TO THE CHARTER DOCUMENT

         Votes on changes to the charter document should be determined on a CASE-BY-CASE basis, considering the following factors:

             -   The degree of change implied by the proposal

             -   The efficiencies that could result

             -   The state of incorporation

             -   Regulatory standards and implications.

         Vote AGAINST any of the following changes:

             - Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series

             - Removal of shareholder approval requirement for amendments to the new declaration of trust

             - Removal of shareholder approval requirement to amend the fund's management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act

             - Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund's shares

             - Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements

             - Removal of shareholder approval requirement to change the domicile of the fund

         CHANGE THE FUND'S DOMICILE

         Vote reincorporations on a CASE-BY-CASE basis, considering the following factors:

             -   Regulations of both states

             -   Required fundamental policies of both states

             -   Increased flexibility available.

         AUTHORIZE THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT SHAREHOLDER APPROVAL

         Vote AGAINST proposals authorizing the board to hire/terminate subadvisors without shareholder approval.

         DISTRIBUTION AGREEMENTS

         Vote these proposals on a CASE-BY-CASE basis, considering the following factors:

             -   Fees charged to comparably sized funds with similar objectives

             -   The proposed distributor's reputation and past performance

             -   The competitiveness of the fund in the industry

             -   Terms of the agreement.

         MASTER-FEEDER STRUCTURE

         Vote FOR the establishment of a master-feeder structure.

         MERGERS

         Vote merger proposals on a CASE-BY-CASE basis, considering the following factors:

             -   Resulting fee structure

             -   Performance of both funds

             -   Continuity of management personnel

             - Changes in corporate governance and their impact on shareholder rights.

         SHAREHOLDER PROPOSALS TO ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT

         Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

         SHAREHOLDER PROPOSALS TO REIMBURSE PROXY SOLICITATION EXPENSES

         Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

         SHAREHOLDER PROPOSALS TO TERMINATE INVESTMENT ADVISOR

         Vote to terminate the investment advisor on a CASE-BY-CASE basis, considering the following factors:

             -   Performance of the fund's NAV

             -   The fund's history of shareholder relations

             -   The performance of other funds under the advisor's management.

         EXHIBIT B

         Proxy Voter Services (PVS)

         U.S. PROXY VOTING POLICY STATEMENT & GUIDELINES

         U.S. Proxy Voting Policy
         Statement and Guidelines

         a) Fifth Edition, January 2003

         Copyright (C) 2003 by Proxy Voter Services (PVS), a division of Institutional Shareholder Services (ISS Inc.) Persons receiving this Exhibit B are requested not to disseminate it to any third party.

         All rights reserved. No part of this publication may be reproduced or transmitted in any form or by any means, electronic or mechanical, including photocopy, recording, or any information storage and retrieval system, without permission in writing from the publisher.

         Requests for permission to make copies of any part of this work should be sent to:

                            PROXY VOTER SERVICES/ISS
                          2099 GAITHER ROAD, SUITE 501
                            ROCKVILLE, MD 20850-4045

                                TABLE OF CONTENTS

POLICY STATEMENT AND GUIDELINES
BOARD OF DIRECTORS
PROXY CONTEST DEFENSES
AUDITORS
MERGERS AND ACQUISITIONS
SHAREHOLDER RIGHTS
CAPITAL STRUCTURE
EXECUTIVE AND DIRECTOR COMPENSATION
STATE OF INCORPORATION
CORPORATE RESPONSIBILITY & ACCOUNTABILITY
SOCIAL ENVIRONMENTAL AND SUSTAINABLE ISSUES

                  PROXY VOTING POLICY STATEMENT AND GUIDELINES

         This statement sets forth the proxy voting policy of Proxy Voter Services (PVS). The U.S. Department of Labor (DOL) has stated that the fiduciary act of managing plan assets that are shares of corporate stock includes the voting of proxies appurtenant to those shares of stock and that trustees may delegate this duty to an investment manager. ERISA section 3(38) defines an investment manager as any fiduciary who is registered as an investment adviser under the Investment Advisor Act of 1940. PVS is a registered investment adviser under the Investment Advisor Act of 1940.

         PVS shall vote the proxies of its clients solely in the interest of their participants and beneficiaries and for the exclusive purpose of providing benefits to them. PVS shall not subordinate the interests of participants and beneficiaries to unrelated objectives. PVS shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. When proxies due to PVS's clients have not been received, PVS will make reasonable efforts to obtain missing proxies. PVS is not responsible for voting proxies it does not receive.

         PVS shall analyze each proxy on a CASE-BY-CASE basis, informed by the guidelines elaborated below, subject to the requirement that all votes shall be cast solely in the long-term interest of the participants and beneficiaries of the plans. PVS does not intend for these guidelines to be exhaustive. Hundreds of issues appear on proxy ballots every year, and it is neither practical nor productive to fashion voting guidelines and policies which attempt to address every eventuality. Rather, PVS's guidelines are intended to cover the most significant and frequent proxy issues that arise. Issues not covered by the guidelines shall be voted in the interest of the participants and beneficiaries of the plan. PVS shall revise its guidelines as events warrant.

         PVS shall report annually to its clients on proxy votes cast on their behalf. These proxy voting reports will demonstrate PVS's compliance with its responsibilities and will facilitate clients' monitoring of PVS. A copy of this Proxy Voting Policy Statement and Guidelines is provided to each client at the time PVS is retained. PVS shall provide its clients with revised copies of this proxy voting policy statement and guidelines whenever significant revisions have been made.

         BOARD OF DIRECTORS

         Electing directors is the single most important stock ownership right that shareholders can exercise. By electing directors who share their views, shareholders can help to define performance standards against which management can be held accountable.

         According to the Report of the National Association of Corporate Directors' Blue Ribbon Commission on Director Professionalism (1996):
         "The accepted governance paradigm is simple: management is accountable to the board and the board is accountable to shareholders... In the view of the Commission, the board does more than mechanically link those who manage the corporation and those who own it... Rather, as a surrogate for dispersed ownership, the board is at the very center of corporate governance itself."

         PVS holds directors to a high standard when voting on their election, qualifications, and compensation. PVS will evaluate directors fairly and objectively, rewarding them for significant contributions and holding them ultimately accountable to shareholders for corporate performance. Institutional investors should use their voting rights in uncontested elections to influence financial performance and corporate strategies for achieving long term shareholder value.

         VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

         Votes concerning the entire board of directors are examined using the following five factors:

             - Poor long-term corporate performance record relative to its peer index and S&P 500;

             - Lack of majority of independent directors or independence of the full board and key board committees (fully independent audit, compensation, and nominating committees);

             -   Diversity of board;

             - Executive compensation related (excessive salaries/bonuses/pensions, history of repricing underwater stock options, imprudent use of company resources, misallocation of corporate assets, etc.); and

             - Failure of the board to properly respond to majority votes on shareholder proposals.

         Votes on individual director nominees are made on a CASE-BY-CASE basis. Votes on individual directors are examined using the following eight factors:

             - Attendance of director nominees at board meetings of less than 75 percent in one year without valid reason or explanation;

             - Lack of independence on key board committees (i.e. audit, compensation, and nominating committees);

             - Failure to establish any key board committees (i.e. audit, compensation, or nominating);

             - Directors serving on an excessive number of other boards which could compromise their duties of care and loyalty;

             - Chapter 7 bankruptcy, SEC violations, and criminal investigations;

             -   Interlocking directorships;

             - Performance of compensation committee members related to egregious executive compensation; and

             - Performance of audit committee members concerning excessive non-audit fees and the presence of auditor ratification upon the proxy ballot.

         VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

         Contested elections of directors frequently occur when a board candidate or "dissident slate" seeks election for the purpose of achieving a significant change in corporate policy or control of seats on the board. Competing slates will be evaluated on a CASE-BY-CASE basis with a number of considerations in mind. These include, but are not limited to, the following: personal qualifications of each candidate; the economic impact of the policies advanced by the dissident slate of nominees; and their expressed and demonstrated commitment to the interests of the shareholders of the company.

         Votes in a contested election of directors are evaluated on a CASE-BY-CASE basis with the following seven factors in consideration:

             - Long-term financial performance of the target company relative to its industry;

             -   Management's historical track record;

             -   Background to the proxy contest;

             -   Qualifications of director nominees (both slates);

             - Evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals in these proposals are realistic, achievable, demonstrable and viable under the current conditions by which the company operates;

             -   Equity ownership positions; and

             -   Total impact on all stakeholders.

         CEO SERVING AS CHAIRMAN

         Arguments have been made that a smaller company and its shareholders can benefit from the full-time attention of a joint chairman and CEO. This may be so in select cases (and indeed, using a case-by-case review of circumstances, there may be worthy exceptions). But, even in these cases, it is our general view that a person should only serve in the position of joint CEO and chairman on a temporary basis. Once a company reaches a point of maturity, these positions should be separated. Clearly, the prevalence of joint CEO/chairman positions in boardrooms has stretched well beyond the small-cap universe of companies. Today, roughly 60 percent of companies in both the S&P 500 and Russell 3000 fall into this category.

         We strongly believe that the potential for conflicts of interest in the board's supervisory and oversight duties trumps any possible corollary benefits that could ensue from a dual CEO/chairman scenario. Instead of having an ingrained quid pro quo situation whereby a company has a single leader overseeing both management and the boardroom, we believe that it is the board's implicit duty to assume an impartial and objective role in overseeing the executive team's overall performance. Shareholder interests are placed in jeopardy if the CEO of a company is required to report to a board that she/he also chairs. Inherent in the chairman's job description is the duty to assess the CEO's performance. This objectivity is obviously compromised when a chairman is in charge of evaluating her/his own performance. Moreover, the unification of chairman and CEO poses a direct threat to the smooth functioning of the entire board process since it is the ultimate responsibility of the chairman to set the agenda, facilitate discussion, and make sure that directors are given complete access to information in order to make informed decisions.

         Two major components at the top of every public company are the running of the board and the executive responsibility for the running of the company's business. Without doubt, there should be a clear division of responsibilities at the head of the company that will ensure a balance of power and authority, such that no one individual has unfettered powers of decision. When there is no clear division between the executive and board branches of a company, poor executive and/or board actions often go unchecked to the ultimate detriment of shareholders.(2) In the past, we have supported shareholder proposals calling to separate the positions of CEO and chairman. Our revised policy(3) is based upon this very principle and is merely an extension of this tenet of sound corporate governance.

             - Generally WITHHOLD votes from a CEO who is also serving in the role of chairman at the same company.

             - Generally support shareholder proposals calling for the separation of the CEO and chairman positions.

             - Generally support shareholder proposals calling for a non-executive director to serve as chairman who is not a former CEO or senior-level executive of the company.

         INDEPENDENT DIRECTORS

         PVS believes that a board independent from management is of vital importance to a company and its shareholders. Accordingly, PVS will cast votes in a manner that shall encourage the independence of boards. Independence will be evaluated based upon a number of factors, including: employment by the company or an affiliate in an executive capacity; past or current employment by a firm that is one of the company's paid advisors or consultants; personal services contract with the company; family relationships of an executive or director of the company; interlocks with other companies on which the company's chairman or chief executive officer is also a board member; and service with a non-profit that receives significant contributions from the company.

             - Generally support shareholder proposals that request that the board be comprised of a majority of independent directors.

             - Vote FOR shareholder proposals requesting that the key board committees (i.e. audit, compensation and/or nominating) include independent directors exclusively.

             -   Vote AGAINST boards with a majority insider board composition.

         DIRECTOR DIVERSITY

         We support gender and ethnic diversity as an important component of a company's board. Diversity brings different perspectives to a board that in turn leads to a more varied approach to board issues. We believe that increasing diversity in the boardroom to better reflect a company's workforce, customers, and community enhances shareholder value.

             - Support proposals asking the board to make greater efforts to search for qualified female and minority candidates for nomination to the board of directors.

             -   Support endorsement of a policy of board inclusiveness.

             - Support reporting to shareholders on a company's efforts to increase diversity on their boards.

         (2) Recent notable bankruptcies with joint chairman/CEOs include: John Rigas at Adelphia, Ken Lay at Enron, Dennis Kozlowski at Tyco, and Linda Wachner at Warnaco.

         (3) New PVS policy implemented October 1, 2002.

         STOCK OWNERSHIP REQUIREMENTS

         Corporate directors should own some amount of stock of the companies on which they serve as board members. Stock ownership is a simple method to align the interests of directors with company shareholders. Nevertheless, many highly qualified individuals such as academics and clergy who can offer valuable perspectives in board rooms may be unable to purchase individual shares of stock. In such a circumstance, the preferred solution is to look at the board nominees individually and take stock ownership into consideration when voting on the merits of each candidate.

             - Vote AGAINST shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director nominee or to remain on the board.

         BOARD STRUCTURE

         The ability to elect directors is the single most important use of the shareholder franchise, and all directors should be accountable on an annual basis. Annually elected boards provide the best governance system for accountability to shareholders. A classified board is a board that is divided into separate classes, with directors serving overlapping terms. A company with a classified board usually divides the board into three classes. Under this system, only one class of nominees comes up to shareholder vote at the AGM each year.

         As a consequence of these staggered terms, shareholders only have the opportunity to vote on a single director approximately once every three years. A classified board makes it difficult to change control of the board through a proxy contest since it would normally take two years to gain control of a majority of board seats. Under a classified board, the possibility of management entrenchment greatly increases.

         Many in management believe that staggered boards provide continuity. Some shareholders believe that in certain cases a staggered board can provide consistency and continuity in regard to decision-making and commitment that may be important to the long-term financial future of the company.

         Nevertheless, empirical evidence suggests that staggered boards may not in all cases be in the shareholders best interests. A classified board can entrench management and effectively preclude most takeover bids or proxy contests.

             - Vote AGAINST classified boards when the issue comes up for vote.

         LIMIT TERM OF OFFICE

         Those who support term limits argue that this requirement would bring new ideas and approaches on to a board. Here again we prefer to look at directors as individuals rather than impose a strict rule.

             - Generally vote AGAINST shareholder proposals to limit the tenure of outside directors.

         CUMULATIVE VOTING

         Most corporations provide that shareholders are entitled to cast one vote for each share owned. Under a cumulative voting scheme the shareholder is permitted to have one vote per share for each director to be elected. Shareholders are permitted to apportion those votes in any manner they wish among the director candidates. Shareholders have the opportunity to elect a minority representative to a board through cumulative voting, thereby ensuring representation for all sizes of shareholders.

         For example, if there is a company with a ten-member board and 500 shares outstanding -- the total number of votes that may be cast is 5,000. In this case a shareholder with 51 shares (10.2 percent of the outstanding shares) would be guaranteed one board seat because all votes may be cast for one candidate. Without cumulative voting, anyone controlling 51 percent of shares would control the election of all ten directors.

         Shareholders need to have flexibility in supporting candidates for a company's board of directors. This is the only mechanism that minority shareholders can use to be represented on a company's board.

             - Vote AGAINST proposals to eliminate cumulative voting. o Vote FOR proposals to permit cumulative voting.

         DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

         Management proposals typically seek shareholder approval to adopt an amendment to the company's charter to eliminate or limit the personal liability of directors to the company and its shareholders for monetary damages for any breach of fiduciary duty to the fullest extent permitted by state law. In contrast, shareholder proposals seek to provide for personal monetary liability for fiduciary breaches arising from gross negligence. While PVS recognizes that a company may have a more difficult time attracting and retaining directors if they are subject to personal monetary liability, PVS believes the great responsibility and authority of directors justifies holding them accountable for their actions.

         Each proposal addressing director liability will be evaluated consistent with this philosophy. PVS may support these proposals when the company persuasively argues that such action is necessary to attract and retain directors, but PVS may often oppose management proposals and support shareholder proposals in light of our philosophy of promoting director accountability.

             - Vote AGAINST proposals to limit or eliminate entirely director and officer liability in regards to: (i) breach of the director's fiduciary "duty of loyalty" to shareholders; (ii) acts or omissions not made in "good faith" or involving intentional misconduct or knowledge of violations under the law; (iii) acts involving the unlawful purchases or redemptions of stock; (iv) payment of unlawful dividends; or (v) use of the position as director for receipt of improper personal benefits.

         INDEMNIFICATION

         Indemnification is the payment by a company of the expenses of directors who become involved in litigation as a result of their service to a company. Proposals to indemnify a company's directors differ from those to eliminate or reduce their liability because with indemnification directors may still be liable for an act or omission, but the company will bear the expense. PVS may support these proposals when the company persuasively argues that such action is necessary to attract and retain directors, but will generally oppose indemnification when it is being proposed to insulate directors from actions they have already taken.

             - Vote AGAINST indemnification proposals that would expand individual coverage beyond ordinary legal expenses to also cover specific acts of negligence which exceed the standard of mere carelessness that is regularly covered in board fiduciary indemnification.

             - Vote FOR only those proposals which provide expanded coverage in cases when a director's or officer's legal defense was unsuccessful if: (1) the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company; and (2) only if the director's legal expenses would be covered.

         PROXY CONTEST DEFENSES

         POISON PILLS

         Shareholder rights plans, typically known as poison pills, take the form of rights or warrants issued to shareholders and are triggered when a potential acquiring stockholder reaches a certain threshold of ownership. When triggered, poison pills generally allow shareholders to purchase shares from, or sell shares back to, the target company ("flip-in pill") and/or the potential acquirer ("flip-out pill") at a price far out of line with fair market value.

         Depending on the type of pill, the triggering event can either transfer wealth from the target company or dilute the equity holdings of current shareholders. Poison pills insulate management from the threat of a change in control and provide the target board with veto power over takeover bids. Because poison pills greatly alter the balance of power between shareholders and management, shareholders should be allowed to make their own evaluation of such plans.

             - Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification.

             - Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill.

             - Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

             - Votes should be WITHHELD from any board where a dead-hand poison pill provision is in place. From a shareholder perspective, there is no justification for a dead-hand provision. Directors of companies with these lethal protective devices should be held accountable.

         GREENMAIL

         Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market value of shares, the practice discriminates against most shareholders. This transferred cash, absent the greenmail payment, could be put to much better use for reinvestment in the company, payment of dividends, or to fund a public share repurchase program.

             - Vote FOR proposals to adopt an anti-greenmail provision in their charter or bylaws that would thereby restrict a company's ability to make greenmail payments to certain shareholders.

             - Review on a CASE-BY-CASE basis all anti-greenmail proposals when they are presented as bundled items with other charter or bylaw amendments.

         SHAREHOLDER ABILITY TO REMOVE DIRECTORS

         Shareholder ability to remove directors, with or without cause, is either prescribed by a state's business corporation law, individual company's articles of incorporation, or its corporate bylaws. Many companies have sought shareholder approval for charter or bylaw amendments that would prohibit the removal of directors except for cause, thus ensuring that directors would retain their directorship for their full-term unless found guilty of self-dealing. By requiring cause to be demonstrated through due process, management insulates the directors from removal even if a director has been performing poorly, not attending meetings, or not acting in the best interests of shareholders.

             - Vote AGAINST proposals that provide that directors may be removed only for cause.

             - Vote FOR proposals which seek to restore the authority of shareholders to remove directors with or without cause.

             - Vote AGAINST proposals that provide only continuing directors may elect replacements to fill board vacancies.

             - Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

         SHAREHOLDER ABILITY TO ALTER THE SIZE OF THE BOARD

         Proposals which would allow management to increase or decrease the size of the board at its own discretion are often used by companies as a takeover defense. PVS supports management proposals to fix the size of the board at a specific number, thus preventing management when facing a proxy context from increasing the board size without shareholder approval. By increasing the size of the board, management can make it more difficult for dissidents to gain control of the board. Fixing the size of the board also prevents a reduction in the size of the board as a strategy to oust independent directors. Fixing board size also prevents management from increasing the number of directors in order to dilute the effects of cumulative voting.

             -   Vote FOR proposals that seek to fix the size of the board.

             - Vote AGAINST proposals that give management the ability to alter the size of the board without shareholder approval.

                                    AUDITORS

         AUDITOR RATIFICATION

         The ratification of auditors is an important component of good governance. The wave of recent accounting scandals at companies illuminate the need to ensure auditor independence in the face of selling consulting services to audit clients. At the Big Five (now Final Four) accounting firms, revenues from non-audit services grew from 13% of total revenues in 1981 to half of total revenue in 2000. A recent study of over 1,200 US companies in the S&P 500, Mid Cap, and Small Cap indices found that 72% of fees paid to auditors in 2002 were for non-audit services, exactly the same level as 2001. We believe that the ratio should be reversed, and that non-audit fees should make up no more one-quarter of all fees paid to the auditor so as to properly discourage even the appearance of any undue influence upon an auditor's objectivity.

         As auditors are the backbone upon which a company's financial health is measured, auditor independence is absolutely essential for rendering objective opinions upon which investors then rely. When an auditor is paid excessive consulting fees in addition to fees paid for auditing, the company/auditor relationship is left open to conflicts of interest. Because accounting scandals evaporate shareholder value, any proposal to ratify auditors is examined for potential conflicts of interest, with particular attention to the fees paid to the auditor.

             - Vote FOR proposals to ratify auditors when the amount of audit fees is equal to or greater than three times the amount paid for consulting, unless: i) an auditor has a financial interest in or association with the company, and is therefore not independent; or ii) there is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

             - Vote AGAINST proposals to ratify auditors when the amount of audit fees is less than three times greater than that for consulting fees.

             - WITHHOLD votes from Audit Committee members in cases where consulting fees exceed audit fees.

             - Generally support shareholder proposals to ensure auditor independence through measures such as mandatory auditor rotation (no less than every five years) or prohibiting companies from buying consulting services from their auditor.

         MERGERS AND ACQUISITIONS

         Votes on mergers and acquisitions are considered on a CASE-BY-CASE basis, taking into account at least the following:

             -   Impact of the merger on shareholder value;

             - Anticipated financial and operating benefits realizable through combined synergies;

             -   Offer price (cost vs. premium).

             - Financial viability of the combined companies as a single entity;

             - Was the deal put together in good faith? Were negotiations carried out at arm's length? Was any portion of the process tainted by possible conflicts of interest?;

             -   Fairness opinion (or lack thereof);

             - Changes in corporate governance and their impact on shareholder rights; and

             - Impact on community stakeholders and employees in both workforces.

         FAIR PRICE PROVISIONS

         Fair price provisions were originally designed to specifically defend against the most coercive of takeover devises -- the two-tiered, front-end loaded tender offer. In such a hostile takeover, the bidder offers cash for enough shares to gain control of the target. At the same time, the acquirer states that once control has been obtained, the target's remaining shares will be purchased with cash, cash and securities, or only securities. Since the payment offered for the remaining stock is, by design, less valuable than the original offer for the controlling shares, shareholders are forced to sell out early to maximize the value of their shares. Standard fair price provisions require that -- absent of board or shareholder approval of the acquisition -- the bidder must pay the remaining shareholders the same price for their shares that brought control.

             - Vote FOR fair price proposals as long as the shareholder vote requirement embedded in the provision is no more than a majority of disinterested shares.

             - Vote FOR shareholder proposals to lower the shareholder vote requirement in existing fair price provisions.

         CORPORATE RESTRUCTURING

         Votes concerning corporate restructuring proposals, including minority squeezeouts, leveraged buyouts, spin-offs, liquidations, and asset sales, are considered on a CASE-BY-CASE basis.

         APPRAISAL RIGHTS

         Rights of appraisal provide shareholders who do not approve of the terms of certain corporate transactions the right to demand a judicial review in order to determine the fair value for their shares. The right of appraisal applies to mergers, sale of corporate assets, and charter amendments that may have a materially adverse effect on the rights of dissenting shareholders.

             - Vote FOR proposals to restore or provide shareholders with the right of appraisal.

         SPIN-OFFS

         Votes on spin-offs are considered on a CASE-BY-CASE basis depending on the tax and regulatory advantages, planned use of sale proceeds, market focus, and managerial incentives.

         ASSET SALES

         Votes on asset sales are made on a CASE-BY-CASE basis after considering the impact on the balance sheet/working capital, value received for the asset, and potential elimination of diseconomies.

         LIQUIDATIONS

         Votes on liquidations are made on a CASE-BY-CASE basis after reviewing management's efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

         CHANGING CORPORATE NAME

         Vote FOR changing the corporate name in all instances if proposed and supported by management.

         SHAREHOLDER RIGHTS

         CONFIDENTIAL VOTING

         The confidential ballot ensures that voters are not subject to real or perceived coercion. In an open voting system, management can determine who has voted against its nominees or proposals before a final vote count. As a result, shareholders can be pressured to vote with management at companies with which they maintain or would like to establish a business relationship.

             - Vote FOR shareholder proposals that request corporations to adopt confidential voting, use independent tabulators, and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows: in the case of a contested election, management is permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents do not agree, the confidential voting policy is waived.

             - Vote FOR management proposals to adopt confidential voting procedures.

         SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

         Most state corporation statutes allow shareholders to call a special meeting when they want to take action on certain matters that arise between regularly scheduled annual meetings. Sometimes this right applies only if a shareholder or a group of shareholders own a specified percentage of shares, with ten percent being the most common. Shareholders may lose the ability to remove directors, initiate a shareholder resolution, or respond to a beneficial offer without having to wait for the next scheduled meeting if they are unable to act at a special meeting of their own calling.

             - Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

             - Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

         SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

         Consent solicitations allow shareholders to vote on and respond to shareholder and management proposals by mail without having to act at a physical meeting. A consent card is sent by mail for shareholder approval and only requires a signature for action. Some corporate bylaws require supermajority votes for consents, while at others standard annual meeting rules apply. Shareholders may lose the ability to remove directors, initiate a shareholder resolution, or respond to a beneficial offer without having to wait for the next scheduled meeting if they are unable to act at a special meeting of their own calling.

             - Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

             - Vote FOR proposals to allow or make easier shareholder action by written consent.

         EQUAL ACCESS

         The process for electing directors can be improved since a company currently nominates for election only one candidate for each board seat, leaving shareholders with no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The current system is that of a truly limited democracy, whereby voters are not given a choice of multiple candidates for each directorship, but are only allowed to register their approval or disapproval of one candidate for each director's seat. The only way to register dissent about a given candidate is to withhold support from that nominee. Truly democratic director elections should offer a choice, thereby allowing a far healthier and more rigorous shareholder evaluation and debate about which specific nominees are best qualified. A more open and rigorous election process would give shareholders an actual choice and give them far greater say in choosing the directors most able to represent their interests.

             - Vote FOR shareholder proposals that would allow significant company shareholders equal access to management's proxy material in order to evaluate and propose voting recommendations on proxy proposals and director nominees, and in order to nominate their own candidates to the board.

         UNEQUAL VOTING RIGHTS

         Incumbent managers are able to use unequal voting rights through the creation of a separate class of shares which have superior voting rights to the common shares of regular shareholders. This separate class of shares with disproportionate voting power allows management to concentrate its power and insulate itself from the wishes of the majority of shareholders. Dual class exchange offers involve a transfer of voting rights from one group of shareholders to another group of shareholders typically through the payment of a preferential dividend. A dual class recapitalization plan also establishes two classes of common stock with unequal voting rights, but initially involves an equal distribution of preferential and inferior voting shares to current shareholders.

             - Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

             - Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional super-voting shares.

         SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO AMEND THE CHARTER OR
         BYLAWS

         Supermajority shareholder vote requirements for charter or bylaw amendments are often the result of "lock-in" votes, which are the votes required to repeal new provisions to the corporate charter. Supermajority provisions violate the principle that a simple majority of voting shares should be all that is necessary to effect change regarding a company and its corporate governance provisions. Requiring more than this may entrench managers by blocking actions that are in the best interests of shareholders.

             - Vote AGAINST management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.

             - Vote AGAINST management proposals seeking to lower supermajority shareholder vote requirements when they accompany management sponsored proposals to also change certain charter or bylaw amendments.

             - Vote FOR shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments.

         SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO APPROVE MERGERS

         Supermajority provisions violate the principle that a simple majority of voting shares should be all that is necessary to effect change regarding a company and its corporate governance provisions.

         Requiring more than this may entrench managers by blocking actions that are in the best interests of shareholders.

             - Vote AGAINST management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

             - Vote FOR shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

         REIMBURSE PROXY SOLICITATION EXPENSES

         Decisions to provide full reimbursement for dissidents waging a proxy contest are made on a CASE-BY-CASE basis.

         CAPITAL STRUCTURE

         The management of a corporation's capital structure involves a number of important issues including dividend policy, types of assets, opportunities for growth, ability to finance new projects internally, and the cost of obtaining additional capital. Many financing decisions have a significant impact on shareholder value, particularly when they involve the issuance of additional common stock, preferred stock, or debt.

         COMMON STOCK AUTHORIZATION

         State statutes and stock exchanges require shareholder approval for increases in the number of common shares. Corporations increase their supply of common stock for a variety of ordinary business purposes: raising new capital, funding stock compensation programs, business acquisitions, implementation of stock splits, or payment of stock dividends.

         PVS supports management proposals requesting shareholder approval to increase authorized common stock when management provides persuasive justification for the increase. For example, PVS will support increases in authorized common stock to fund stock splits that are in shareholders' interests. PVS will evaluate on a CASE-BY-CASE basis on proposals when the company intends to use the additional stock to implement a poison pill or other takeover defense. PVS will evaluate the amount of additional stock requested in comparison to the requests of the company's peers as well as the company's articulated reason for the increase.

             - Review on a CASE-BY-CASE basis proposals to increase the number of shares of common stock authorized for issue.

             - Vote AGAINST proposed common stock authorizations that increase the existing authorization by more than 50 percent unless a clear need for the excess shares is presented by the company.

         REVERSE STOCK SPLITS

         Reverse splits exchange multiple shares for a lesser amount to increase share price. Increasing share price is sometimes necessary to restore a company's share price to a level that will allow it to be traded on the national stock exchanges. In addition, some brokerage houses have a policy of not monitoring or investing in very low priced shares. Reverse stock splits can help maintain stock liquidity.

         We will review management proposals to implement a reverse stock split on a CASE-BY-CASE basis, taking into account whether there is a corresponding proportional decrease in authorized shares. We will generally support a reverse stock split if management provides a reasonable justification for the split and reduces authorized shares accordingly. Without a corresponding decrease, a reverse stock split is effectively an increase in authorized shares by reducing the number of shares outstanding while leaving the number of authorized shares to be issued at the pre-split level.

         BLANK CHECK PREFERRED AUTHORIZATION

         Preferred stock is an equity security which has certain features similar to debt instruments -- such as fixed dividend payments and seniority of claims to common stock -- and usually carries little to no voting rights. The terms of blank check preferred stock give the board of directors the power to issue shares of preferred stock at their discretion with voting, conversion, distribution, and other rights to be determined by the board at time of issue. Blank check preferred stock can be used for sound corporate purposes but can also be used as a device to thwart hostile takeovers without shareholder approval.

             - Vote FOR proposals to create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense or carry superior voting rights.

             - Review on a CASE-BY-CASE basis proposals that would authorize the creation of new classes of preferred stock with unspecified voting, conversion, dividend, distribution, and other rights.

             - Review on a CASE-BY-CASE basis proposals to increase the number of authorized blank check preferred shares. If the company does not have any preferred shares outstanding, we will vote AGAINST the requested increase.

             - Vote FOR shareholder proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

         ADJUST PAR VALUE OF COMMON STOCK

         Stock that has a fixed per share value that is on its certificate is called par value stock. The purpose of par value stock is to establish the maximum responsibility of a stockholder in the event that a corporation becomes insolvent. Proposals to reduce par value come from certain state level requirements for regulatory industries such as banks and other legal requirements relating to the payment of dividends.

             - Vote FOR management proposals to reduce the par value of common stock.

         PREEMPTIVE RIGHTS

         Preemptive rights permit shareholders to share proportionately in any new issues of stock of the same class. These rights guarantee existing shareholders the first opportunity to purchase shares of new issues of stock in the same class as their own and in the same proportion. The absence of these rights could cause stockholders' interest in a company to be reduced by the sale of additional shares without their knowledge and at prices unfavorable to them. Preemptive rights, however, can make it difficult for corporations to issue large blocks of stock for general corporate purposes. Both corporations and shareholders benefit when corporations are able to arrange issues without preemptive rights that do not result in a substantial transfer of control.

             - Review on a CASE-BY-CASE basis proposals to create or abolish preemptive rights. In evaluating proposals on preemptive rights, we look at the size of a company and the characteristics of its shareholder base.

         DEBT RESTRUCTURING

         We review on a CASE-BY-CASE basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan. We consider the following issues:

             - Dilution: How much will ownership interests of existing shareholders be reduced and how extreme will dilution to any future earnings be?

             - Change in Control: Will the transaction result in a change-in-control of the company?

             - Bankruptcy: How real is the threat of bankruptcy? Is bankruptcy the main factor driving the debt restructuring? Would the restructuring result in severe loss to shareholder value?

             - Possible self-dealings: Generally approve proposals that facilitate debt restructuring unless there are clear signs of self-dealing or other abuses.

         EXECUTIVE AND DIRECTOR COMPENSATION

         STOCK OPTION PLANS

         PVS supports compensating executives at a reasonable rate and believes that executive compensation should be strongly correlated to performance. PVS supports stock options as a significant component of compensation. Stock option and other forms of compensation should be performance-based with an eye toward improving shareholder value. Well-designed stock option plans align the interests of executives and shareholders by providing that executives benefit when stock prices rise as the company -- and shareholders -- prosper together. Many plans sponsored by management provide goals so easily attained that executives can realize massive rewards even though shareholder value is not necessarily created. PVS will support option plans that provide legitimately challenging performance targets that serve to truly motivate executives in the pursuit of excellent performance. Likewise, we will oppose plans that offer unreasonable benefits to executives that are not available to any other shareholders.

         PVS will consider whether the proposed plan is being offered at fair market value or at a discount; whether the plan excessively dilutes the earnings per share of the outstanding shares; and whether the plan gives management the ability to replace or reprice "underwater" options. Repricing is an amendment to a previously granted stock option contract that reduces the option exercise price. Options are "underwater" when their current price is below the current option contract price. Options can also be repriced through cancellations and re-grants. The typical new grant would have a ten-year term, new vesting restrictions, and a lower exercise price reflecting the current

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         lower market price. PVS will also consider any other features of the plan that may not be in shareholders' best interest.

         In general, we consider executive and director compensation plans on a CASE-BY-CASE basis. When evaluating executive and director compensation matters, we review the following three elements:

             - Dilution: Vote AGAINST plans in which the potential voting power dilution (VPD) of all shares outstanding exceeds 12 percent.

             - Full market value: Awards must be granted at 100 percent of fair market value on the date of grant. However, in instances when a plan is open to broad-based employee participation and excludes the five most highly compensated employees, we accept a 15 percent discount.

             - Repricing: Vote AGAINST plans if the company's policy permits repricing of "underwater" options or if the company has a history of repricing past options.

         However, in instances when repricing is put up for a shareholder vote, we will vote FOR the repricing of shares under the following four conditions:

             -   he repricing is value for value;

             - If the five most highly compensated employees are excluded from the repricing;

             -   If the plan is broad based; and

             -   If the current vesting schedule is maintained.

         STOCK OPTION EXPENSING

         The theory that stock options are beneficial to shareholders because they motivate management and align the interests of investors with those of executives is no longer held sacrosanct. The fact that companies reprice underwater options exposes the initial fallacy of this theory. A recent long-term study of stock option awards from the Indiana University School of Business found that there was no correlation whatsoever between executive stock ownership and company performance. Given their accounting treatment of not being charged as an expense against earnings, stock options have been the ultimate tax dodge for companies wishing to lavishly compensate employees.

         Misused stock options can give executives an incentive to inflate their company's earnings or make irresponsibly optimistic forecasts in order to keep stock prices high and their paychecks gargantuan. Alan Greenspan cautioned that the failure to expense stock option grants has "introduced a significant distortion in reported earnings, one that has grown with the increasing prevalence of this form of compensation." Some companies have chosen to acknowledge the distortion caused by the non-expensing of options and have committed to expense options going forward. And beginning in 2003, the SEC will no longer exclude stock option expensing proposals from the proxy ballot using the ordinary business exception rules.

             - Support shareholder resolutions calling for stock option grants to be treated as an expense for accounting and earnings calculation purposes.

         OBRA-RELATED COMPENSATION PROPOSALS

             - Vote FOR amendments that place a cap on annual grants or amend administrative features.

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             -   Vote FOR plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants that any one participant may receive in order to comply with the provisions of Section 162(m) of OBRA.

         AMENDMENTS TO ADD PERFORMANCE-BASED GOALS

         Section 162(m) of the IRS Code Section limits the deductibility of compensation in excess of $1 million to a named executive officer unless certain prescribed actions are taken including shareholder approval and the establishment of performance goals.

             - Vote FOR amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

         AMENDMENTS TO INCREASE SHARES AND RETAIN TAX DEDUCTIONS UNDER OBRA

         Amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of Section 162(m) should be evaluated on a CASE-BY-CASE basis.

         APPROVAL OF CASH OR CASH-AND-STOCK BONUS PLANS

             - Generally vote AGAINST cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of
                 Section 162(m) of OBRA if the plan provides for awards to individual participants in excess of $2 million a year.

             - Vote AGAINST plans that are deemed to be "excessive" because they are not justified by performance measures.

         PERFORMANCE BASED OPTIONS

         Stock options are intended to align the interests of management with those of shareholders. However, stock option grants without performance-based elements can excessively compensate executives for stock increases due solely to a general stock market rise, rather than improved or superior company stock performance. When option grants reach the hundreds of thousands, a relatively small increase in the share price may permit executives to reap millions of dollars without providing material benefits to shareholders.

         PVS advocates performance based options, such as premium-priced or indexed, which encourage executives to outperform rivals and the market as a whole rather than being rewarded for any rise in the share price, which can occur if there are not empirical performance measures incorporated into the structure of the options. Additionally, it should be noted that performance-accelerated vesting and premium priced options allow fixed plan accounting, whereas performance-vested and indexed options entail certain expensing requirements.

             - Generally vote FOR shareholder proposals that seek to provide for performance based options such as indexed and/or premium priced options.

         SHAREHOLDER PROPOSALS TO LIMIT EXECUTIVE AND DIRECTOR PAY

             - Generally vote FOR shareholder proposals that seek additional disclosure of executive and director pay information. Current SEC requirements only call for the disclosure of the top 5 most highly compensated executives and only if they earn more than $100,000 in salary and benefits.

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             -   Generally vote FOR shareholder proposals that seek to eliminate outside directors' retirement benefits.

             - Review on a CASE-BY-CASE basis all other shareholder proposals that seek to limit executive and director pay. This includes shareholder proposals that seek to link executive compensation to customer, employee, or stakeholder satisfaction.

         GOLDEN AND TIN PARACHUTES

         Golden parachutes are designed to protect the employees of a corporation in the event of a change-in-control. Under most golden parachute agreements, senior level management employees receive a lump sum pay-out triggered by a change-in-control at usually two to three times base salary. Increasingly, companies that have golden parachute agreements for senior level executives are extending coverage for all their employees via "tin" parachutes. The SEC requires disclosure of all golden parachute arrangements in the proxy statement, while disclosure of tin parachutes in company filings is not required at this time.

             - Vote for shareholder proposals to all have golden and tin parachute agreements submitted for shareholder ratification.

             - Generally vote against all proposals to ratify golden parachutes.

             -   Vote on tin parachutes on a case-by-case basis.

         EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)

         An Employee Stock Ownership Plan (ESOP) is an employee benefit plan that makes the employees of a company also owners of stock in that company. Recently, a large Rutgers University study of the performance of ESOPs in closely held companies found that ESOPs appear to increase overall sales, employment, and sales per employee over what would have been expected absent an ESOP. The study also found that ESOP companies are also more likely to still be in business several years later, and are more likely to have other retirement-oriented benefit plans than comparable non-ESOP companies.

             Vote FOR proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs except in cases when the number of shares allocated to the ESOP is deemed "excessive" (i.e. generally greater than five percent of outstanding shares).

         STATE OF INCORPORATION

         VOTING ON STATE TAKEOVER STATUTES

         We review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions). We generally support opting into stakeholder protection statutes if they provide comprehensive protections for employees and community stakeholders. We would be less supportive of takeover statutes that only serve to protect incumbent management from accountability to shareholders and which negatively influence shareholder value.

         OFFSHORE REINCORPORATIONS & TAX HAVENS

         For a company that seeks to reincorporate, we evaluate the merits of the move on a CASE-BY-CASE basis, taking into consideration the company's strategic rationale for the move, the potential economic ramifications, potential tax benefits, and any corporate governance changes that may

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         impact shareholders. We believe there are a number of concerns associated with a company looking to reincorporate from the United States to exotic locales such as Bermuda, the Cayman Islands or Panama. The trend of U.S. companies seeking to move offshore appears to be on the rise, and shareholders are just beginning to understand the web of complexities surrounding the legal, tax, and governance implications involved in such a transaction.

         When reviewing a proposed offshore move, we will consider the following factors:

             - Legal recourse for U.S. stockholders of the new company and the enforcement of legal judgments against the company under the U.S. securities laws;

             - The transparency (or lack thereof) of the new locale's legal system;

             - Adoption of any shareholder-unfriendly corporate law provisions;

             -   Actual, qualified tax benefits;

             -   Potential for accounting manipulations and/or discrepancies;

             -   Any pending U.S. legislation concerning offshore companies; and

             - Prospects of reputational harm and potential damage to brand name via increased media coverage concerning corporate expatriation.

         Furthermore, PVS will generally support shareholder requests calling for "expatriate" companies that are domiciled abroad yet predominantly owned and operated in America to re-domesticate back to a U.S. state jurisdiction.

         CORPORATE RESPONSIBILITY & ACCOUNTABILITY
         SOCIAL, ENVIRONMENTAL AND SUSTAINABILITY ISSUES

         In general, we support social, workforce, and environmental shareholder-sponsored resolutions if they seek to create responsible corporate citizens while at the same time attempting to enhance long-term shareholder value. In most cases, we will support proposals that ask for disclosure reporting of additional information that is not available outside the company and that is not proprietary in nature. Such reporting is particularly most vital when it appears that a company has not adequately addressed shareholder concerns regarding social, workplace, environmental and/or other issues.

             In determining our vote on social, workplace, environmental, and other related proposals, we specifically analyze the following factors:

             - Whether adoption of the proposal would have either a positive or negative impact on the company's short-term or long-term share value;

             -   Percentage of sales, assets, and earnings affected;

             - Degree to which the company's stated position on the issues could affect its reputation or sales, or leave it vulnerable to boycott or selective purchasing;

             - Whether the issues presented should be dealt with through government or company-specific action;

             - Whether the company has already responded in some appropriate manner to the request embodied in a proposal;

             - Whether the company's analysis and voting recommendation to shareholders is persuasive;

             -   What its industry peers have done in response to the issue;

             -   Whether the proposal itself is well framed and reasonable;

             - Whether implementation of the proposal would achieve the objectives sought in the proposal; and

             - Whether the subject of the proposal is best left to the discretion of the board.

         In general, we support proposals that request the company to furnish information helpful to shareholders in evaluating the company's operations. In order to be able to intelligently monitor their investments, shareholders often need information best provided by the company in which they have invested. Requests to report such information merits support.

         We will evaluate proposals requesting the company to cease taking certain actions that the proponent believes is harmful to society or some segment of society with special attention to the company's legal and ethical obligations, its ability to remain profitable, and potential negative publicity if the company fails to honor the request.

         SPECIAL POLICY REVIEW AND SHAREHOLDER ADVISORY COMMITTEES

         These resolutions propose the establishment of special committees of the board to address broad corporate policy and provide forums for ongoing dialogue on issues including, but not limited to: shareholder relations, the environment, occupational health and safety, and executive compensation.

             - Support these proposals when they appear to offer a potentially effective method for enhancing shareholder value.

         MILITARY SALES

         Shareholder proposals from church groups ask companies for detailed reports on foreign military sales. These proposals often can be created at reasonable cost to the company and contain no proprietary data. Large companies can supply this information without undue burden and provide shareholders with information affecting corporate performance and decision making.

             - Generally support reports on foreign military sales and economic conversion of facilities.

             - Generally vote AGAINST proposals asking a company to develop specific military contracting criteria.

         POLITICAL CONTRIBUTIONS REPORTING

         We believe employees should not be put in position where professional standing and goodwill within the corporation could be jeopardized as a result of political beliefs. Responsible employment practices should protect workers from an environment characterized by political indoctrination or intimidation. Corporations should not devote resources to partisan political activities, nor should they compel their employees to contribute to or support particular causes. Moreover, we believe it is wise for a corporation to maintain a politically neutral stance as to avoid potentially embarrassing conflicts of interests that could negatively impact the company's brand name with consumers. Shareholders have the right to know about corporate political activities, and management's knowledge that such information can be made publicly available should encourage a company's lawful and responsible use of political contributions.

             -   Support proposals affirming political non-partisanship.

             -   Support reporting of political and political action committee
                 (PAC) contributions.

             - Support establishment of corporate political contributions guidelines and reporting provisions.

         EQUAL EMPLOYMENT OPPORTUNITY AND OTHER WORK PLACE PRACTICE REPORTING ISSUES

         These proposals generally request that a company establish a policy of reporting to shareholders its progress with equal opportunity and affirmative action programs. The costs of violating federal laws that prohibit discrimination by corporations are high and can affect corporate earnings.

         The Equal Opportunities Employment Commission (EEOC) does not release the company's filings to the public unless it is involved in litigation, and it is difficult to obtain from other sources. Companies need to be very sensitive to minority employment issues as the new evolving work force becomes increasingly diverse. This information can be provided with little cost to the company and does not create an unreasonable burden on management.

             - Vote FOR proposals calling for action on equal employment opportunity and anti-discrimination.

             - Vote FOR legal and regulatory compliance and public reporting related to non-discrimination, affirmative action, workplace health and safety, environmental issues, and labor policies and practices that affect long-term corporate performance.

             -   Vote FOR non-discrimination in salary, wages, and all benefits.

         HIGH-PERFORMANCE WORKPLACE

         High-performance workplace practices emphasize employee training, participation, and feedback. The concept of a high-performance workplace has been endorsed by the U.S. Department of Labor and refers to a workplace that is designed to provide workers with the information, skills, incentives, and responsibility to make decisions essential for innovation, quality improvement and rapid response to changes in the marketplace. These standards embrace a "what's good for the worker is good for the company" philosophy. Studies have shown that improvement in human resources practices is associated with increases in total return to shareholders. High-performance workplace standards proposals can include linking compensation to social measures such as employee training, morale and safety, environmental performance and workplace lawsuits.

             - Generally support proposals that incorporate high-performance workplace standards.

         NON-DISCRIMINATION IN RETIREMENT BENEFITS

         A cash balance plan is a defined benefit plan that treats an earned retirement benefit as if it were a credit from a defined contribution plan, but which provides a stated benefit at the end of its term. Because employer contributions to these plans are credited evenly over the life of a plan and not based on a seniority formula, they may reduce payouts to long term employees who are currently vested in plans.

         Cash-balance pension conversions are undergoing congressional and federal agency scrutiny in the wake of high-profile EEOC complaints on age discrimination and employee anger at companies like IBM. While significant policy reform is unlikely in the short-term, business interests are worried enough that the National Association of Manufacturers and other pro-business lobbies are forming a coalition on Capitol Hill to preserve the essential features of the plans and to overturn a recent IRS ruling.

         Driving the push behind conversions from traditional pension plans to cash-balance plans are the substantial savings that companies generate in the process. Critics point out that this savings is gained at the expense of the most senior employees. Resolutions call on corporate boards to establish a committee of outside directors to prepare a report to shareholders on the potential impact of pension-related proposals now being considered by national policymakers in reaction to the controversy spawned by the plans.

             -   Support non-discrimination in retirement benefits.

         FAIR LENDING

         These resolutions call for financial institutions to comply with fair lending laws and statutes while avoiding predatory practices in their subprime lending. These predatory practices include: lending to borrowers with inadequate income, who will then default; not reporting on payment performances of borrowers to credit agencies; implying that credit life insurance is necessary to obtain the loan (packing); unnecessarily high fees; refinancing with high additional fees rather than working out a loan that is in arrears (flipping); and high pre-payment fees.

             -   Support compliance with fair-lending laws.

             -   Support reporting on overall lending policies and data.

         CERES PRINCIPLES

         These resolutions call for the adoption of principles that encourage the company to protect the environment and the safety and health of its employees.

         The CERES Principles, formulated by the Coalition of Environmentally Responsible Economies, require signing companies to address environmental issues, including protection of the biosphere, sustainable use of natural resources, reduction and disposal of wastes, energy conservation, and employee and community risk reduction. A signee to the CERES Principles would disclose its efforts in such areas through a standardized report submitted to CERES and made available to the public.

         Evidence suggests that environmentally conscious companies may realize long-term savings by implementing programs to pollute less and conserve resources. In addition, environmentally responsible companies stand to benefit from good public relations and new marketing opportunities. Moreover, the reports that are required of signing companies provide shareholders with more information concerning topics they may deem relevant to their company's financial well being.

         Many companies have voluntarily adopted these principles. PVS supports proposals that improve a company's public image, reduce exposure to liabilities, and establish standards so that environmentally responsible companies and markets are not at a competitive financial disadvantage.

             -   Vote FOR the adoption of the CERES Principles.

             - Vote FOR adoption of reports to shareholders on environmental issues.

         MACBRIDE PRINCIPLES

         These resolutions call for the adoption of the MacBride Principles for operations located in Northern Ireland. They request companies operating abroad to support the equal employment opportunity policies that apply in facilities they operate domestically. The principles were established to address the sectarian hiring problems between Protestants and Catholics in Northern Ireland. It is well documented that Northern Ireland's Catholic community faces much higher unemployment figures than the Protestant community. In response to this problem, the U.K. government instituted the New Fair Employment Act of 1989 (and subsequent amendments) to address the sectarian hiring problems.

         Many companies believe that the Act adequately addresses the problems and that further action, including adoption of the MacBride Principles, only duplicates the efforts already underway. In evaluating a proposal to adopt the MacBride Principles, shareholders must decide whether the principles will cause companies to divest, and therefore worsen the unemployment problem, or whether the principles will promote equal hiring practices. Proponents believe that the Fair Employment Act does not sufficiently address the sectarian hiring problems. They argue that the MacBride Principles will stabilize the situation and promote further investment.

             - Support the MacBride Principles for operations in Northern Ireland that request companies to abide by equal employment opportunity policies.

         CONTRACT SUPPLIER STANDARDS

         These resolutions call for compliance with governmental mandates and corporate policies regarding nondiscrimination, affirmative action, work place safety and health, and other basic labor protections. PVS will generally support proposals that:

             - Seek publication of a "Worker Code of Conduct" to the company's foreign suppliers and licensees, requiring they satisfy all applicable labor standards and laws protecting employees' wages, benefits, working conditions, freedom of association, right to collectively bargain, and other rights.

             - Request a report summarizing the company's current practices for enforcement of its Worker Code of Conduct.

             - Establishes independent monitoring programs in conjunction with local and respected religious and human rights groups to monitor supplier and licensee compliance with the Worker Code of Conduct.

             - Create incentives to encourage suppliers to raise standards rather than terminate contracts.

             - Implement policies for ongoing wage adjustments, ensuring adequate purchasing power and a sustainable living wage for employees of foreign suppliers and licensees.

             - Request public disclosure of contract supplier reviews on a regular basis.

             - Adopt labor standards for foreign and domestic suppliers to ensure that the company will not do business with foreign suppliers that manufacture products for sale in the U.S. using forced or child labor, or that fail to comply with applicable laws protecting employees' wages and working conditions.

         CORPORATE CONDUCT, HUMAN RIGHTS, AND LABOR CODES

         PVS generally supports proposals that call for the adoption and/or enforcement of clear principles or codes of conduct relating to countries in which there are systematic violations of human rights. These conditions include the use of slave, child, or prison labor, undemocratically elected governments, widespread reports by human rights advocates, fervent pro-democracy protests, or economic sanctions and boycotts.

         Many proposals refer to the seven core conventions, commonly referred to as the "Declaration on Fundamental Principles and Rights At Work," ratified by the International Labor Organization (ILO). The seven conventions fall under four broad categories: i) right to organize and bargain collectively; ii) non-discrimination in employment; iii) abolition of forced labor; and iv) end of child labor. Each of the 180 member nations of the ILO body are bound to respect and promote these rights to the best of their abilities.

             - Support the principles and codes of conduct relating to company investment and/or operations in countries with patterns of human rights abuses or pertaining to geographic regions experiencing political turmoil (Northern Ireland, Columbia, Burma, former Soviet Union, and China).

             - Support the implementation and reporting on ILO codes of conduct.

             - Support independent monitoring programs in conjunction with local and respected religious and human rights groups to monitor supplier and licensee compliance with Codes.

         INTERNATIONAL FINANCIAL RELATED

         The rise of globalization has put increasing importance on the need for US companies to periodically monitor their business operations abroad. As a means to preserve brand integrity and protect against potentially costly litigation and negative public relations, PVS generally supports shareholder proposals which call for a report on the company's core business policies and procedures of its operations outside the United States. Many of the resolutions which address a company's international policies can include: impact of Foreign Direct Investment (FDI) in emerging market economies; corporate safeguards against money laundering; economic de-stabilization concerns; relationships with international financial institutions (IFIs); and product sales/marketing abroad (i.e., tobacco, pharmaceutical drug pricing).

             - Generally support proposals asking for policy clarification and reporting on foreign-related matters that can materially impact the company's short and long-term bottom-line.

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         APPENDIX G

         WADDELL & REED
         PROXY VOTING POLICY SUMMARY

                               PROXY VOTING POLICY

The Fund has delegated all proxy voting responsibilities to WRIMCO. WRIMCO has established guidelines that reflect what it believes are desirable principles of corporate governance.

Listed below are several reoccurring issues and WRIMCO's corresponding positions.

BOARD OF DIRECTORS ISSUES:

WRIMCO generally supports proposals requiring that a majority of the board of directors consist of outside, or independent, directors.

WRIMCO generally votes against proposals to limit or eliminate liability for monetary damages for violating the duty of care.

WRIMCO generally votes against indemnification proposals that would expand coverage to more serious acts such as negligence, willful or intentional misconduct, derivation of improper personal benefit, absence of good faith, reckless disregard for duty, and unexcused pattern of inattention. The success of a corporation in attracting and retaining qualified directors and officers, in the best interest of shareholders, is partially dependent on its ability to provide some satisfactory level of protection from personal financial risk. WRIMCO will support such protection so long as it does not exceed reasonable standards.

WRIMCO generally votes against proposals requiring the provision for cumulative voting in the election of directors as cumulative voting may allow a minority group of shareholders to cause the election of one or more directors.

CORPORATE GOVERNANCE ISSUES:

WRIMCO generally supports proposals to ratify the appointment of independent accountants/auditors unless reasons exist which cause it to vote against the appointment.

WRIMCO generally votes against proposals to restrict or prohibit the right of shareholders to call special meetings.

WRIMCO generally votes against proposals which include a provision to require a supermajority vote to amend any charter or bylaw provision, or to approve mergers or other significant business combinations.

WRIMCO generally votes for proposals to authorize an increase in the number of authorized shares of common stock.

WRIMCO generally votes against proposals for the adoption of a Shareholder Rights Plan (sometimes referred to as "Purchase Rights Plan"). It believes that anti-takeover proposals are generally not in the best interest of shareholders. Such a Plan gives the board of directors virtual veto power over acquisition offers which may well offer material benefits to shareholders.

EXECUTIVE/EMPLOYEE ISSUES:

WRIMCO will generally vote for proposals to establish an Employee Stock Ownership Plan (ESOP) as long as the size of the ESOP is reasonably limited.

POLITICAL ACTIVITY:

WRIMCO will generally vote against proposals relating to corporate political activity or contributions, or requiring the publication of reports on political activity or contributions made by political action committees (PACs) sponsored or supported by the corporation. PAC contributions are generally made with funds contributed voluntarily by employees, and provide positive individual participation in the political process of a democratic society. In addition, Federal and most state laws require full disclosure of political contributions made by PACs.

This is public information and available to all interested parties. Requiring reports in newspaper publications results in added expense without commensurate benefit to shareholders.

CONFLICTS OF INTEREST BETWEEN WRIMCO AND THE FUND:

WRIMCO will use the following three-step process to address conflicts of interest: (1) WRIMCO will attempt to identify any potential conflicts of interest; (2) WRIMCO will then determine if the conflict as identified is material; and (3) WRIMCO will follow the procedures established below to ensure that its proxy voting decisions are based on the best interests of the Fund and are not the product of a material conflict.

I. IDENTIFYING CONFLICTS OF INTEREST: WRIMCO will evaluate the nature of its relationships to assess which, if any, might place its interests, as well as those of its affiliates, in conflict with those of the Fund's shareholders on a proxy voting matter. WRIMCO will review any potential conflicts that involve the following four general categories to determine if there is a conflict and if so, if the conflict is material:

    o BUSINESS RELATIONSHIPS - WRIMCO will review any situation for a material conflict where WRIMCO provides investment advisory services for a company or an employee group, manages pension assets, administers employee benefit plans, leases office space from a company, or provides brokerage, underwriting, insurance, banking or consulting services to a company or if it is determined that WRIMCO (or an affiliate) otherwise has a similar significant relationship with a third party such that the third party might have an incentive to encourage WRIMCO to vote in favor of management.

    o PERSONAL RELATIONSHIPS - WRIMCO will review any situation where it (or an affiliate) has a personal relationship with other proponents of proxy proposals, participants in proxy contests, corporate directors, or candidates for directorships to determine if a material conflict exists.

    o FAMILIAL RELATIONSHIPS - WRIMCO will review any situation where it (or an affiliate) has a known familial relationship relating to a company (for example, a spouse or other relative who serves as a director of a public company or is employed by the company) to determine if a material conflict exists.

WRIMCO will designate an individual or committee to review and identify proxies for potential conflicts of interest on an ongoing basis.

II. "MATERIAL CONFLICTS": WRIMCO will review each relationship identified as having a potential conflict based on the individual facts and circumstances. For purposes of this review, WRIMCO will attempt to detect those relationships deemed material based on the reasonable likelihood that they would be viewed as important by the average shareholder.

III. PROCEDURES TO ADDRESS MATERIAL CONFLICTS: WRIMCO will use the following techniques to vote proxies that have been determined to present a "Material Conflict."

    o USE A PROXY VOTING SERVICE FOR SPECIFIC PROPOSALS - As a primary means of voting material conflicts, WRIMCO will vote in accordance with the recommendation of an independent proxy voting service (Institutional Shareholder Services (ISS) or another independent third party if a recommendation from ISS is unavailable).

    o CLIENT DIRECTED - If the Material Conflict arises from WRIMCO's management of a third party account and the client provides voting instructions on a particular vote, WRIMCO will vote according to the directions provided by the client.

    o USE A PREDETERMINED VOTING POLICY - If no directives are provided by either ISS or the client, WRIMCO may vote material conflicts pursuant to the pre-determined Proxy Voting Policies, established herein, should such subject matter fall sufficiently within the identified subject matter. If the issue involves a material conflict and WRIMCO chooses to use a predetermined voting policy, WRIMCO will not be permitted to vary from the established voting policies established herein.

    o SEEK BOARD GUIDANCE - If the Material Conflict does not fall within one of the situations referenced above, WRIMCO may seek guidance from the Board on matters involving a conflict. Under this method, WRIMCO will disclose the nature of the conflict to the Board and obtain the Board's consent or direction to vote the proxies. WRIMCO may use the Board guidance to vote proxies for its non-mutual fund clients.

                                     PART C

Item 23. Exhibits

(a) (1) Declaration of Trust of the Registrant. (1)

(a)(2) Form of Amendment to Declaration of Trust and Establishment and Designation of Additional Shares regarding: (i) name change of HSBC Investor Limited Maturity Portfolio and HSBC Investor Fixed Income Portfolio; and (ii) establishment of HSBC Investor Short Duration Fixed Income Portfolio. (15)

(b) By-Laws of the Registrant.(1)

(c) Not applicable.

(d)(1) Amended and Restated Master Investment Advisory Contract between HSBC Investor Portfolios and HSBC Investments (USA) Inc. (15)

(d)(2) Investment Advisory Contract Supplement between HSBC Investor Portfolios and HSBC Investments (USA) Inc. (5)

(d)(3) Investment Advisory Contract Supplement regarding HSBC Investor Intermediate Duration Portfolio (f/k/a HSBC Investor Limited Maturity Portfolio). (7)

(d)(4) Investment Advisory Contract Supplement regarding HSBC Investor Core Plus Portfolio (f/k/a HSBC Investor Fixed Income Portfolio). (7)

(d)(5) Investment Advisory Contract Supplement regarding HSBC Investor International Equity Portfolio. (7)

(d)(6) Form of Investment Advisory Contract Supplement regarding HSBC Investor Opportunity Portfolio (f/k/a Small Cap Equity Portfolio). (7)

(d)(7) Investment Advisory Contract Supplement regarding HSBC Investor High Yield Fixed Income Portfolio. (14)

(d)(8) Investment Advisory Contract Supplements regarding HSBC Investor Short Duration Fixed Income Portfolio and HSBC Investor Core Fixed Income Portfolio.
(13)

(d)(9) Subadvisory Agreement between Westfield Capital Management, LLC, Inc. and HSBC Investments (USA) Inc. with respect to HSBC Investor Opportunity Portfolio (f/k/a Small Cap Equity Portfolio). (8)

(d)(10) Subadvisory Agreement between Waddell & Reed Investment Management Company and HSBC Investments (USA) Inc. regarding HSBC Investor Growth Portfolio. (9)

(d)(11) Subadvisory Agreement between NWQ Investment Management Co., LLC and HSBC Investments (USA) Inc. regarding HSBC Investor Value Portfolio. (filed herwith)

(d)(12) Subadvisory Agreement between The Bernstein Unit of Alliance Capital Management, L.P., and HSBC Investments (USA) Inc. regarding the HSBC Investor Equity Portfolio. (9)

(d)(13) Subadvisory Agreement between HSBC Investments (USA) and Halbis Capital Management (USA) Inc. regarding the HSBC Investor Intermediate Duration Portfolio, HSBC Investor Core Plus Fixed Income Portfolio, HSBC Investor High Yield Fixed Income Portfolio, HSBC Investor Short Duration Portfolio and HSBC Investor Core Fixed Income Portfolio (collectively, the "Global Fixed Income Portfolios"). (16)

(e) Not Applicable.

(f) Not Applicable.

(g)(1) Custodian Agreement between HSBC Investor Portfolios and The Northern Trust Company on behalf of the HSBC Investor Portfolio Funds. (16)

(h)(1) Exclusive Placement Agent Agreement between HSBC Investor Portfolios and Citi Fund Services (Ireland) Limited ("Citi (Ireland)") (f/k/a BISYS Fund Services (Ireland) Limited). (4)

(h)(2) First Amended and Restated Master Services Agreement dated July 1, 2005 among Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) and HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust. (14)

(h)(2)(i) Amendment to the First Amended and Restated Master Services Agreement dated December 12, 2005. (filed herewith)

(h)(2)(ii) Amendment to the First Amended and Restated Master Services Agreement dated June 4, 2007. (filed herwith)

(h)(3) Administration Services Agreement between HSBC Investor Portfolio and HSBC Investments (USA) Inc. (14)

(h)(3)(i) Amendment to Administration Services Agreement dated June 4, 2007 between HSBC Investor Portfolios and HSBC Investments (USA) Inc. (filed herewith)

(h)(4) Sub-Administration Services Agreement between HSBC Investments (USA) Inc. and Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) (14)

(h)(4)(i) Amendment to Sub-Administration Services Agreement dated December 12, 2005. (filed herewith)

(h)(4)(ii) Amendment to Sub-Administration Services Agreement dated June 4, 2007. (filed herewith)

(h)(5) Omnibus Fee Agreement between Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.), Citi Fund Services (Cayman) Limited (f/k/a BISYS Fund Services (Cayman) Limited) and HSBC Investor Portfolios. (12)

(h)(5)(i) Amendment to Omnibus Fee Agreement between Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.), Citi Fund Services (Cayman) Limited (f/k/a BISYS Fund Services (Cayman) Limited) and HSBC Investor Portfolios. (13)

(h)(6) Compliance Services Agreement dated June 22, 2004 between Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) and HSBC Investor Portfolios. (13)

(h)(6)(i) Amendment to Compliance Services Agreement dated December 12, 2005 between Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) and HSBC Investor Portfolios. (13)

(h)(7) Form N-Q Services Agreement dated July 1, 2005 among Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.), HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust and HSBC Investments (USA) Inc.
(14)

(i) Not Applicable.

(j) Consent of KPMG LLP. (filed herewith)

(k) Not Applicable.

(l)(1) Initial investor representation letter regarding International Equity Portfolio.(2)

(l)(2) Initial investor representation letter regarding Fixed Income Portfolio.
(2)

(m) Not Applicable.

(n) Not Applicable.

(o) Reserved.

(p)(1) Amended Code of Ethics for HSBC Investments (USA) Inc. (14)

(p)(2) Amended Code of Ethics for Westfield Capital Management, LLC. (14)

(p)(3) Amended Code of Ethics for Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) and Citi Fund Services Limited Partnership (f/k/a BISYS Fund Services Limited Partnership). (14)

(p)(4) Amended Code of Ethics for Waddell & Reed Investment Management Company.
(14)

(p)(5) Amended Code of Ethics for NWQ Investment Management Co., LLC. (14)

(p)(6) Amended Code of AllianceBernstein Investment Research and Management.
(14)

(p)(7) Code of Ethics for Halbis Capital Management (USA) Inc. (filed herewith)

----------
(1) Incorporated herein by reference from amendment No. 1 to the Registrant's registration statement (the "Registration Statement") on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the "SEC") on February 26, 1996.

(2) Incorporated herein by reference from the Registration Statement as filed with the SEC on December 21, 1994.

(3) Incorporated herein by reference from amendment no. 2 to the Registration Statement as filed with the SEC on July 1, 1996.

(4) Incorporated herein by reference from amendment no. 3 to the Registration Statement as filed with the SEC on February 28, 1997.

(5) Incorporated herein by reference from amendment no. 5 to the Registration Statement as filed with the SEC on December 18, 2000.

(6) Incorporated herein by reference from amendment no. 6 to the Registration Statement as filed with the SEC on February 28, 2001.

(7) Incorporated herein by reference from amendment no. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(8) Incorporated herein by reference from amendment no. 8 to the Registration Statement as filed with the SEC on February 28, 2003.

(9) Incorporated herein by reference from amendment no. 9 to the Registration Statement as filed with the SEC on March 1, 2004.

(10) Incorporated herein by reference from amendment no. 10 to the Registration Statement as filed with the SEC on February 25, 2005.

(11) Incorporated herein by reference from amendment no. 12 to the Registration Statement as filed with the SEC on August 29, 2005.

(12) Incorporated herein by reference from post-effective amendment no. 90 to the Registration Statement as filed with the SEC on December 30, 2004 for the HSBC Investor Funds.

(13) Incorporated herein by reference from post-effective amendment no. 94 to the Registration Statement as filed with the SEC on December 14, 2005 for the HSBC Investor Funds.

(14) Incorporated herein by reference from post-effective amendment no. 95 to the Registration Statement as filed with the SEC on February 28, 2006 for the HSBC Investor Funds.

(15) Incorporated herein by reference from amendment No. [13] to the Registration Statement as filed with the SEDC on February 28, 2006.

(16) Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007 for the HSBC Investor Funds.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 25. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant's Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the "1940 Act") and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Investments (USA) Inc. 452 Fifth Avenue, New York, New York 10018, serves as investment adviser and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management. LLC ("Westfield") together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-34350) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of NWQ Investment Management Co., LLC ("NWQ"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of NWQ in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-61379) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Waddell & Reed Investment Management Company ("Waddell & Reed"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Waddell & Reed in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-40372) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of AllianceBernstein Investment Research and Management ("AllianceBernstein"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of AllianceBernstein in the last two years, is included in its application for registration as an investment advisor on Form ADV (File No. 801-57937) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Halbis Capital Management (USA) Inc. ("Halbis"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Halbis in the last two years, is included in its application for registration as an investment advisor on Form ADV (File No.801-64301) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Investments
(USA) Inc., 452 Fifth Avenue, New York, New York 10018; Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) 3435 Stelzer Road, Columbus, Ohio 43219-3035; AllianceBernstein Investment Research and Management, 1345 Avenue of the Americas, New York, New York 10105; Westfield Capital Management LLC, 21 Fellow Street, Boston, MA 02119; Waddell & Reed Investment Management Company, 6300 Lamar Ave, Overland Park, KS 66202; NWQ Investment Management Company, LLC, 2049 Century Park East, 4th Floor, Los Angeles, CA 90067; Halbis Capital Management (USA) Inc. 452 Fifth Avenue, New York, New York 10018.

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Investor Portfolios has duly caused this amendment to its registration statement on Form N-lA to be signed on its behalf by the undersigned, thereto duly authorized on the 28th day of February, 2008.

HSBC INVESTOR PORTFOLIOS


/s/ Richard Fabietti                            /s/ Troy Sheets
------------------------------                  -------------------------------
Richard Fabietti                                Troy Sheets
President                                       Treasurer


                              *                                                *
------------------------------                  -------------------------------
Alan S. Parsow                                  Larry M. Robbins
Trustee                                         Trustee


                              *                                                *
------------------------------                  -------------------------------
Michael Seely                                   Richard A. Brealey
Trustee                                         Trustee


                              *                                                *
------------------------------                  -------------------------------
Stephen Baker                                   Thomas F. Robards
Trustee                                         Trustee


/s/ David J. Harris
------------------------------
*David J. Harris, as attorney-in-fact pursuant to a powers of attorney incorporated herein by reference to Post-Effective Amendment No. 96 of the HSBC Investor Portfolios Registration Statement filed on May 30, 2006 (SEC Accession
Number: 0000950117-02-002455).

                                  EXHIBIT LIST

(d)(11) Subadvisory Agreement between NWQ Investment Management Co., LLC and HSBC Investments (USA) Inc. regarding HSBC Investor Value Portfolio

(h)(2)(i) Amendment to the First Amended and Restated Master Services Agreement dated December 12, 2005.

(h)(2)(ii) Amendment to the First Amended and Restated Master Services Agreement dated June 4, 2007.

(h)(3)(i) Amendment to Administration Services Agreement dated June 4, 2007 between HSBC Investors Portfolios and HSBC Investments (USA) Inc.

(h)(4)(i) Amendment to Sub-Administration Services Agreement dated December 12, 2005.

(h)(4)(ii)  Amendment to Sub-Administration Services Agreement dated June 4,
            2007.

(j)         Consent of KPMG LLP

(p)(7)      Code of Ethics for Halbis Capital Management (USA) Inc.